As filed with the Securities and Exchange Commission on February 27, 2026.

Registration Statement No. 333-290679

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wealth Management System Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

71 Ayer Rajah Crescent #03-25

Singapore 139951

+1(570)774-5464

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+212 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Sanny Choi, Esq. Zoe Qiu, Esq. CFN Lawyers LLC 418 Broadway #4607 Albany, NY 12207 Tel: (646) 386 8128	Ross D. Carmel, Esq. Joy Zheng, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 Tel: (212) 930-9700

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2026

3,750,000 Class A Ordinary Shares

and

1,250,000 Class A Ordinary Shares by the Selling Shareholders

Wealth Management System Inc.

This is an initial public offering (“Offering”) of 3,750,000 Class A ordinary shares no par value per share (“Class A Ordinary Shares”) of Wealth Management System Inc. (“WMSI” or the “Company”). Prior to this Offering, there has been no public market for our Class A Ordinary Shares. We expect the initial public offering price will be between US$4.00 to US$5.00 per Class A Ordinary Share. The Selling Shareholders will sell the Ordinary Shares held by them at a fixed price equal to the initial public offering price in this offering. We are offering 3,750,000 Class A Ordinary Shares of our Company, on a firm commitment basis, representing 21.10% of the issued Ordinary Shares following completion of the Offering of our Company. The Selling Shareholders are offering an aggregate of 1,250,000 Class A Ordinary Shares, also on firm commitment basis, representing approximately 7.03% of the issued Ordinary Shares following completion of the Offering, to the underwriters pursuant to this prospectus. Immediately following the closing of this Offering, approximately 28.13% of the Ordinary Shares will be publicly held by investors participating in this offering, assuming the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares. We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on The Nasdaq Capital Market under the symbol “GIVE.” This Offering is contingent upon us listing our Class A Ordinary Shares on The Nasdaq Capital Market. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, this Offering cannot be completed.

Our issued shares are a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Holders of Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share will be entitled to one (1) vote on all matters subject to a vote at general meetings of the Company, and each Class B Ordinary Share will be entitled to twenty (20) votes. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. For more detailed description of risks related to the dual-class structure, see “Risk Factors - Risks Related to our Class A Ordinary Shares and this Offering - Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.”

Upon the completion of this Offering, we will be a “controlled company” as defined under corporate governance rules of The Nasdaq Stock Market, LLC (“Nasdaq”), because our Controlling Shareholder, Dr. Clemen Chiang will beneficially own approximately 45.02% of our then-issued and outstanding shares, including 1,600,000 Class B Ordinary Shares (as defined herein) each with twenty (20) votes, and 6,400,000 Class A Ordinary Shares, and will be able to exercise approximately 79.71% of the total voting power of our issued and outstanding Shares (as defined herein) immediately after the consummation of this Offering, assuming the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares. Our Controlling Shareholder will have the ability to control matters requiring shareholder approval, including the election of directors, amendments of organizational documents and approvals of major corporate transactions. For further information, see “Principal and Selling Shareholders.” For more detailed description of risks related to being a “controlled company,” see “Risk Factors - Risks Related to our Class A Ordinary Shares and this Offering - As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Investing in the Shares is highly speculative and involves a high degree of risk. Before buying any Class A Ordinary Shares, you should carefully read the discussion of material risks of investing in the Shares in “Risk Factors” beginning on page 9 of this prospectus.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implication of Being a Foreign Private Issuer” and “Implication of Being an Emerging Growth Company” beginning on page 6 of this prospectus for more information.

We are a holding company that is incorporated in the British Virgin Islands. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiary in Singapore. The Class A Ordinary Shares offered in this Offering are shares of the holding company that is incorporated in the British Virgin Islands. Investors of our Class A Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiary.

No regulatory approval in the BVI is required for WMSI to transfer cash to its subsidiary: subject to due corporate authorization in accordance with its Second Amended and Restated Memorandum and Articles (as defined below) and compliance with the BVI Business Companies Act 2004 (as amended), there is no prohibition under the laws of the BVI and its Second Amended and Restated Memorandum and Articles preventing WMSI to provide funding to its direct subsidiary through shareholder’s loans or equity contributions. WMSI is not prohibited under the laws of the BVI to provide funding to the Operating Subsidiary subject to compliance with the BVI Business Companies Act 2004 (as amended) and our Second Amended and Restated Memorandum and Articles. As a holding company, WMSI may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the Singapore Companies Act, a Singapore company may only make a distribution out of profits available for distribution. If any of WMSI’s subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to WMSI. During the fiscal years ended March 31, 2025 and 2024 and the six months ended September 30, 2025, WMSI did not declare or pay any dividends and there was no transfer of assets among WMSI and its subsidiaries. We do not have any current intentions to distribute further earnings. If we decide to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from the Operating Subsidiary by way of dividend payments. See “Dividend Policy,” “Risk Factors – Risks Related to our Class A Ordinary Shares and this Offering - We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 19, and “Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

Upon the completion of this Offering, 3,750,000 Class A Ordinary Shares will be issued and outstanding (assuming that the Underwriters do not exercise any portion of their over-allotment option). WMSI will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this Offering under this prospectus, the Controlling Shareholder, Dr. Clemen Chiang, will own 6,400,000 issued and outstanding Class A Ordinary Shares and 1,600,000 issued and outstanding Class B Ordinary Shares, representing approximately 79.71% of the total voting power.

Neither the Securities and Exchange Commission (as defined below) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share		Total(2)
IPO price	US$	4.50	US$	22,500,000	(3)
Underwriting discounts and commissions	US$	0.315	US$	1,575,000
Proceeds, before expenses, to the Company	US$	4.185	US$	15,693,750
Proceeds, before expenses, to the Selling Shareholders	US$	4.185	US$	5,231,250

(1)	Represents underwriting discounts equal to seven percent (7)% per Class A Ordinary Share.
(2)	Assumes that the underwriters do not exercise any portion of their over-allotment option.
(3)	Includes $16,875,000 gross proceeds from the sale of 3,750,000 Class A Ordinary Shares offered by us and $5,625,000 in gross proceeds from the sale of 1,250,000 Class A Ordinary Shares offered by the Selling Shareholders.

We expect our total cash expenses for this Offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately US$1.3 million exclusive of the above discounts. See “Underwriting.”

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares. We have granted the underwriters an option for a period of forty-five (45) days after the closing date of this Offering (the “Closing Date”) to purchase up to 562,500 additional Class A Ordinary Shares from us at the IPO price (or 15% of the Class A Ordinary Shares sold in this offering), less underwriting discounts to cover over-allotments, if any. If the underwriters exercise the over-allotment option in full, assuming the public offering price per Class A Ordinary Share is US$4.50 (the midpoint of the estimated price range set forth on the cover page of this prospectus), the total underwriting discounts payable will be US$1.36 million and the total proceeds to us, before expenses, will be US$18.05 million.

We expect our total cash expenses for this offering to be approximately US$1.3 million, including cash expenses payable to the Underwriters for their reasonable out-of-pocket expenses, exclusive of the above discounts.

If we complete this offering, net proceeds will be delivered to us and the Selling Shareholders on the Closing Date.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about [●], 2026.

BLUE DIAMOND SECURITIES OF AMERICA LLC

The date of this prospectus is [●], 2026.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A Ordinary Shares.

For investors outside the United States: Neither we, the Selling Shareholders nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

WMSI is a company limited by shares incorporated under the laws of the British Virgin Islands and a majority of our issued and outstanding Class A Ordinary Shares are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including,           2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade the Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Amended and Restated Memorandum and Articles” refers to the amended and restated memorandum of association and amended and restated articles of association of our Company filed with the Registry of Corporate Affairs in the BVI on July 10, 2025;

●	“BVI” refers to the British Virgin Islands;

●	“BVI Act” or “BCA” refers to the BVI Business Companies Act 2004, as amended, supplemented or otherwise modified from time to time;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of no par value of WMSI;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of no par value of WMSI;

●	“Company,” “we,” “us,” and “WMSI” refers to Wealth Management System Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands on May 2, 2025, that will issue the Class A Ordinary Shares being offered, and in the context of describing its operation and business, its subsidiaries;

●	“Controlling Shareholder” or “Dr. Clemen Chiang” refers to Dr. Clemen Chiang Wen Yuan, who beneficially owns an aggregate of 8,000,000 Ordinary Shares including 6,400,000 Class A Ordinary Shares and 1,600,000 Class B Ordinary Shares, representing 45.02% of the total issued and outstanding Ordinary Shares and 79.71% of the total voting power of the Company after the completion of this Offering, assuming the underwriters do not exercise their over-allotment option;

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

●	“IPO” refers to an initial public offering of securities;

●	“Nasdaq” refers to Nasdaq Stock Market LLC;

●	“Operating Subsidiary” or “ALY” refers to Aly Pte. Ltd., a company incorporated in Singapore on June 1, 2012, a direct wholly-owned subsidiary of WMSI and our sole operating subsidiary upon completion of the reorganization;

●	“Ordinary Shares” or “Shares” refer to our Class A Ordinary Shares and Class B Ordinary Shares;

●	“PCAOB” refers to Public Company Accounting Oversight Board;

●	“Second Amended and Restated Memorandum and Articles” refers to the second amended and restated memorandum of association and second amended and restated articles of association of our Company filed with the Registry of Corporate Affairs in the BVI on September 29, 2025 with immediate effect;

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

●	“Selling Shareholders” refers to collectively CHIANG Yee, TAN Ying Xiu and NG Siok Suatt and each a “Selling Shareholder”;

●	“S$” or “SGD” or “Singapore dollars” means Singapore dollar(s), the lawful currency of Singapore;

●	“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time; and

●	“U.S. dollars” or “$” or “US$” or “USD” or “dollars” refers to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

WMSI is a holding company with operations conducted in Singapore through its key Operating Subsidiary in Singapore, Aly Pte. Ltd.. Aly Pte. Ltd.’s reporting currency is Singapore dollars. This prospectus contains translations of Singapore dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Singapore dollars to U.S. dollars and from U.S. dollars to Singapore dollars in this prospectus were calculated at the rate of US$1 = S$1.2903, representing the noon buying rate in The City of New York for cable transfers of S$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of September 30, 2025. No representation is made that the S$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Our Mission

Our core mission is to enhance the ability of investors to navigate the capital market using innovative technology.

Overview

We are a fintech company delivering advanced market analytics and AI-powered insights to investors. Our core mission is to enhance investor financial intelligence and empower them to navigate the capital market through the use of innovative technology.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	Cost-effective analytical tools;

●	Proprietary technology;

●	Scalable revenue framework; and

●	Experienced leadership expertise.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Advance product development;

●	Expanding membership base;

●	Penetrate new markets; and

●	Enhance technology licensing.

Corporate History and Structure

WMSI is a British Virgin Islands business company incorporated on May 2, 2025. We operate our business through our Operating Subsidiary in Singapore, Aly Pte. Ltd. Our Operating Subsidiary was incorporated on June 1, 2012 and immediately prior to the reorganization, was held as to 4,000,000 ordinary shares by our Controlling Shareholder, Dr. Clemen Chiang, and 2,016,747 preference shares by the other shareholders, representing 66.48% and 33.52% of its voting rights, respectively.

In advance of this offering, we undertook an internal reorganization whereby WMSI becoming a holding company of the Operating Subsidiary through a share swap. Both the ordinary and preference shares of our Operating Subsidiary were swapped on a 1:1 basis to class A ordinary shares in our Company. On September 29, 2025, each issued and unissued class A ordinary share without par value of the Company was subdivided into two Class A Ordinary Shares without par value and each issued and unissued class B ordinary share without par value of the Company was subdivided into two Class B Ordinary Shares.

1

The following chart illustrates our corporate structure immediately prior to upon completion of this offering, assuming the underwriters do not exercise the over-allotment option:

Ms. Yee Ser Im

100%
Dr. Clemen Chiang		Colemen Pte. Ltd. (Singapore)			Other Shareholders		Public Shareholding

Pre-IPO: 57.05%	Post-IPO: 45.02%	Pre-IPO: 2.77%	Post-IPO: 2.18%		Pre-IPO: 40.18%	Post-IPO: 24.67%	Pre-IPO: 0%	Post-IPO: 28.13%

Wealth Management System Inc. (BVI)

100%
Aly Pte. Ltd. (Singapore)

Holding Company Structure

WMSI is a BVI holding company with no material operations of its own, and we conduct our operations primarily in Singapore through the Operating Subsidiary. This is an offering of the Class A Ordinary Shares of WMSI, a company with limited liability incorporated under the laws of the BVI, instead of the shares of the Operating Subsidiary. Investors in this offering will not directly hold any equity interests in the Operating Subsidiary.

As a result of our corporate structure, WMSI’s ability to pay dividends may depend upon dividends paid by the Operating Subsidiary. If our existing Operating Subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiaries

We rely on dividends or payments to be paid by its Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses.

The ability of WMSI to transfer cash to its subsidiary is subject to the following: subject to due corporate authorization in accordance with its Second Amended and Restated Memorandum and Articles and compliance with the BVI Act, there is no prohibition under the laws of the BVI and its Second Amended and Restated Memorandum and Articles preventing WMSI to provide funding to the Operating Subsidiary through shareholder’s loans or capital contributions.

The ability of Aly Pte. Ltd. to transfer cash to WMSI is subject to the following: according to the Singapore Companies Act, Aly Pte. Ltd. may only make a distribution out of profits. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

During the fiscal years ended March 31, 2025 and 2024 and the six months period ended September 30, 2025, WMSI and Aly Pte. Ltd. did not declare or pay any dividends and there was no transfer of assets among WMSI and its subsidiaries.

If we determine to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. The Operating Subsidiary is permitted under the laws of Singapore to provide funding to WMSI through dividend distributions without restrictions on the amount of the funds distributed.

2

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Subject to the BVI laws and our Second Amended and Restated Memorandum and Articles, our directors may declare dividends in such amount as the board of directors thinks fit if it is satisfied, on reasonable grounds, that immediately after the distribution, the value of the Company’s assets exceeds its liabilities, and the Company is able to pay its debt as they fall due. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Any of these factors could have a material adverse effect on our business, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our shareholders after the completion of the IPO.

BVI does not impose a withholding tax on payments of dividends to shareholders in the BVI.

Under Singapore law, dividends could only be paid out of profits. There are no restrictions or limitation under the laws of Singapore imposed on the conversion of Singapore dollar into foreign currencies and the remittance of currencies out of Singapore, nor there is any restriction on foreign exchange to transfer cash between WMSI and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to WMSI and U.S. investors and amounts owed. Under the one-tier system, the income tax paid by a Singapore-tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends.

See “Dividend Policy” and “Risk Factors — Risks Related to our Class A Ordinary Shares and this Offering — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business,” and Statements of Change in Shareholders’ Equity in the audited financial statements contained in this prospectus for more information.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in the Shares. These risks are discussed more fully in “Risk Factors.”

Risks Related to Our Business and Industry

●	The markets in which we participate are competitive, and if we do not compete effectively, our business, financial condition and results of operations could be adversely affected. See a more detailed discussion of this risk factor on page 9 of this prospectus.

●	We have a history of net losses, and we may not be able to achieve profitability in the future. See a more detailed discussion of this risk factor on page 9 of this prospectus.

●

If we are unable to attract new customers to purchase or renew our offerings, or if we fail to provide offerings to address the needs of our customers as they evolve, our business and results of operations may be materially and adversely affected. See a more detailed discussion of this risk factor on page 9 of this prospectus.

●	We have a limited customer base comprised of Southeast Asian users investing in U.S. securities. See a more detailed discussion of this risk factor on page 10 of this prospectus.

●	We derived a significant portion of our revenues from one customer for the fiscal year ended March 31, 2025. See a more detailed discussion of this risk factor on page 10 of this prospectus.

3

●	We face significant competition in the industry we operate in, and if we are unable to compete effectively, we may lose our market share and our results of operations and financial condition may be materially and adversely affected. See a more detailed discussion of this risk factor on page 11 of this prospectus.

●	We cannot guarantee the profitability of the investment made by our customers, which are prone to unpredictable market fluctuations and other factors out of our control. See a more detailed discussion of this risk factor on page 11 of this prospectus.

●	If we fail to protect the confidential information of our customers, whether due to cyber-attacks, computer viruses, physical or electronic break-ins or other reasons, we may be subject to liability. See a more detailed discussion of this risk factor on page 11 of this prospectus.

●

Security breaches, computer malware, computer hacking attacks and other security incidents could harm our business, reputation, brand and operating results. See a more detailed discussion of this risk factor on page 12 of this prospectus.

●

We are subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where we conduct our business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or our privacy policies, could harm our business. See a more detailed discussion of this risk factor on page 13 of this prospectus.

●	AI technologies are constantly evolving. Failure to continuously improve our AI technologies, or flaws or misuse of the AI technologies, could have a negative impact on our business. See a more detailed discussion of this risk factor on page 13 of this prospectus.

●	Risks associated with deficiencies in AI technology. See a more detailed discussion of this risk factor on page 13 of this prospectus.

●	Our insurance coverage may not be sufficient to cover all potential losses. See a more detailed discussion of this risk factor on page 14 of this prospectus.

●

Failure to adequately protect our intellectual property rights may have a material adverse impact on our business and results of operations. See a more detailed discussion of this risk factor on page 14 of this prospectus.

●	We depend on key management personnel and our operation may suffer if we are unable to retain or replace them. See a more detailed discussion of this risk factor on page 14 of this prospectus.

●

The theft, loss, or destruction of private keys required to access the bitcoin we hold may be irreversible, and any failure to safeguard such bitcoin could materially and adversely affect our financial condition. See a more detailed discussion of this risk factor on page 14 of this prospectus.

●

Bitcoin and other digital assets are a highly volatile asset, and fluctuations in the price of such assets have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities. See a more detailed discussion of this risk factor on page 15 of this prospectus.

●

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty. See a more detailed discussion of this risk factor on page 15 of this prospectus.

●

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business. See a more detailed discussion of this risk factor on page 15 of this prospectus.

Risks Related to our Class A Ordinary Shares and this Offering

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial. See a more detailed discussion of this risk factor on page 16 of this prospectus.

●	We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 16 of this prospectus.

●	Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of holders of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 16 of this prospectus.

●	The future sales of Class A Ordinary Shares by existing shareholders may adversely affect the market price of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 17 of this prospectus.

●	There has been no public market for our Class A Ordinary Shares prior to this Offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price. See a more detailed discussion of this risk factor on page 17 of this prospectus.

●	The trading price of the Class A Ordinary Shares may be volatile, which could result in substantial losses to you. See a more detailed discussion of this risk factor on page 18 of this prospectus.

●	Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. See a more detailed discussion of this risk factor on page 18 of this prospectus.

●

As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See a more detailed discussion of this risk factor on page 19 of this prospectus.

●	We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. See a more detailed discussion of this risk factor on page 19 of this prospectus.

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●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares. See a more detailed discussion of this risk factor on page 19 of this prospectus.

●

If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline. See a more detailed discussion of this risk factor on page 20 of this prospectus.

●	Our existing shareholders that are not included in this registration statement will be able to sell their shares after completion of this Offering subject to restrictions under Rule 144. See a more detailed discussion of this risk factor on page 20 of this prospectus.

●	Any resale of our Class A Ordinary Shares in the public market by investors in this Offering may cause the market price of our Class A Ordinary Shares to decline. See a more detailed discussion of this risk factor on page 21 of this prospectus.

●	If you purchase the Class A Ordinary Shares in this Offering, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 21 of this prospectus.

●	If a limited number of participants in this Offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be. See a more detailed discussion of this risk factor on page 21 of this prospectus.

●	Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances. See a more detailed discussion of this risk factor on page 21 of this prospectus.

●	Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of the Shares for return on your investment. See a more detailed discussion of this risk factor on page 22 of this prospectus.

●

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 22 of this prospectus.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. See a more detailed discussion of this risk factor on page 22 of this prospectus.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Ordinary Share price or trading volume to decline. See a more detailed discussion of this risk factor on page 22 of this prospectus.

●	Certain judgments obtained against us by our shareholders may not be enforceable. See a more detailed discussion of this risk factor on page 23 of this prospectus.

●	You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation. See a more detailed discussion of this risk factor on page 23 of this prospectus.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies. See a more detailed discussion of this risk factor on page 24 of this prospectus.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. See a more detailed discussion of this risk factor on page 25 of this prospectus.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. See a more detailed discussion of this risk factor on page 25 of this prospectus.

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●	There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares. See a more detailed discussion of this risk factor on page 25 of this prospectus.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See a more detailed discussion of this risk factor on page 26 of this prospectus.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.” See a more detailed discussion of this risk factor on page 26 of this prospectus.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a BVI business company with limited liability, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules. See “Risk Factors—Risks Related to Our Class A Ordinary Shares and This Offering— As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.”

Implication of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended, (the “Exchange Act”), which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

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Corporate Information

We were incorporated in the BVI as a business company with limited liability on May 2, 2025. Our registered office in the BVI is at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands. Our principal executive office is at 71 Ayer Rajah Crescent #03-25, Singapore 139951. Our telephone number at this location is +1(570)774-5464. Our principal website address is https://wealth-management.com. The information contained on our website does not form part of this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering

Securities being offered:	3,750,000 Class A Ordinary Shares by us (or 4,312,500 Class A Ordinary Shares if the underwriters exercise their overallotment option to purchase additional Class A Ordinary Shares) and 1,250,000 Class A Ordinary Shares by the Selling Shareholders.

IPO price:	We estimate the IPO price will be between US$4.00 and US$5.00 per Class A Ordinary Share. The Selling Shareholders will sell the Class A Ordinary Shares held by them at a fixed price equal to the IPO price in this offering.

Number of Ordinary Shares issued and outstanding before this Offering:	14,021,736 Ordinary Shares including 12,421,736 Class A Ordinary Shares and 1,600,000 Class B Ordinary Shares.

Number of Ordinary Shares issued and outstanding after this Offering:	17,771,736 Ordinary Shares including 16,171,736 Class A Ordinary Shares (or 16,734,236 Class A Ordinary Shares if the underwriters exercise their overallotment option to purchase additional Class A Ordinary Shares) and 1,600,000 Class B Ordinary Shares.

Over-Allotment Option:	We have granted the underwriters an option for a period of forty-five (45) days after the closing of this Offering to purchase up to 15% of the total number of our Class A Ordinary Shares offered by us pursuant to this Offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts.

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Use of proceeds:	Based upon an IPO price of US$4.50 per Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this Offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately US$14.28 million if the underwriters do not exercise their overallotment option, and approximately US$16.61 million if the underwriters exercise their overallotment option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us.

We plan to use the net proceeds of this Offering as follows:

●	Approximately 30% for software development and technology upgrades;

●	Approximately 30% for possible strategic acquisitions;

●	Approximately 10% for marketing and branding initiatives;

●	Approximately 10% for repayment of an interest free shareholder loan from Colemen Pte. Ltd. granted to us to fund the expenses associated with this Offering; and

●	Approximately 20% for general working capital and corporate purposes.

For more information on the use of proceeds, see “Use of Proceeds” on page 28.

We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders.

Lock-up:	All of our directors, officers, and principal shareholders (defined as owners of 5% or more of the Shares) have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Shares or securities convertible into or exercisable or exchangeable for the Shares for a period of six months starting from the closing of the pricing date. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Nasdaq listing:	We have applied to list our Class A Ordinary Shares on The Nasdaq Capital Market under the symbol “GIVE.”

Transfer agent and registrar:	Vstock Transfer, LLC

Risk factors:	See “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Class A Ordinary Shares.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on the 14,021,736 Ordinary Shares issued and outstanding as of the date of this prospectus.

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RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in the Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of the Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

The markets in which we participate are competitive, and if we do not compete effectively, our business, financial condition and results of operations could be adversely affected.

The markets for our services are highly competitive. Our primary competitors include both local and international service providers, which have long-standing relationships with many customers. Some customers may be hesitant to switch vendors or to adopt alternative service providers such as ours and may prefer to maintain their existing relationships with our competitors. Some of our competitors are larger legacy players in the industry and have greater brand recognition, significantly longer operating histories, and significantly greater resources than we do. In addition, these legacy vendors may also expand their services through acquisitions, strategic alliances, and organic development. We may also face competition from a variety of SaaS providers that address only one or a portion of our service offerings. Also, other companies that provide similar services in different target markets may develop applications or acquire companies that operate in our target markets, and some potential customers may elect to develop their own internal solutions. With the introduction of new technologies and market entrants, we expect this competition to intensify in the future.

Some of our competitors are able to devote greater resources to the development, promotion and sale of their services. Furthermore, our current or potential competitors may be acquired by third parties with greater available resources and ability to initiate or withstand substantial price competition. In addition, some of our competitors have established marketing relationships and access to a larger customer base. Our competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their product offerings or resources. If our competitors’ products, services or technologies become more accepted than ours, if they are successful in bringing their products or services to market earlier than ours, or if their products or services are more technologically capable than ours, then our net revenues could be adversely affected. In addition, some of our competitors may offer their products and services at a more competitive price. If we are unable to achieve our target pricing levels, our operating results would be negatively affected. Pricing pressures and increased competition could result in reduced sales, reduced margins, losses or a failure to maintain or improve our competitive market position, any of which could adversely affect our business, financial condition and results of operations.

We have a history of net losses, and we may not be able to achieve profitability in the future.

We have incurred net losses of SGD638,570 (US$474,950) for the fiscal year ended March 31, 2024, and could continue to incur net losses in the future. We intend to continue to invest in expanding our services, upgrading our technology, expanding our sales and marketing efforts, pursuing strategic acquisitions. Our efforts to grow our business may be more costly than we expect, and we may not be able to increase our net revenues enough to offset our higher operating expenses. If we are unable to achieve and sustain profitability, the value of our business and shares may significantly decrease. Furthermore, it is difficult to predict the size and growth rate of our market, customer demands for our platform, additional purchase for future new product and services from our existing customers or the success of existing services. As a result, we may not achieve or maintain profitability in future periods. If we fail to grow our net revenues sufficiently to keep pace with our investments and other expenses, our business would be harmed.

If we are unable to attract new customers to purchase or renew our offerings, or if we fail to provide offerings to address the needs of our customers as they evolve, our business and results of operations may be materially and adversely affected.

We derive our revenue by selling access rights to our platform to our customers. Whether we are able to attract new customers is critical to sustaining our high growth momentum. If there is insufficient demand for our services, we might not be able to maintain and increase our revenue as we expect, and our business and results of operations may be adversely affected.

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During the years ended March 31, 2024 and 2025 and the six months period ended September 30, 2025, our revenue was primarily derived from the sale of software access rights. All of the revenue recorded during the past two fiscal years were from one-off sales of our perpetual lifetime software licence, which do not generate recurring income. Our success depends largely on our ability to acquire new customers for our services. Our customers may not continue to subscribe to our service offerings if we cannot match the prices offered by other market players. Also, the rising trend that individual investors are becoming more willing to collect and share investment knowledge may result in lower demand for paid investor education content; if we fail to launch new service offerings that provide high-quality and unique content, we may not be able to attract potential customers. Failure to deliver offerings in a timely manner at competitive prices with satisfactory experience will also cause our customers to lose confidence in us and purchase our offerings less frequently or even stop using our offerings altogether, which in turn will materially and adversely affect our business.

Our ability to anticipate and identify the evolving needs of our customers and to develop and introduce new offerings to address such needs will be a significant factor in maintaining or improving our competitive position and prospects for growth.

Our ability to remain competitive and achieve growth is contingent upon the timely and cost-effective development of new offerings that address rapidly changing customer needs, technological advancements, and industry standards. The markets in which we operate are subject to frequent innovation, shifting preferences, and disruptive technologies, including AI. While we have invested in AI-driven solutions and may expand into new services or markets, such efforts entail risks and challenges that we may not anticipate or be able to manage effectively.

Additionally, our personnel, technology systems, and operational processes may fail to adapt to new technologies or integrate innovations into our existing operations, particularly in unfamiliar markets or service lines.

We may also explore entirely new markets and provide new service offerings that involve new risks and challenges. We cannot assure you that we will be able to overcome such new risks and challenges and make our new offerings successful. External factors, such as compliance with regulations, competition and shifting market preferences, may also impact the successful implementation of our new offerings. Our personnel and technology systems may fail to adapt to the changes in such new areas or we may fail to effectively integrate new services into our existing operations. We may lack experience in managing our new offerings. In addition, we may be unable to proceed with our operations as planned or compete effectively due to different competitive landscapes. Even if we expand our business into new areas, the expansion may not yield intended profitable results.

Continued investment in research and development is critical to maintaining competitiveness; however, there is no guarantee that such expenditures will generate corresponding revenue growth or market acceptance. We cannot assure you that we will successfully identify, develop, or scale new offerings, or that our investments in innovation will yield profitable results. Failure to anticipate technological shifts, customer demands, or competitive pressures, or to manage the associated operational, financial, and regulatory risks, could have a material adverse effect on our business, financial condition, and results of operations.

We have a limited customer base comprised of Southeast Asian users investing in U.S. securities.

Our current customer base is primarily comprised of Southeast Asian users (predominantly located in Malaysia and Singapore), with an interest in the U.S. securities market. Our Spiking platform is exclusively focused on providing financial data for U.S. listed companies. This specialization creates a concentrated market risk where our potential customer base is significantly smaller than if we served the broader market as a whole. We confirm that our market is limited in nature and does not currently include Asian investors investing in Asian or Oceanic capital markets, as our platform is exclusively tailored to U.S.-listed securities. This reliance on a financial intelligence tool for U.S. securities makes the attractiveness of our platform dependent on there being sustained demand for information on U.S. securities. A shift in investor preferences (as a whole, and in particular preferences of Southeast Asian investors) towards international equities or other asset classes may have a material adverse effect on our results of operations. Since our platform is built based on the market data from public records and SEC filings, it may not be feasible, or take significant effort and time, for us to adopt our software for other markets or asset classes. If we fail to do so in a timely manner, or at all, this could harm our competitive position and our financial conditions would be materially and adversely affected.

We derived a significant portion of our revenues from one customer for the fiscal year ended March 31, 2025.

For the fiscal year ended March 31, 2025, a significant portion of our revenue was derived from one customer. We entered into a bulk sale contract with our top customer, wherein we sold a fixed number of activated user accounts in bulk for perpetual access for a one-time fee of US$1,000,000 (SGD$1,341,000) to a reseller, representing approximately 41.0% of our total revenues for fiscal year ended March 31, 2025. See “Business – Bulk Sales to Resellers” for details.

Our sales are non-recurring in nature and there is no assurance that we will be able to make further sales in such quantities in the future. If we are unable to secure new orders for bulk sales, our financial conditions and operating results would be materially and adversely affected.

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We face significant competition in the industry we operate in, and if we are unable to compete effectively, we may lose our market share and our results of operations and financial condition may be materially and adversely affected.

We operate in an industry that is rapidly evolving and intensely competitive. We expect competition to continue and to intensify in the future. In addition, the industry in which we operate exhibits massive opportunities which may attract other market players to enter the industry by adopting a similar business model, which may significantly affect our market share and sales volume.

We expect competition to increase in the future as competitors diversify and improve their offerings and as new participants enter the market. We cannot assure you that we will be able to compete effectively or efficiently with current or future competitors. They may be acquired by, receive investment from or enter into strategic relationships with, established and well-financed companies or investors, which would help enhance their competitiveness. Furthermore, the current competitors and new entrants in the industry in which we operate may also seek to develop new offerings, technologies or capabilities that could render some of the services that we offer obsolete or less competitive, and some of them may adopt more aggressive pricing policies or devote greater resources to marketing and promotional campaigns than we do. The occurrence of any of these circumstances may hinder our growth and reduce our market share, and thus our business, results of operations, financial condition and prospects would be materially and adversely affected.

We cannot guarantee the profitability of the investment made by our customers, which are prone to unpredictable market fluctuations and other factors out of our control.

Our customer’s investments are inherently exposed to unpredictable market fluctuations and other factors beyond our control. Trends in financial markets, shifts in securities transaction volumes, and other changes in economic and political conditions are all unpredictable and may significantly influence investment outcomes. Declines in overall stock prices or prolonged financial market downturns have also historically resulted in reduced liquidity, diminished investor confidence, and lower demand for financial services as a whole, which would directly impact demand for our services and profitability.

Furthermore, although our offerings contain prominent disclaimers, our customers may seek to hold us responsible when they suffer financial loss on their trades, or if their trades are not as profitable as they have expected. It is possible that some customers could ignore our prominent disclaimers that the information provided by our platform is not intended to be and should not be relied upon as the basis for making investment or financial decisions. Customers who have suffered substantial losses may seek to recover their losses from us or bring lawsuits against us, regardless of the merits.

If we fail to protect the confidential information of our customers, whether due to cyber-attacks, computer viruses, physical or electronic break-ins or other reasons, we may be subject to liabilities imposed by relevant laws and regulations, and our reputation and business may be materially and adversely affected.

We collect, store and process certain data, including data of our own business, and personal and other sensitive data from our customers, which makes us a potentially vulnerable target to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information, our security measures could be breached. Because the techniques used to sabotage or obtain unauthorized access to systems are ever evolving and may not be recognized until they are launched, we may not be able to anticipate these techniques or implement adequate preventative or mitigative measures. Any security breaches or other unauthorized access to our system could cause confidential user and client information to be stolen and used for criminal purposes.

Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. We experienced a data breach incident in or around September 2023 where a suspected bad actor gained access to our email database and sent phishing emails to a number of users (11 of which were identified and verified by us). A vulnerability assessment & penetration test performed by a third-party firm revealed a vulnerability in our then website that could have contributed to the breach, and the vulnerabilities were addressed and patched.

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While we acted promptly to file a data breach notification with the relevant government department of the breach in accordance with local laws, and sent a reminder to all customers to be wary of such phishing attacks, we cannot assure you that similar incidents will not occur in the future.

Furthermore, if security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with customers could be severely damaged, we could incur significant liability.

Security breaches, computer malware, computer hacking attacks and other security incidents could harm our business, reputation, brand and operating results.

Security incidents have become more prevalent across industries and may occur on our systems, or on the systems of third parties we use to host our solutions or SaaS solutions that we use in the operation of our business. These security incidents may be caused by or result in but are not limited to security breaches, computer malware or malicious software, ransomware, computer hacking, denial of service attacks, security system control failures in our own systems or from vendors we use, email phishing, software vulnerabilities, social engineering, sabotage and drive-by downloads. Such security incidents, whether intentional or otherwise, may result from actions of hackers, criminals, nation states, vendors, employees, contractors, customers or other threat actors. We have experienced an email phishing attack that resulted in the compromise of a limited number of email accounts. Although we have taken a number of measures to prevent future phishing attacks, we cannot be certain that our efforts will be effective.

We may in the future experience disruptions, outages and other performance problems on our internal systems due to service attacks, unauthorized access or other security related incidents. Any security breach or loss of system control caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss, modification or corruption of data, software, hardware or other computer equipment and the inadvertent transmission of computer malware could harm our business, operating results and financial condition, and expose us to claims arising from loss or unauthorized disclosure of confidential or personal information and the related breach of privacy or data security laws. If an actual or perceived security incident occurs, the market perception of the effectiveness of our security controls could be harmed, our brand and reputation could be damaged, we could lose customers, and we could suffer financial exposure due to such events or in connection with remediation efforts, investigation costs, regulatory fines, private lawsuits and changed security control, system architecture and system protection measures.

We may in the future experience disruptions, outages and other performance problems on the systems that we host for our customers due to service attacks, unauthorized access or other security related incidents. Any security breach or loss of system control caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss, modification or corruption of data, software, hardware or other computer equipment and the inadvertent transmission of computer malware could disrupt the services that we provide to our customers, harm our customers’ business, operating results and financial condition, and expose us to claims from our customers for the damages that result, which could include, without limitation, claims arising from loss or unauthorized access, acquisition or disclosure of personal information and the related breach of privacy or data security laws. If an actual or perceived security incident occurs, the market perception of the effectiveness of our security controls could be harmed, our brand and reputation could be damaged, we could lose customers, and we could suffer financial exposure due to such events or in connection with remediation efforts, investigation costs, regulatory fines, private lawsuits and changed security control, system architecture and system protection measures.

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We are subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where we conduct our business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or our privacy policies, could harm our business.

Various local, state, federal, and international laws, directives, and regulations apply to our collection, use, retention, protection, disclosure, transfer, and processing of personal data. These data protection and privacy laws and regulations are constantly evolving, as federal, state and foreign governments continue to adopt new measures addressing data privacy and processing (including collection, storage, transfer, disposal and use) of personal data, and therefore are subject to uncertainty and continue to evolve in ways that could adversely impact our business. These laws have a substantial impact on our operations, either directly or as a data processor and handler for various offshore entities.

Singapore laws and regulations govern the collection, use, processing, storage, and deletion of personal information obtained from their residents or by businesses operating within their jurisdiction. Such laws and regulations may require companies to implement privacy and/or security policies, permit individuals to access, correct, and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, require that certain types of data be retained on local servers within these jurisdictions, and, in some cases, obtain individuals’ affirmative opt-in consent to collect and use personal information for certain purposes. Compliance with current or future privacy, cyber security, data protection, data governance, account access and information and cyber security laws requires ongoing investment in systems, policies and personnel and will continue to impact our business in the future by increasing our legal, operational and compliance costs. Our Operating Subsidiary could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations or financial condition.

Additionally, the interpretation and application of many existing or recently enacted privacy and data protection laws and regulations are uncertain and fluid, and there are potentially inconsistent world-wide government regulations pertaining to data protection and privacy. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection, and information security, it is possible that our practices, offerings, or platform could fail, or be alleged to fail to meet applicable requirements. Our failure to comply with applicable laws or regulations and to prevent unauthorized access to, or use or release of personal data, or the perception that any of the foregoing types of failure has occurred, even if unfounded, could subject us to audits, inquiries, whistleblower complaints, adverse media coverage, investigations, severe criminal, or civil sanctions, damage our reputation, or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, operating results, and financial condition.

AI technologies are constantly evolving. Failure to continuously improve our AI technologies, or flaws or misuse of the AI technologies, could have negative impact on our business.

AI technologies are in the process of development and continue to evolve. We have adopted AI technologies to assist in our data analytics and provide responsive feedback to customer queries via our branded interface, SpikingAI.

There may be flaws or technical deficiencies in the underlying technology that could compromise the accuracy and reliability of the analysis generated by our product. For example, inherence biases in training data, design limitations or flawed assumptions may lead to inaccuracies in the output. We cannot guarantee that we will be able to detect and remedy such flaws or deficiencies in a timely manner, or at all. Any flaws or deficiencies in SpikingAI and our other AI based service solutions, whether actual or perceived, could materially and adversely affect our business, reputation, results of operations and prospects.

Risks associated with deficiencies in AI technology

The artificial intelligence (AI) technologies underpinning our platform, including our branded interface SpikingAI, are subject to rapid and continuous evolution. We utilize AI to deliver data analytics, present market data in user-friendly formats, and provide responsive feedback to customer queries. However, failure to consistently enhance our AI technologies to keep pace with industry advancements could render our platform less competitive, reducing its appeal to users and adversely affecting our business. Additionally, flaws or deficiencies in our AI systems, such as biases in training data, design limitations, or flawed assumptions, may lead to inaccurate or unreliable outputs, compromising the quality of our analytics and insights. We may not detect or remedy such issues promptly, or at all, which could result in user dissatisfaction, reputational harm, and potential liability. Actual or perceived deficiencies in SpikingAI or other AI-based services, as well as misuse by customers, could materially and adversely affect our business, reputation, results of operations, and prospects.

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Our insurance coverage may not be sufficient to cover all potential losses.

Our Operating Subsidiary maintains various insurance policies that we believe are customary for our size and scope of business operations. However, our insurance coverage has inherent limitations and may not be adequate to protect us against all potential risks and losses associated with our business operations. We may face losses from events such as business interruptions due to unforeseen circumstances that may not be fully covered by our existing insurance policies. In the event that we experience substantial losses and liabilities that are not covered by our insurance policies, we could face substantial unexpected costs that would require us to divert financial resources from other planned use. If we suffer losses that exceed our insurance coverage, or if we experience losses for which we have no coverage, our business, financial condition, and results of operations could be materially and adversely affected.

Failure to adequately protect our intellectual property rights may have a material adverse impact on our business and results of operations.

Although the Operating Subsidiary has registered trademarks in Singapore (with a pending application for our “SpikingAI” trademark) to promote and protect its brands, there is no guarantee that these trademarks will provide us with sufficient protection, and they may be subject to challenges, invalidation, or circumvention. The trademarks may be invalidated or become unenforceable due to various factors, including prior trademark registrations or applications that we and the Operating Subsidiary are not aware of. Any litigation or arbitration involving such trademarks may require significant resources and management efforts, and an unfavorable ruling could have an adverse impact on our business, prospects, and reputation.

In the event of any improper use of the registered trademarks that results in negative publicity, we will issue appropriate announcements, press releases, and/or advertisements to inform the market as to whether the incidents are relevant to us. Our board of directors and senior management will discuss further actions if necessary, but there is no guarantee that any actions we take will effectively limit the damage we may suffer, or prevent competitors or third parties from imitating our brand, eroding our image, or negating any competitive advantage we and the Operating Subsidiary may have. Such adverse impacts could harm our business and profitability. For the Operating Subsidiary’ intellectual properties, see “Business — Intellectual Property.”

We depend on key management personnel and our operation may suffer if we are unable to retain or replace them.

We and the Operating Subsidiary have a team of experienced and competent management who are responsible for directing and managing daily operations, monitoring and supervising compliance and risk management, overseeing financial condition and performance, allocating and budgeting human resources, and formulating business strategies. However, we cannot assure you that we can retain the services of the key management of the Company and of the Operating Subsidiary and find suitable replacement if any of them terminate their engagement with us or the Operating Subsidiary, are unable or unwilling to continue their services, or in the event of death.

Other than the key management of the Company and of the Operating Subsidiary, we and the Operating Subsidiary also rely on its staff in different business operations to implement our business strategies, provide quality services to clients, manage our compliance and risks, identify and capture business opportunities, maintain relationship with clients, and procure new clients. Loss of professional staff and failure to recruit replacements will materially and adversely affect our business operations.

We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business. In particular, there may be potential employees’ compensation claims and personal injury claims.

We may be involved in claims and litigations in respect of various matters from our customers, subcontractors, workers and other parties concerned with our works from time to time. Such claims may include in particular employees’ compensation claims and personal injury claims in relation to personal injuries suffered by workers as a result of accidents arising out of and in the course of employment of the injured workers. There is no assurance that we will not be involved in any claims or legal proceedings, nor can we assure you that any such claims or legal proceedings would not have a material adverse impact on our business. Should any claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits of any outstanding and potential claims, we need to divert management resources and incur extra costs to handle these claims, which could affect our corporate image and reputation if they were published by the press. If the aforesaid claims were successfully made against us and are not covered by insurance policies, we may need to pay damages and legal costs, which in turn could adversely affect our results of operations and financial position.

As of the date of this prospectus, we are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations. Actions brought against us and the Operating Subsidiary may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine, or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

The theft, loss, or destruction of private keys required to access the bitcoin we hold may be irreversible, and any failure to safeguard such bitcoin could materially and adversely affect our financial condition.

As of September 30, 2025 and March 31, 2025 and 2024, our holdings of digital assets (comprised primarily of Bitcoin) accounted for approximately 46.0%, 13.0% and 0% of our total assets, respectively. While the Company holds bitcoins and other digital assets as part of its assets, our acquisitions and holdings of digital assets are not a material part of our business, nor do we intend for digital assets to form part of our business operations.

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Bitcoin can be accessed by the possessor of the unique cryptographic keys relating to the digital wallet in which the bitcoin is held. While the bitcoin and blockchain ledger require a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third-party from accessing the bitcoin held in such digital wallet. To the extent any of our private keys are lost, destroyed, or otherwise compromised and no backup of such private key is accessible, we will be unable to access the bitcoin. The bitcoin we hold is held in Gemini Custody®, operated by Gemini, a certified crypto exchange and custodian.

Any inappropriate access or theft of bitcoin held by us or any third-party custodian, or the third-party custodian’s failure to maintain effective controls over the custody and other settlement services provided to us, could materially and adversely affect us. We cannot provide assurance that the digital wallets used to store our bitcoin will not be hacked or compromised. The bitcoin and blockchain ledger, as well as other cryptocurrencies and blockchain technologies, have been, and may in the future be, subject to security breaches or incidents, hacking, or other malicious activities. Additionally, any loss of private keys relating to, or hack or other compromise of, digital wallets used by third parties to store bitcoin or other cryptocurrencies could have negative reputational effects on us and harm customer trust in us and our products and could materially and adversely affect our business, operating results, and financial condition.

Bitcoin and other digital assets are a highly volatile asset, and fluctuations in the price of such assets have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities.

Bitcoin and other digital assets are a highly volatile type of asset, and fluctuations in the price of such assets are likely to influence our financial results and the market price of our listed securities. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of Bitcoin decreased substantially (as it has in the past, including during 2022 and 2025).

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, within the past several years:

●	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;

●	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like bitcoin;

●	in June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets;”

●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and

●	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of bitcoin, as well as our ability to hold or transact in bitcoin, and in turn adversely affect the market price of our listed securities.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a store of value or means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

We are subject to various anti-corruption laws, including the Prevention of Corruption Act 1960 of Singapore, that prohibit companies and their agents from making improper payments or offers of payments for the purpose of obtaining or retaining business. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various anti-corruption laws. We have implemented safeguards and policies to discourage these practices by our employees and agents but we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or agents. If our employees or agents violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the Prevention of Corruption Act 1960 of Singapore, which applies extraterritorially to Singapore citizens, or other anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and non-monetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, financial condition and results of operations.

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Risks Related to our Class A Ordinary Shares and this Offering

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, our Controlling Shareholder will control 79.71% of the voting power of our Company immediately following the completion of this Offering, assuming that the underwriters do not exercise their over-allotment option. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholders differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our ordinary shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our ordinary shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of holders of our Class A Ordinary Shares.

Future issuances of our Class B Ordinary Shares, which can be approved by our board of directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares. In addition, there might be impact of the conversion of Class B Ordinary Shares on holders of Class A Ordinary Shares, including dilution and the reduction in aggregate voting power, as well as the potential increase in the relative voting power if any holder of our Class B Ordinary Shares retains their shares.

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The future sales of Class A Ordinary Shares by existing shareholders may adversely affect the market price of our Class A Ordinary Share.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Sales of a substantial number of our Class A Ordinary Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, certain selling shareholders may still experience a positive rate of return on the Class A Ordinary Shares due to the lower price that they purchased the Class A Ordinary Shares compared to other public investors and may be incentivized to sell their Class A Ordinary Shares when others are not.

There has been no public market for our Class A Ordinary Shares prior to this Offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price.

The offering under this prospectus is an IPO of our Class A Ordinary Shares. Although our Class A Ordinary Shares [have been approved for listing] on The Nasdaq Capital Market under the symbol “GIVE”, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price of our Class A Ordinary Shares may decline and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares was determined by negotiation among us, the underwriters and the Selling Shareholders and may vary from the market price of our Class A Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

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The trading price of the Class A Ordinary Shares may be volatile, which could result in substantial losses to you.

The IPO price for our Class A Ordinary Shares will be determined through negotiations between the representative of the underwriters and us and may vary from the market price of our Class A Ordinary Shares following our IPO. If you purchase our Class A Ordinary Shares in our IPO, you may not be able to resell those Class A Ordinary Shares at or above the IPO price. We cannot assure you that our Class A Ordinary Shares’ IPO price, or the market price following our IPO, will equal or exceed prices in privately negotiated transactions of our Class A Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	detrimental negative publicity about us, our services, our officers, directors, our business partners, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, or directors;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Shares;

●	sales or perceived potential sales of additional Class A Ordinary Shares; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on The Nasdaq Capital Market, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

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As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our Controlling Shareholder beneficially owns the majority of the voting power of our issued and outstanding Ordinary Shares including 6,400,000 Class A Ordinary Shares and 1,600,000 Class B Ordinary Shares. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the rules of the Nasdaq Stock Market LLC, and the requirement that our compensation and nominating committee consist entirely of independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, majority of the members of our board of directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of The Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

WMSI is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Singapore Companies Act, a Singapore company may only make a distribution out of profits. Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and resources to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weakness identified is related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; (ii) a lack of independent directors and an audit committee; and (iii) a lack of personnel adequately trained in and have appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements. For example, during the audit of our financial statements for the fiscal years ended March 31, 2025 and 2024, our lack of staff sufficiently trained in the technical U.S. GAAP and formalized processes around complex, non-routine transactions contributed to an initial mischaracterization of certain aspects of the Company’s revenue recognition for its software arrangements under ASC 606. We have since implemented additional internal control procedures to specifically target complex revenue recognition scenarios including (a) establishing a formal contract review process for all significant and non-standard revenue arrangements; (b) requiring written technical accounting memoranda for new revenue models and customer types; and (c) involving personnel with U.S. GAAP and SEC reporting experience, and external advisors where appropriate, in the review of such arrangements. We intend to implement further measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill the key roles in the operations, (ii) appointing independent directors, establishing an audit committee, and strengthening corporate governance, and (iii) hiring chief financial officer and accounting advisors with knowledge and experience of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and related disclosures.

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We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of the Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of the Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing the Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists the Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Shares;

●	reduced liquidity for the Shares;

●	a determination that the Shares are “penny stock,” which would require brokers trading in the Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Our existing shareholders that are not included in this registration statement will be able to sell their shares after completion of this Offering subject to restrictions under Rule 144.

Our existing shareholders, including our Controlling Shareholder, may be able to sell their Class A Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this Offering and/or after the expiration of their lock-up period, if applicable. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this Offering, when they are able to sell their Class A Ordinary Shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. These shareholders may sell all or a portion of their shares, from time to time, at the market price prevailing at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. This fact could impact the trading price of our Class A Ordinary Shares following completion of the offering, to the detriment of participants in this Offering. Under Rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. As such, the trading price of our Class A Ordinary Shares may fluctuate significantly due to such sales, which are beyond our control. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

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Any resale of our Class A Ordinary Shares in the public market by investors in this Offering may cause the market price of our Class A Ordinary Shares to decline.

Any resale of our Class A Ordinary Shares in the public market by investors that have participated in this Offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. All Class A Ordinary Shares sold pursuant to this prospectus will be freely transferable without restriction or additional registration under the Securities Act. The Class A Ordinary Shares held by the officers, directors and 5% shareholders of the Company will be available for sale, upon the expiration of the lock-up period, subject to volume and other restrictions as applicable provided in Rule 144 and Rule 701 under the Securities Act. Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the underwriters of this Offering. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of our Class A Ordinary Shares could decline. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this Offering.

If you purchase the Shares in this Offering, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares.

Investors purchasing our Class A Ordinary Shares in this Offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per Class A Ordinary Share. As a result, investors purchasing Class A Ordinary Shares in this Offering will incur immediate dilution. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this Offering.

If a limited number of participants in this Offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of the Shares sold in this Offering, even if the initial sales by the underwriters are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our Shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their Shares and we may cease to meet the Nasdaq public stockholder requirements.

Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Where the Ordinary Shares in question are not listed on or subject to the rules of The Nasdaq Capital Market, our board of directors may in its absolute discretion, refuse or delay the registration of a transfer of any Ordinary Share if the transferor has failed to pay an amount due in respect of those shares. Pursuant to our Second Amended and Restated Memorandum and Articles, our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares.

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Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of the Shares for return on your investment.

Subject to BVI law and our Second Amended and Restated Memorandum and Articles, our directors may declare dividends in such amount as the board of directors thinks fit if it is satisfied, on reasonable grounds, that immediately after the distribution, the value of the Company’s assets exceeds its liabilities, and the Company is able to pay its debt as they fall due. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the Class A Ordinary Shares will likely depend entirely upon any future price appreciation of the Class A Ordinary Shares. We cannot assure you that the Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in the Class A Ordinary Shares, and you may even lose your entire investment in the Class A Ordinary Shares. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

To the extent (i) we raise more money from this Offering than required for the purposes explained in the section entitled “Use of Proceeds,” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this Offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this Offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Ordinary Share price or trading volume to decline.

If a trading market for our Class A Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are a BVI business company with limited liability and substantially all of our assets are located outside of the United States. In addition, all of our current Directors and executive officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. Service of court documents on a BVI company can be effected by serving the documents at the company’s registered office and it may be possible to enforce foreign judgments in the BVI against a BVI company, subject to some exceptions. However, if investors wish to serve documents on and/or enforce foreign judgments against our Directors and executive officers, they will need to ensure that they comply with the rules of the jurisdiction where our Directors and executive officers are located. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the BVI may render you unable to enforce a judgment against our assets or the assets of our Directors and Executive Officers. For more information regarding the relevant laws of the BVI, see “Enforcement of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our executive officers, Directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States, depending on where our Directors and executive officers are located.

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are a BVI business company with limited liability incorporated under the laws of the BVI. Our corporate affairs are governed by our Second Amended and Restated Memorandum and Articles (as may be amended from time to time), the BVI Act and the common law of the BVI. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England and the wider Commonwealth, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under BVI law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

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There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Certain corporate governance practices in the BVI, where our holding company, WMSI, was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We can rely on home country practice with respect to our corporate governance after we complete this Offering. If we choose to follow the BVI’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Ordinary Shares.”

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

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We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to file reports on Form 6-K as a foreign private issuer, distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to The SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, our officers, directors and principal shareholders are exempt from reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the BVI, may differ significantly from corporate governance listing standards, except for general fiduciary duties and duties of care, BVI law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this Offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this Offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of the Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of the Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds the Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this Offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

●	current and future economic and political conditions;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding demand for and market acceptance of our services;

●	our expectations regarding our client base;

●	our ability to obtain, maintain or procure all necessary government certifications, approvals, and/licenses to conduct our business, and in the relevant jurisdictions in which we operate;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	overall industry, economic and market performance;

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.;

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products, including, but not limited to, our general expectations and market position, market opportunity and market size. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources. While we are responsible for the accuracy of such information and believe our internal company research as to such matters is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Based upon an IPO price of US$4.50 per Class A Ordinary Share, we estimate that we will receive net proceeds from this Offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately US$[14.28] million if the underwriters do not exercise their over-allotment option, and approximately US$[16.61] million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

Each US$1.00 increase (decrease) in the assumed IPO price of US$4.50 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this Offering by approximately US$[3.45] million, assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1 million in the number of Shares we are offering would increase (decrease) the net proceeds to us from this Offering by approximately US$[4.14] million, assuming the assumed IPO price remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders. Instead, the Selling Shareholders will receive all of the net proceeds from the sale of the Class A Ordinary Shares offered by them in this firm commitment offering. The Selling Shareholders will pay underwriting discounts and expenses incurred by them to the Underwriters. We will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Ordinary Shares covered by this prospectus.

The primary purpose of this Offering is to create a public market for the Shares for the benefit of all shareholders.

We plan to use the net proceeds of this Offering as follows:

●

Approximately 30% for software development and technology upgrades to advance our proprietary technology platform, including the SpikingAI interface and enhance our AI-driven market analytics and portfolio management tools. This includes upgrading our information technology infrastructure and implementing a new enterprise resource planning (ERP) system to optimize data storage, electronic documentation, and accounting processes. These enhancements will improve platform performance, support new features like real-time portfolio analytics, and strengthen our competitive position in the fintech industry;

●

Approximately 30% for possible strategic acquisitions. We may pursue strategic acquisitions that complement our technology or expand our market presence. As of the date of this prospectus, we have not identified any specific acquisition targets, nor have we entered into any agreements or commitments for such transactions. Any acquisitions will align with our mission to empower investors through innovative financial tools;

●

Approximately 10% for marketing and branding initiatives. We plan to allocate funds to enhance our marketing and branding efforts, including digital advertising, content marketing, and strategic partnerships. These initiatives aim to increase awareness of our platform, attract new retail and institutional subscribers, and improve retention rates, supporting our goal of expanding our user base in Singapore and beyond; and

●	Approximately 10% for repayment of an interest free loan from Colemen Pte. Ltd. granted to us to fund the expenses associated with this Offering; and

●	Approximately 20% for general working capital and corporate purposes;

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this Offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future.] Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the fiscal years ended March 31, 2025 and 2024 and the six months period ended September 30, 2025, WMSI did not declare or pay any dividends and there was no transfer of assets among WMSI and its subsidiaries.

Subject to the BVI laws and our Second Amended and Restated Memorandum and Articles, our directors may declare dividends in such amount as the board of directors thinks fit if it is satisfied, on reasonable grounds, that immediately after the distribution, the value of the Company’s assets exceeds its liabilities, and the Company is able to pay its debt as they fall due.

Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see the section entitled “Material Income Tax Considerations – British Virgin Islands Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

As we are a holding company incorporated in the BVI, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Act, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Singapore Companies Act, a Singapore company may only make a distribution out of profits. Under the one-tier system, the income tax paid by a Singapore-tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividend

Cash dividends, if any, on the Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025, on:

●	an actual basis; and

●	a pro forma as adjusted basis to give effect to the sale of 3,750,000 Class A Ordinary Shares in this Offering at the assumed IPO price of US$4.50 (the midpoint of the price range set forth on the cover page of this prospectus) per Class A Ordinary Share after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the underwriters do not exercise the Over-allotment option.

You should read this information together with our audited financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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	As of September 30, 2025
	Actual	Adjusted(1)
	US$	US$
Ordinary share, Class A, without par value, unlimited shares authorized, 12,421,736 shares issued and outstanding as of September 30, 2025(2)	2,503,371	2,503,371
Ordinary shares, Class B, without par value, 10,000,000 shares authorized, 1,600,000 shares issued and outstanding as of September 30, 2025(2)	-	-
Additional paid-in capital	-	14,280,100
Accumulated deficits	(890,930)	(890,930)
Total stockholders’ equity	1,612,441	15,892,541
Total capitalization	1,612,441	15,892,541

(1)	Reflects the sale of 3,750,000 Class A Ordinary Shares in this Offering at an assumed IPO of US$4.50 per Class A Ordinary Share, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual IPO price and other terms of this Offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts and commissions (underwriting discount equal to 7% per Class A Ordinary Share), non-accountable expense allowance, and estimated offering expenses payable by us (US$1,245,000). We estimate that such net proceeds will be approximately US$14,280,100. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering.”

(2)	Giving retroactive effect to the formation and reorganization on July 23, 2025 and the 2 for 1 share subdivision effected on September 29, 2025 which are completed prior to the listing.

DILUTION

If you invest in the Shares in this Offering, your interest will be immediately diluted to the extent of the difference between the IPO price per Class A Ordinary Share in this Offering and the net tangible book value per Class A Ordinary Share after this Offering. Dilution results from the fact that the IPO price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share. As of September 30, 2025, we had a historical net tangible book value of US$1,612,441, or US$0.13 per Class A Ordinary Share. Our net tangible book value per Class A Ordinary Share represents total tangible assets less intangible asset, all divided by the number of Class A Ordinary Shares issued and outstanding as of September 30, 2025.

After giving effect to the sale of Class A Ordinary Shares in this Offering at the assumed IPO price of US$4.50 per Class A Ordinary Share, we will have 16,171,736 Class A Ordinary Shares issued and outstanding, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2025, would have been US$16,171,736, or US$0.98 per Class A Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.85 per Class A Ordinary Share to existing investors and immediate dilution of US$3.52 per Class A Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Class A Ordinary Shares in this Offering:

	Post-Offering(1)		Full Exercise of Over-allotment Option(2)
Assumed IPO price per Class A Ordinary Share	US$	4.50	US$	4.50
Net tangible book value per Class A Ordinary Share as of September 30, 2025	US$	0.13	US$	0.13
Increase in pro forma as adjusted net tangible book value per Class A Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this Offering	US$	0.85	US$	0.96
Pro forma as adjusted net tangible book value per Class A Ordinary Share after this Offering	US$	0.98	US$	1.09
Dilution per Class A Ordinary Share to new investors in this Offering	US$	3.52	US$	3.41

(1)	Assumes gross proceeds from the offering of 3,750,000 Class A Ordinary Shares, and assumes that the over-allotment option has not been exercised.

(2)	Assumes gross proceeds from the offering of 4,312,500 Class A Ordinary Shares, and assumes that the over-allotment option has been exercised in full.

Each US$1.00 increase (decrease) in the assumed IPO price of US$4.50 per Class A Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2025, after this Offering by approximately US$0.22 per Class A Ordinary Share, and would increase (decrease) dilution to new investors by US$0.78 per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

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If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after this Offering would be US$1.09, the increase in net tangible book value per Class A Ordinary Share to existing shareholders would be US$0.96, and the immediate dilution in net tangible book value per Class A Ordinary Share to new investors in this Offering would be US$3.41.

To the extent that we issue additional Class A Ordinary Shares in the future, there will be further dilution to new investors participating in this Offering.

The following table summarizes, on a pro forma basis as of September 30, 2025, the differences between the existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us in this Offering, the total consideration paid, and the average price per Class A Ordinary Share paid at the assumed IPO price of US$4.50 per Class A Ordinary Shares, before deducting estimated underwriting discounts and estimated offering expenses. The total number of Class A Ordinary Shares does not include the over-allotment option.

	Class A Ordinary Shares purchased		Total consideration			Average price per Class A Ordinary
	Number	Percent	Amount		Percent	Share
Existing shareholders	12,421,736	76.81%	US$	2,503,449	12.92%	US$	0.20
New investors	3,750,000	23.19%	US$	16,875,000	87.08%	US$	4.50
Total	16,171,736	100.00%	US$	19,378,449	100.00%	US$	1.20

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

WMSI is a British Virgin Islands business company incorporated on May 2, 2025. We operate our business through our Operating Subsidiary in Singapore, Aly Pte. Ltd. Our Operating Subsidiary was incorporated on June 1, 2012 and immediately prior to the to the reorganization, was held as to 4,000,000 ordinary shares by our Controlling Shareholder, and 2,016,747 preference shares by the other shareholders, representing 66.48% and 33.52% of its voting rights, respectively.

On May 2, 2025, WMSI was incorporated under the laws of the BVI, to serve as the holding company of our Operating Subsidiary. One (1) ordinary share, representing our then sole issued share of WMSI was allotted and issued to our Controlling Shareholder.

Corporate reorganization

In advance of this Offering, we undertook an internal reorganization whereby WMSI becoming a holding company of the Operating Subsidiary through a share swap. Both the ordinary and preference shares of our Operating Subsidiary were swapped on a 1:1 basis to class A ordinary shares in our Company.

The following are the major corporate actions undertaken as part of the reorganization:

1.

On July 4, 2025, the Company passed written resolutions to increase and re-classify its then existing authorized shares and adopt the Amended and Restated Memorandum and Articles. Prior to the re-classification exercise, the Company was authorized to issue a maximum of 50,000 ordinary shares of a single class of no par value each.

2.	Subsequent to the registration of the Amended and Restated Memorandum and Articles with the BVI Registrar of Corporate Affairs on July 10, 2025, the Company is authorized to issue an unlimited number of Class A Ordinary Shares and up to a maximum of 5,000,000 Class B Ordinary Shares with no par value each. The one (1) ordinary share held by the Controlling Shareholder, Dr. Clemen Chiang, was repurchased and cancelled upon repurchase and one (1) Class B Ordinary Share was issued to him.

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3.	On July 14, 2025, to reinforce the long-term control and stability ahead of this Offering, Dr. Clemen Chiang was allotted and issued 799,999 Class B Ordinary Shares and 194,121 Class A Ordinary Shares, each at a consideration of US$0.0001 per Share. On July 15, 2025, Dr. Clemen Chiang transferred 194,121 Class A Ordinary Shares to Colemen Pte. Ltd., a company wholly owned by Ms. Yee Ser Im, a co-founder of our Operating Subsidiary, our Chief Operating Officer and Director.

4.

On July 21, 2025, our Controlling Shareholder and the Other Shareholders entered into an implementation agreement, pursuant to which the Company acquired 100% of the issued shares of Aly Pte. Ltd. (being (i) 4,000,000 ordinary shares denominated in SGD and (ii) an aggregate of 2,016,747 preference shares denominated in SGD), in exchange for the allotment and issuance of 6,016,747 Class A Ordinary Shares (the “Share Swap”). The 6,016,747 Class A Ordinary Shares were allotted and issued on July 23, 2025.

5.

Following the Share Swap, Aly Pte. Ltd. became a wholly-owned subsidiary of the Company, and the Controlling Shareholder, Colemen Pte. Ltd. and the Other Shareholders hold 100% of the equity interests of the Company.

Upon the completion of the Share Swap, the ownership of our subsidiary will be as follows:

Subsidiary Name	Background	Ownership
Aly Pte. Ltd.	— A Singapore company — Formed on June 1, 2012 — Provision of financial information analytics software services	100% owned by WMSI

Upon completion of the Share Swap, 4,000,000 Class A Ordinary Shares and 800,000 Class B Ordinary Shares were legally and beneficially owned by our Controlling Shareholder, 194,121 Class A Ordinary Shares were legally and beneficially owned by Colemen Pte. Ltd., and 2,016,747 Class A Ordinary Shares were legally and beneficially owned the other shareholders, all of whom have no affiliation with us. On July 29, 2025, Dr. Clemen Chiang transferred an aggregate of 800,000 Class A Ordinary Shares to five of his relatives and affiliates at a nominal consideration of S$0.0001 per Class A Ordinary Share. Our Controlling Shareholder presently holds 86.44% of the voting power of the Company and will hold 79.71% of the voting power immediately after this Offering. Because more than 50% of the voting power of the Company is held by our Controlling Shareholder after the completion of this Offering, we will be a controlled company under The Nasdaq Capital Market corporate governance rules. See “Risk Factors — Risks Related to our Class A Ordinary Shares and this Offering.”

Holders of Class A Ordinary Shares and holders of Class B Ordinary Shares will vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company (other than in respect of separate general meetings of the holders of a class or series of shares) and have the same rights except that (a) each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to twenty (20) votes and (b) each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, and Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. As at the date of this prospectus, all the issued 800,000 Class B Ordinary Shares are held by our Controlling Shareholder.

On September 29, 2025, each issued and unissued Class A ordinary share without par value of the Company was subdivided into two Class A Ordinary Shares without par value and each issued and unissued Class B ordinary share without par value of the Company was subdivided into two Class B Ordinary Shares. As a result, as of the date of this prospectus, we are authorised to issue an unlimited number of Class A Ordinary Shares and 10,000,000 Class B Ordinary Shares, and 12,421,736 Class A Ordinary Shares and 1,600,000 Class B Ordinary Shares are issued and outstanding.

The following chart illustrates our corporate structure immediately prior to and upon completion of this Offering, assuming the underwriters do not exercise the over-allotment option:

Ms. Yee Ser Im

100%
Dr. Clemen Chiang		Colemen Pte. Ltd. (Singapore)			Other Shareholders		Public Shareholding

Pre-IPO: 57.05%	Post-IPO: 45.02%	Pre-IPO: 2.77%	Post-IPO: 2.18%		Pre-IPO: 40.18%	Post-IPO: 24.67%	Pre-IPO: 0%	Post-IPO: 28.13%

Wealth Management System Inc. (BVI)

100%
Aly Pte. Ltd. (Singapore)

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Our principal office is located at 71 Ayer Rajah Crescent #03-25, Singapore 139951. Our telephone number at this location is +1(570)774-5464. Our principal website address is https://wealth-management.com. The information contained on our website does not form part of this prospectus. Our registered office in the British Virgin Islands is located at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands, VG1110.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

We are offering 3,750,000 Class A Ordinary Shares of WMSI, our British Virgin Islands holding company, representing 21.10% of the issued Ordinary Shares following completion of the offering of WMSI, assuming the underwriters do not exercise the over-allotment option. The Selling Shareholders are offering 1,250,000 Class A Ordinary Shares of WMSI, representing 7.03% of the issued Ordinary Shares following completion of the offering of WMSI, assuming the underwriters do not exercise the over-allotment option, to the underwriters pursuant to this prospectus.

Key Milestones

The key milestones in the development of the Operating Subsidiary, Aly, are highlighted chronologically below:

Year	Milestone
2016-2017

Aly was recognized as the Gold Winner of the SiTF Awards for Best Innovative Start-up (Early Stage), affirming its leadership in Singapore’s fintech ecosystem. During this period, Aly received support from the National Research Foundation, Prime Minister’s Office, Singapore, under the Interactive & Digital Media Strategic Research Programme’s i.JAM Reload initiative, which facilitated early platform development.

2018-2019	Aly completed a Series A funding round, securing capital to scale its operations and enhance its platform.
2020–2021

Aly earned the Two Comma Club Award, recognizing significant revenue achievements, and received the Gold Trusted Service Award for excellence in customer trust and service. These accolades underscored Aly’s growing reputation and user base.

2022–2023

Aly was named one of Singapore’s Fastest-Growing Companies and received the Platinum Trusted Service Award, highlighting its sustained growth and commitment to quality. These achievements solidified Aly’s position as a leading fintech provider in Singapore.

2024–2025	Aly was selected for the Google AI Cloud Take-Off Programme, recognizing its innovative use of AI technologies. The company also won the Huawei Award for AI & Generative AI and participated in the IBM Hyper Protect Accelerator, further validating its advancements in AI-driven fintech solutions. The platform’s AI interface, branded as SpikingAI, was enhanced to deliver superior analytics and user interaction.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a fintech company delivering advanced market analytics and AI-powered insights to investors. Our core mission is to enhance investor financial intelligence and empower them to navigate the financial market through the use of innovative technology.

We bridge the information gap for investors by offering a platform that simplifies access to the select set of static financial data which we believe will help them make insightful investment decisions. Our flagship product, Spiking (launched in 2016) combines these features into a user-friendly experience. Spiking curates real-time data, including earnings reports, trending market news, insider trading reports and access to delayed real-time stock prices and movements of U.S. listed companies, to provide useful metrics to users. A core feature of Spiking is the AI-powered “SpikingAI”, a hybrid of calibrated large language models (LLMs) and generative AI, that allows us to provide tailored predictive insights and simplify complex financial data for the investing end-users. By utilizing AI-processing, Spiking is able to analyze market updates and historical price trends in real-time, transforming this data into actionable insights.

Since its launch, Spiking’s services are accessible through the website and mobile apps.

For the two years ended March 31, 2024, 2025 and the six months period ended September 30, 2024 and 2025, our revenues were primarily generated from (i) sale of perpetual access to a hosted software platform to individual end users (B2C); (ii) revenue from the sale of hosted software platform access with bulk activated user accounts to resellers (B2B), hosting services of the platform for the end users All of the Company’s contracts with clients do not contain cancelable and refund-type provisions.

Key Factors that Affect Results of Operations

Our results of operations have been and will continue to be affected by various factors, including those set out below:

Our ability to retain existing and acquire new customers

The Company’s success hinges on effectively retaining existing customers and acquiring new users. While our current business model involves sales of one-off perpetual lifetime licenses, we consider that customer retention is critical as existing users provide valuable feedback which we use to improve our products, and often refer new customers via word-of-mouth, driving organic growth. To continue monetizing existing users, we plan to introduce new products in the future as we expand our offerings and ecosystem. In addition, we intend to add a subscription-based model as we expand into different capital markets, which could involve subscriptions, potential cancellations, and churn rates. Customer retention could be negatively impacted if our AI-powered stock trading ideas or analytical tools fail to consistently aid users in making profitable investment decisions. User trading losses or perceptions of ineffective platform insights may lead to dissatisfaction with our products, which may then result in reduced engagement or increased churn rates if subscription models are implemented. Furthermore, negative experiences and feedback could damage our reputation, hindering new customer acquisition. The financial market’s inherent volatility and unpredictability mean there can be no guarantee that our products will always meet user expectations for trading insights. Consequently, any perceived lack of success in assisting users to profit may result in attrition and difficulties in acquiring new users, potentially materially and adversely affecting our business, financial condition, and operational results.

Intense competition in the fintech industry

The fintech industry faces intense competition, posing significant challenges to future prospects and operating results. This competitive landscape includes established financial institutions adopting new technologies, startups introducing innovative solutions, and large technology companies entering financial services. New investment insights, theories, or AI-driven tools may emerge, directly or indirectly competing with our investment analytical tools and insights. Such competition can lead to pricing pressures, increased customer acquisition costs, and the need for continuous investment in research and development. Failure to differentiate our offerings or adapt quickly to market changes may result in lost market share, customer retention struggles, and a negative impact on revenue and profitability. The constant evolution of technology and shifting customer preferences further intensify this competition, requiring agility and responsiveness to maintain our competitive edge.

Whilst the Company’s hosted software platform is functionally complete at the time the customer is granted access. It includes all AI-based signal tracking, portfolio tools, and financial insight functionality. There is no contractual obligation on the existing contracts to provide future enhancements and AI model retraining. The AI technologies are subject to continuous and rapid advancements. We continually invest in improving our platform and developing new and enhanced versions of our products. These new and improved products, when introduced, may require customers to make additional purchases or enter into new agreements to access the upgraded features. Although we are not contractually obligated to provide future enhancements for existing licenses, we believe that offering improved versions can help us maintain and strengthen our market position. For the avoidance of doubt, such future enhancements or new versions are not included in existing customer contracts and do not affect the timing of revenue recognition for previously granted access. Failure to keep pace with industry developments, enhance our algorithms, or address potential flaws in our AI systems could render our existing platform less competitive or obsolete in future. Additionally, misuse of our AI tools by customers or errors in AI-generated insights could lead to financial losses for users, exposing us to liability and reputational risks.

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Reliance on key personnel

Our success is contingent upon the sustained contributions of our management and technical teams, whose expertise is vital to our platform and industry. Dr. Clemen Chiang, our director and chairman of the Board, is instrumental to our continued success and strategic vision. His leadership has been the cornerstone of our growth, and his prominent public image has been a primary draw for users of our AI investment platform. The possible departure of Dr. Clemen Chiang or other key personnel, or our failure to attract and retain skilled individuals in a competitive job market, could disrupt operations, delay product development, and impede our growth strategy.

Income taxes

British Virgin Islands

The Group’s entity established in the British Virgin Islands is exempted from corporate income tax. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Singapore

A company is regarded as a tax resident in Singapore if the control and management of the company’s business is exercised in Singapore. Singapore profits tax has been provided on the estimated assessable profits arising in Singapore at a rate of 17%, which is the Singapore corporate income tax flat rate on chargeable income.

New accounting standards

See the discussion of the recent accounting pronouncements contained in Note 2 “Summary of significant accounting policies - Recently issued accounting pronouncements” to the financial statements.

Results of Operations

Year ended March 31, 2025 compared to year ended March 31, 2024

The following table sets forth a summary of the results of operations of us for the years indicated, both in absolute amount and as a percentage of our total revenues.

	For the Years Ended March 31,
	2024	2025
	S$	S$	US$	% of change

OPERATING REVENUES
Revenue from sale of hosted software platform access	830,395	3,269,379	2,431,669	293.7%
COST OF REVENUES	(289,033)	(644,224)	(479,155)	122.9%
GROSS PROFIT	541,362	2,625,155	1,952,514	384.9%
OPERATING EXPENSES
Selling and marketing expenses	(28,593)	(187,256)	(139,276)	554.9%
General and administrative expenses	(1,190,185)	(891,843)	(663,327)	-25.1%
(LOSS) / INCOME FROM OPERATIONS	(677,416)	1,546,056	1,149,911	-328.2%

OTHER EXPENSE
Interest expenses	(969)	(2,566)	(1,909)	164.8%
Foreign exchange loss	(2,200)	(29,829)	(22,186)	1255.9%
Fair value loss on digital assets	-	(51,101)	(38,007)	100.0%
Other income / (expense), net	42,015	(1,107)	(823)	-102.6%
(Loss) / Income before income tax	(638,570)	1,461,453	1,086,986	-328.9%
Provision for income tax	-	-	-	0%
Net (loss) / income	(638,570)	1,461,453	1,086,986	-328.9%

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Operating Revenues

Our total operating revenues increased by 293.7% to S$3,269,379 (US$2,431,669) for the year ended March 31, 2025, from S$830,395 (US$617,624) for the year ended March 31, 2024. The majority of our revenues were generated from the sale of hosted software platform access license for using our SpikingAI platform for the year ended March 31, 2024 and 2025, respectively.

	For the Years Ended March 31,
	2024	2025
	S$	S$	US$	% of change
Sale of hosted software platform access to individual end users (B2C)	830,395	1,928,379	1,434,272	132.2%
Bulk sale of hosted software platform access with activated user accounts to resellers (B2B)	-	1,341,000	997,397	100.0%
	830,395	3,269,379	2,431,669	293.7%

Our SpikingAI platform was newly launched in 2016 and since its inception, substantial marketing resources have been allocated to promote the platform’s innovative features and capabilities. This concerted effort yielded significant user growth, as evidenced by the increased number of sale of hosted software platform access to individual end users (B2C) and bulk sale of hosted software platform access with activated user accounts to resellers (B2B). Consequently, this surge in membership number directly contributed to the substantial revenue growth observed in the fiscal year ended March 31, 2025.

Cost of revenues

Cost of revenues increased by 122.9% to S$644,224 for the year ended March 31, 2025, from S$289,033 for the year ended March 31, 2024. Cost of revenues primarily consists of personnel costs (including salaries and benefits) for employees associated with technical support and software maintenance, professional services organizations, third party payment processing fees incurred when customers pay for our services. In particular the payment processing fees are charged based on transaction value and volume. The significant growth in the number of sale of hosted software platform access base of our SpikingAI platform directly led to the increase in cost of revenues.

Gross profit and gross margin

Gross profit saw an increase of 384.9%, rising to S$2,625,155 for the year ended March 31, 2025, compared to S$541,362 for the year ended March 31, 2024. Concurrently, the gross profit margin improved significantly to 80.3% from 65.2% over the same period, primarily attributable to the SpikingAI platform achieving economies of scale contributed from the significant user growth, as evidenced by the increased number of sale of hosted software platform access to individual end users (B2C) and bulk sale of hosted software platform access with activated user accounts to resellers (B2B) and certain cost of revenues are fixed costs or did not increase proportionately.

Selling and marketing expenses

Selling and marketing expenses experienced a substantial increase of 554.9%, rising to S$187,256 for the year ended March 31, 2025, from S$28,593 for the year ended March 31, 2024. This increase was primarily driven by intensified marketing and advertising efforts to promote our SpikingAI platform. Recognizing its early operational stage, management allocated considerable resources to marketing, with a particular focus on social media advertising and other social networking channels.

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General and administrative expenses

General and administrative expenses decreased by 25.1% to S$891,843 for the year ended March 31, 2025, from S$1,190,185 for the year ended March 31, 2024. General and administrative expenses mainly represented payroll and welfare expenses, office related expenses, travelling expenses, professional service expenses, depreciation and amortization. The decrease was mainly due to (i) reduction of traveling expenses as our business had then been providing digital services; and (ii) decreased in payroll expenses due to management effort in streamlining the work scope and required lesser administrative workforce.

Interest expenses

Interest expenses increased by 164.8% to S$2,566 for the year ended March 31, 2025, from S$969 for the year ended March 31, 2024. Interest expenses represented interest expenses on bank borrowings. The increase in interest expenses was mainly due to the taking out of new working capital bank loans during the fiscal year 2025.

Foreign exchange loss

Foreign exchange loss increased by 1,255.9% to S$29,829 for the year ended March 31, 2025, from S$2,200 for the year ended March 31, 2024. Our SpikingAI platform accepts payments in US Dollar while our reporting currency is Singapore Dollar. The foreign exchange loss represented the fluctuation of the US Dollar against Singapore Dollar.

Provision for income taxes

No provision for income taxes for the year ended March 31, 2025 as there was sufficient tax credits from the net operating losses carried forward to be utilized to offset against the taxable income for the year ended March 31, 2025. And no provision for income taxes for the year ended March 31, 2024 was due to it was in a net operating loss.

Net (loss) / income

As a result of the foregoing, our net income for the year ended March 31, 2025, was S$1,461,453, a significant improvement from a net loss of S$638,570 for the year ended March 31, 2024. This resulted in a net profit margin of 44.7% for the year ended March 31, 2025, compared to a negative margin in the prior year. This positive shift is attributable to our SpikingAI platform achieving an adequate paid number of sale of hosted software platform access base and becoming profitable.

For six months period ended September 30, 2025 compared to six months period ended September, 2024

The following table sets forth a summary of the results of operations of us for the six months periods indicated, both in absolute amount and as a percentage of our total revenues.

	For the Six Months period Ended September 30,
	2024	2025
	S$	S$	US$	% of change

OPERATING REVENUES
Revenue from sale of hosted software platform access	985,840	1,030,617	798,742	4.5%
COST OF REVENUES	(292,919)	(203,211)	(157,491)	(30.6)%
GROSS PROFIT	692,921	827,406	641,251	19.4%
OPERATING EXPENSES
Selling and marketing expenses	(79,801)	(51,041)	(39,557)	(36.0)%
General and administrative expenses	(465,857)	(458,521)	(355,360)	(1.6)%
INCOME FROM OPERATIONS	147,263	317,844	246,334	115.8%

OTHER INCOME, NET
Interest expenses	-	(15,468)	(11,988)	100.0%
Foreign exchange loss	-	(34,440)	(26,692)	100.0%
Fair value gain on digital assets	-	23,529	18,236	100.0%
Other income, net	2,006	228,625	177,188	11,297.1%
Income before income tax	149,269	520,090	403,078	248.4%
Provision for income tax	-	-	-	0%
Net income	149,269	520,090	403,077	248.4%

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Operating Revenues

Our total operating revenues increased by 4.5% to S$1,030,617 (US$798,742) for six months period ended September 30, 2025, from S$985,840 for the six months period ended September 30, 2024. Substantially all of our revenues were generated from the sale of hosted software platform access license for using our SpikingAI platform for the six months period ended September 30, 2025 and 2024, respectively.

	For the Six Months period Ended September 30,
	2024	2025
	S$	S$	US$	% of change
Sale of hosted software platform access to individual end users (B2C)	985,840	1,030,617	798,742	4.5%
Bulk sale of hosted software platform access with activated user accounts to resellers (B2B)	-	-	-	0%
	985,840	1,030,617	798,742	4.5%

The SpikingAI platform was launched in 2016. Since inception, the Company has incurred marketing expenditures to promote the platform’s features and functionality. These activities have contributed to user adoption, as evidenced by the continued sales of hosted software platform access to individual end users (B2C) during the six-month periods ended September 30, 2024 and 2025. The sustained level of sales indicates that ongoing platform enhancements and marketing efforts have supported the Company’s ability to attract new users purchasing perpetual access to the platform.

Cost of revenues

Cost of revenues decreased by 30.6% to S$203,211 for the six-month period ended September 30, 2025, from S$292,919 for the six-month period ended September 30, 2024. Cost of revenues primarily consists of personnel costs, including salaries and benefits for employees engaged in technical support, fees paid to professional services providers, and third-party payment processing fees incurred when customers remit payments for our services. Payment processing fees are generally variable in nature and are based on transaction value and volume. The decrease in cost of revenues was primarily attributable to economies of scale achieved as the platform matured, resulting in lower incremental costs related to platform upgrades and ongoing operational support.

Gross profit and gross margin

Gross profit increased by 19.4% to S$827,406 for the six-month period ended September 30, 2025, compared to S$692,921 for the six-month period ended September 30, 2024. Gross profit margin increased to 80.3% from 70.3% over the same period. The improvement in gross profit and gross margin was primarily attributable to sustained user growth on the SpikingAI platform and a reduction in cost of revenues resulting from economies of scale.

Selling and marketing expenses

Selling and marketing expenses decreased by 36.0% to S$51,041 for the six-month period ended September 30, 2025, from S$79,801 for the six-month period ended September 30, 2024. The decrease was primarily attributable to lower marketing expenditure during the period, reflecting increased efficiency in marketing activities and a greater contribution from customer referrals.

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General and administrative expenses

General and administrative expenses decreased by 1.6% to S$458,521 for the six-month period ended September 30, 2025, from S$465,857 for the six-month period ended September 30, 2024. General and administrative expenses mainly represented payroll and welfare expenses, office related expenses, travelling expenses, professional service expenses, depreciation and amortization. The modest increase indicates that the Company maintained a relatively stable general and administrative cost structure during the period.

Interest expenses

Interest expenses increased by 100.0% to S$15,468 (US$ 11,988) for the six-month period ended September 30, 2025, from nil for the six-month period ended September 30, 2024. Interest expenses represented interest expenses on bank borrowings. The increase in interest expenses was mainly due to the taking out of new working capital bank loans during the fiscal year 2025.

Fair value gain on digital assets

For the six-month period ended September 30, 2025, the Company recorded a fair value gain on digital assets of $23,529 (US$18,236), representing a 100.0% increase compared to nil for the six-month period ended September 30, 2024. The gain was primarily attributable to the increase in the market price of Bitcoin during the period.

For the six-month period ended September 30, 2024, no fair value gain on digital assets was recognized, as the Company did not procure any digital assets during that period.

Foreign exchange loss

Foreign exchange loss increased by 100.0% to S$34,440 for the six-month period ended September 30, 2025, from nil for the six-month period ended September 30, 2024. Our SpikingAI platform accepts payments in US Dollar while our reporting currency is Singapore Dollar. A significant portion of the foreign exchange loss arose from the holding of digital assets denominated in U.S. dollars, amounting to S$34,626. This was partially offset by foreign exchange gains from certain vendor payments made in U.S. dollars. The foreign exchange loss represented the fluctuation of the US Dollar against Singapore Dollar.

Other income, net

Net other income has increase by 11,297.1% to S$228,625 for the six-month period ended September 30, 2025, from S$2,006 for the six-month period ended September 30, 2024. The significant increment was due to Spiking has hosted a one off marketing event and in collaboration with Moet Hennessy Diageo Singapore in September 2025, other income has generated through ticket and beverage sales, attendees are mainly users from spiking platform. These income has offset the cost of hosting such events.

Provision for income taxes

No provision for income taxes for the six-month period ended September 30, 2025 and 2024 as there was sufficient tax credits from the net operating losses carried forward to be utilized to offset against the taxable income for six-month period ended September 30, 2025 and 2024.

Net income

As a result of the foregoing, net income was S$520,090 for the six-month period ended September 30, 2025, compared to S$149,269 for the six-month period ended September 30, 2024. Net income increased by 248.4% over the same period. The improvement in net income and net profit margin was primarily attributable to higher sales of software access and the contribution of income generated from marketing-related events during the period.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

Our use of cash was primarily related to operating activities and purchase of equipment. We have historically financed our operations primarily through our cash flow generated from our business operations and advances from our director. As going concern is much dependent on its ability to generate sufficient cash flow and obtain additional financing to meet its future obligations.

We believe we have sufficient cash generated from operations to meet our regular working capital requirements based on the existing cash and financial support from our controlling shareholder for the next 12 months from September 30, 2025, which is also based on our management’s experience, the financial data available and the expected proceeds obtained through the IPO.

We have strategic plans to expand our business by investment in research and development, expanding customer base and into new markets, and enhancing technology licensing. We plan to utilize the proceeds raised from the Company’s IPO to achieve this. Additionally, in the event of insufficient liquidity to meet our current obligations, the Company may consider plans to raise capital through offering additional shares or tapping into an appropriate capital market.

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Years ended March 31, 2025 and 2024

The following table sets forth a summary of our cash flows information for the years indicated:

	Year ended March 31,
	2024	2025	2025
	S$	S$	US$
Cash at beginning of the year	654,337	208,641	155,181
Net cash (used in) / provided by operating activities	(605,455)	57,792	42,984
Net cash used in investing activities	(3,660)	(374,862)	(278,811)
Net cash provided by financing activities	163,419	485,829	361,345
Cash at end of the year	208,641	377,400	280,699

Operating activities

Our cash inflow from operating activities was principally receipt of payments from customers. Our cash outflows from operating activities were principally due to payments for salaries, payment processing fees to financial institutions, rental, and other administrative and operating expenses. Net cash used in or provided by operating activities reflects our net loss or income adjusted for depreciation of equipment, amortization of right-of-use assets, change in fair value of financial instruments, and change in operating assets and liabilities items including accounts receivable, deposits, prepayments and other receivables, other payables and accrued liabilities and repayment of operating lease obligation.

Net cash provided by operating activities for the year ended March 31, 2025 was S$57,792, as compared to net cash used in operating activities of S$605,455 for the year ended March 31, 2024. The turnaround of net cash provided by operating activities from net cash used in operating activities was mainly due to the net income of S$1,461,453 for the fiscal year 2025, albeit the increase of accounts receivable by S$1,496,122, as compared to net loss of S$638,570 for the fiscal year 2024.

Investing activities

Our cash used in investing activities represented purchases of equipment and purchase of digital assets.

During the year ended March 31, 2024, we had net cash outflow from investing activities of S$3,660, which arose from the purchases of equipment.

During the year ended March 31, 2025, we had net cash outflow from investing activities of S$374,862, of which S$14,647 was due to purchases of equipment and S$360,215 was due to purchases of digital assets.

Financing activities

Our cash inflows from financing activities primarily resulted from proceeds from new bank loans, while cash outflows were due to repayments of bank loans.

During the year ended March 31, 2024, we had net cash provided by financing activities of S$163,419, which arose from the advances of general operating expenses by the controlling shareholder.

During the year ended March 31, 2025, we had net cash provided by financing activities amounted to S$485,829, which was a result of obtaining a new working capital loan and facility of S$394,534, net of repayment, and advances of general operating expenses by the controlling shareholder of S$91,295.

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Six Months period ended September 30, 2025 and 2024

The following table sets forth a summary of our cash flows information for the years indicated:

	Six Months period ended September 30,
	2024	2025	2025
	S$	S$	US$
Cash at beginning of the period	208,641	377,400	292,489
Net cash provided by operating activities	173,922	606,358	469,936
Net cash used in investing activities	(11,999)	(1,755,603)	(1,360,616)
Net cash (used in)/provided by financing activities	(38,268)	1,068,189	827,861
Cash at end of the period	332,297	296,344	229,670

Operating activities

Our cash inflow from operating activities was principally receipt of payments from customers. Our cash outflows from operating activities were principally due to payments for salaries, payment processing fees to financial institutions, rental, and other administrative and operating expenses. Net cash used in or provided by operating activities reflects our net loss or income adjusted for depreciation of equipment, amortization of right-of-use assets, change in fair value of digital asset, loss from exchange of digital assets, and change in operating assets and liabilities items including accounts receivable, deposits, prepayments and other receivables, other payables and accrued liabilities and repayment of operating lease obligation.

Net cash provided by operating activities was S$173,922 for the six-month period ended September 30, 2024, compared to S$606,358 for the six-month period ended September 30, 2025. The increase in net cash provided by operating activities was due to increase of operating profit.

Investing activities

Our cash used in investing activities represented purchases of equipment and purchase of digital assets.

During the six-month period ended September 30, 2024, we had net cash outflow from investing activities of S$11,999, which arose from the purchases of equipment.

During the six-month period ended September 30, 2025, we had net cash outflow from investing activities of S$1,755,603, it was due to purchases of digital assets.

Financing activities

Our cash inflows from financing activities primarily resulted from proceeds from new bank loans and related party loan, while cash outflows were due to repayments of bank loans.

During the six-month period ended September 30, 2024, we had net cash used in financing activities of S$38,268, which arose from the reimbursement of general operating expenses paid by the controlling shareholder.

During the six-month period ended September 30, 2025, we had net cash provided by financing activities amounted to S$1,068,189, which was a result of obtaining a new working capital loan and facility from the related party, amount of S$1,877,000, net of repayment, and offset by reimbursement of general operating expenses by the controlling shareholder of S$224,619.

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Contractual Obligations

The following table summarized our contractual obligations, which include principal in the cases of bank borrowings and operating leases, as of March 31, 2025:

	Payment due by period
	Less than 1 year	1 to 3 years	3 to 5 years	Total
	S$	S$	S$	S$
Contractual Obligations:
Operating leases	88,860	-	-	88,860
Bank loans	68,032	153,730	172,772	394,534
Total contractual obligations	156,892	153,730	172,772	483,394

The following table summarized our contractual obligations, which include principal in the cases of bank borrowings, loan from related party and operating leases, as of September 30, 2025:

	Payment due by period
	Less than 1 year	1 to 3 years	3 to 5 years	Total
	S$	S$	S$	S$
Contractual Obligations:
Operating leases	40,895	-	-	40,895
Bank loans	70,844	250,405	39,745	360,994
Loan from related party	1,877,000	-	-	1,877,000
Total contractual obligations	1,988,739	250,405	39,745	2,278,889

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support, or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Foreign currency risk

We are headquartered in Singapore, and the majority of our expenses are paid in Singapore Dollars. Our SpikingAI platform generates income in US Dollars, exposing us to foreign currency risk due to the mismatch between our income and expense currencies. While the Singapore Dollar generally appreciated slightly against the US Dollar during the two years ended March 31, 2025, the management believes the impact has not been material to the Group’s operating results. We have not implemented any hedges against this foreign currency risk, but management will continue to monitor the trend of the Singapore Dollar against the US Dollar and take necessary action if the risk becomes significant.

Interest rate risk

As of six month ended September 30, 2025 and year ended March 31, 2025, we had an outstanding banking facility and a working capital loan from banks in Singapore. These loans and facilities carried a fixed interest rate between 8.5% and 7.75% per annum throughout their respective periods. We do not have an interest rate hedging policy to mitigate the risk of fluctuating interest rates. However, our management closely monitors interest rate exposures and assesses the Group’s position to secure new bank loans or finance leases.

Price risk

As of six months period ended September 30, 2025 and year ended March 31, 2025, our balance sheet reported holdings of digital assets amounted to S$2,053,620 (US$1,591,584) and S$309,114 respectively. These digital assets are cryptocurrencies traded on a reputable crypto exchange, held for short-term strategic purposes as a hedge against fiat currency. We acknowledge the inherent price volatility of cryptocurrencies and the potential for significant unrealized gains or losses, which could materially impact our operating results and financial position.

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Critical Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting policy is both material to the presentation of financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations.

We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements.

Valuation of Digital Assets

The Company holds digital assets, which are recorded at fair value in accordance with U.S. GAAP. The valuation of digital assets is considered a critical accounting estimate because it requires management to make significant judgments and assumptions in determining fair value at each reporting date.

The fair value of digital assets is determined based on quoted prices from active markets, when available, or observable market inputs obtained from reputable digital asset exchanges. Management exercises judgment in selecting the principal market, assessing market activity, and evaluating the reliability of pricing sources, particularly in periods of high market volatility, reduced liquidity, or market dislocation.

Changes in market conditions, including fluctuations in market prices, trading volumes, and liquidity, may significantly affect the fair value of digital assets. Accordingly, changes in assumptions or the use of different valuation inputs could result in materially different fair value measurements and could have a material impact on the Company’s financial condition, results of operations, and cash flows.

Management reassesses the valuation of digital assets at each reporting date and recognizes realized and unrealized gains or losses resulting from changes in fair value in the consolidated statements of operations.

For the six months period ended September 30, 2025, fair value gain on digital assets is $23,529 (US$18,236), due to the increase in price of Bitcoin. For the six months period ended September 30, 2024, fair value gain on digital asset is nil, as company has not procured any digital asset during the period.

Revenue Recognition

Revenue from contracts with customers is recognized in accordance with ASC 606. The most significant judgments relate to identifying performance obligations, determining standalone selling prices (“SSP”), and determining the period over which Company managed hosting (“Hosting Services”) provide benefit to customers.

The Company has concluded that perpetual licenses represent right-to-use functional intellectual property and revenue is recognized at a point in time when control transfers. When customers or resellers elect to use Hosting Services, the Company has concluded that Hosting Services are distinct from the Software license because customers can benefit from the Software independently and Hosting Services do not significantly modify or integrate the Software. As such, Hosting Services are accounted for as a separate performance obligation. To the extent the transaction price is allocated to Hosting Services, revenue allocated to Hosting Services is recognized over time on a straight-line basis over the expected period of benefit.

For the years ended March 31, 2024 and 2025, the Company did not allocate transaction price to Hosting Services and did not recognize Hosting Services revenue over time, as the impact of this error was not material. Accordingly, the Company did not revise its previously issued annual financial statements for the fiscal years ended March 31, 2024 and 2025. For the six months ended September 30, 2024, management likewise concluded the impact would not be material. For the six months ended September 30, 2025, the Company allocated consideration to Hosting Services and recognized the related revenue over time.

Management estimates Hosting SSP using a market approach because Hosting Services are not sold separately. License SSP is determined using observable standalone sales of licenses. When Hosting Services are elected, the Company allocates the transaction price between the license and Hosting Services based on relative SSP.

To determine the period of benefit for Hosting Services, management analysed customer active-user periods, usage behaviour and industry benchmark data, and concluded that Hosting Services generally provide benefit over a one-year period. Changes in these estimates may affect the amount and timing of revenue recognized.

Management evaluated the quantitative and qualitative factors under SAB No. 99 and SAB No. 108 and concluded that deferring the portion of consideration that would be allocated to Hosting Services would have reduced total revenue by approximately 0.2% and 0.6% for the years ended March 31, 2024 and 2025, respectively. The corresponding impact on net loss/net income was approximately 0.2% and 1.3%, respectively. Accordingly, the Company concluded the adjustment was not material to the periods presented and did not restate for years ended March 31, 2024, 2025 and September 30, 2024 financial statements. Company has allocated transactions price for hosting service and recognize hosting revenue accordingly for the six months period ended September 30, 2025.

Valuation allowance for deferred tax assets

We account for income taxes using the liability method in accordance with ASC 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in earnings. Deferred tax assets are reduced by a valuation allowance through a charge to income tax expense when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized.

The valuation allowance is considered on an individual entity basis. As of March 31, 2024, 2025 and September 30, 2025 valuation allowances on deferred tax assets are provided because we believe that it is more-likely-than-not that certain of the subsidiaries will not be able to generate sufficient taxable income in the near future, to realize the deferred tax assets carried-forwards.

As of March 31, 2024 and 2025, the total valuation allowance for deferred tax assets was approximately SGD 0.7 million and SGD 0.4 million, respectively. As of September 30, 2025, the total valuation allowance for deferred tax assets was approximately SGD 0.3 million.

BUSINESS

Overview

We are a fintech company delivering online financial intelligence and AI-powered insights to investors. Our core mission is to enhance the ability of investors to navigate the capital market through the use of innovative technology.

We bridge the information gap for investors by offering a platform that simplifies access to critical financial data. Our flagship product, Spiking combines these features into a user-friendly experience. Spiking curates historical financial data, including earnings reports, trending market news and insider trading reports to provide useful metrics to users to conduct investment analysis. A core feature of Spiking is the AI-powered “SpikingAI”, a hybrid of calibrated large language models (LLMs) and generative AI, that allows us to simplify complex financial data for the end-user in an intuitive manner. By utilizing AI-processing, Spiking is able to analyze market updates and historical price trends as they are publicized, transforming this data into actionable insights.

During the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025, we primarily generated our revenue from the sales of access licenses to Spiking, our hosted software platform.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

Cost-Effective Analytical Tools

Our platform delivers institutional-grade financial intelligence and analytics, powered by proprietary AI algorithms at a fraction of the cost charged by traditional providers. This price accessibility allows us to serve both retail investors seeking sophisticated tools and institutional clients with limited operational budgets. By offering a cost-effective alternative, we accelerate user adoption in segments historically underserved by premium competitors.

Proprietary Technology

Our core product, Spiking is anchored by a proprietary infrastructure that integrates machine learning and big data, our product delivers precise data insights catered to the user’s requirements.

Scalable Revenue Framework

Our hosted software platform has been functionally completed with AI based signal tracking, portfolio tools, financial insight, augmented by technology licensing, ensures predictable revenue and supports efficient scaling, allowing us to expand our user base and services with minimal incremental costs.

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Experienced Leadership Expertise

Our management team has extensive experience and in-depth understanding of the fintech industry, which helps direct the development and growth of our business.

We are led by a management team of industry professionals with a combined working experience in fintech, financial services and technology. Dr. Clemen Chiang, our director and chairman of the board, has been actively involved in the financial industry for more than a decade. Dr. Clemen Chiang has extensive industry experience, and combined with a background in engineering, business and finance, he brings a profound viewpoint and insights into the market and upcoming opportunities. As a certified ScrumMaster, Dr. Clemen Chiang leads the overall tech development of our core product, Spiking. Additionally, Dr. Clemen Chiang is a Chartered Manager, showcasing his dedication and experience as a manager and exceptional leader that guides our strategy and sets the tone for the management of our Company.

Together with our dedicated team, their collective expertise, extensive business network, and strong market intelligence have enabled them to identify customer needs, keep abreast of changes in government and regulatory requirements, and stay up-to-date on future trends and technology related to the industry. We believe that our experienced and professional management team is essential in driving continuous growth and shaping the future of our Company.

Our Strategies

We intend to pursue the following strategies to further expand our business:

Advance product development

We plan to invest significantly in research and development to enhance our platform’s capabilities, incorporating next-generation AI algorithms and advanced data analytics to deliver more precise and personalized investment tools, thereby increasing user engagement and satisfaction.

Expand membership base

By implementing targeted marketing campaigns and offering tiered subscription plans, we aim to attract new users and boost additional revenue among existing customers, focusing on both retail investors and institutional clients to diversify our revenue streams.

Penetrate new markets

We intend to expand our geographical footprint beyond Singapore, targeting high-growth regions such as North America and Europe, by localizing our platform and forming strategic partnerships with regional financial institutions to accelerate market entry.

Enhance technology licensing

We will pursue opportunities to license our proprietary technology to financial service providers, creating additional revenue channels and increasing brand visibility within the fintech ecosystem.

OUR SERVICES

Our revenue is primarily derived from the sales of software access rights to Spiking, our online financial intelligence platform.

Spiking is our all-in-one financial intelligence platform. Through third-party APIs, Spiking allows users to track delayed real-time stock prices and movements of over 5,000 companies listed on U.S. Stock Exchanges across a spectrum of industries. The stock price and movement data provided is delayed real-time information, subject to delays of up to 15 minutes, in accordance with free-tier access to public exchange feeds. The platform sources market data primarily from public records and SEC filings, which provide historical financial information such as earnings reports and insider trading data. We also cross-reference this data against various U.S. government websites for publicly available information relevant to stock prices and movements, including the U.S. Securities and Exchange Commission’s EDGAR database for regulatory filings, the Federal Reserve Economic Data (FRED) platform for economic indicators, and the U.S. Department of the Treasury’s website for bond yield and interest rate data. All such data is in the public domain. While we access and integrate this data via third-party APIs, we are not dependent on any specific vendors or subscription services for the underlying market data, which remains publicly sourced. Spiking also uses AI to crawl through public records and SEC filings to curate a database of historical financial data, including SEC earnings report filings and insider trading filings, to provide useful metrics to users. Users can screen and compile company information by industry sectors, and a variety of catalysts. We believe our core customer base are investors geographically located in Southeast Asia interested in investing in the U.S. capital market.

Our platform operates solely as a financial intelligence platform, through which we provide AI-powered data analytics. Our operations are solely conducted in Singapore, and do not involve any direct involvement in providing trading or advisory services. As advised by our Singapore legal counsel, Bird & Bird ATMD LLP, based on the operating model of our Company and its Operating Subsidiary, Aly Pte. Ltd.’s operating model (as described below), we are not providing financial advisory services under Singapore Law, and therefore no financial services licenses are required for our business operations in Singapore.

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Spiking is available on desktop (via our domain at https://www.spiking.com) and mobile Apps (Android and iOS).

Our Business Model

We primarily generate revenue from one-time, non-recurring sales of perpetual right-to-use software licenses to a specified version of our platform, generally priced at US$19,999 each. Customers may access the software via our hosted environment or, at any time, take possession and self-host or engage an unrelated third-party host using a Company-provided containerized runtime image. This includes B2C sales to individual end users, which make up the majority of our sales, and B2B sales of bulk activated user accounts to resellers.

During the fiscal years ended March 31, 2025 and 2024 and the six months period ended September 30, 2025 and 2024, all of our income from sales of perpetual access licenses to Spiking. These sales are one-off and non-recurring in nature as our customers’ purchases grants them perpetual access to Spiking. Sales are all conducted online, where customers pay a non-refundable fee for access credentials. We do not separately sell or separately price Company-managed hosting; however, when customers elect to access the software through our hosted environment, Company-managed hosting may represent a distinct performance obligation for U.S. GAAP revenue recognition purposes. During the years ended March 31, 2025 and 2024, any amount that would have been allocated to Company-managed hosting services was not material. For period six month ended September 30, 2025, Company has allocated revenue from hosting services, please refer to Unaudited Interim Condensed Consolidated Financial Statements Note 4.

SpikingAI

SpikingAI, is our award-winning proprietary AI engine that tracks and offers insights into insider’s transactions and market movements.

Through SpikingAI, users are able to employ a structured methodology of fundamental analysis, insider activity tracking, alerts and event monitoring and technical analysis, to form the basis of a comprehensive system for evaluating stocks. SpikingAI currently applies its analysis to 5,000-plus publicly traded companies listed on U.S. Stock Exchanges, which assists to maintain higher data quality and precision. The coverage is expected to grow over time as we scale up.

Users can use pre-set natural language prompts to obtain detailed information on the trading activities of a curated list of tracked insiders in an easy and intuitive manner.

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Spiking’s technology

Spiking’s platform is built on a Layer 1 domain-specific model utilizing large language model (LLM)-driven generative AI architecture, enhanced by its deployment of Google’s Gemini. For clarity, AI refers to technology that enables computers and machines to simulate human learning, comprehension, problem-solving, and other tasks typically associated with human intelligence. An LLM is a type of AI model trained on vast amounts of text data to understand and generate human language. Google’s Gemini is a family of multimodal AI models developed by Google, capable of processing and generating text, images, audio, and other data types; it serves as an advanced LLM-based platform for generative AI tasks, such as data analysis and content creation. This collaboration, facilitated through a partnership with Searce, resulted in the launch of TradeGPT (which has been renamed to SpikingAI), an advanced AI solution with Retrieval-Augmented Generation (RAG) capabilities, on the Google Cloud Marketplace.

Our AI functionality is proprietary in that the core architecture, including the multi-agent system and domain-specific integrations tailored for financial intelligence, is developed in-house by our team. While we rely on third-party providers such as Google’s Gemini for model enhancement and computational acceleration, and may incorporate open-source components for foundational AI elements, the platform’s custom workflows and financial applications are designed and implemented internally.

Spiking’s architecture involves a multi-agent system powered by Gemini Flash 2.0, where the Master Agent coordinates the workflow, receiving customer queries via a chat interface and API, and interacting with BigQuery for data retrieval, performing data science analysis, or grounding information from external sources. Specialized agents, including the BigQuery Agent, Data Science Agent, and Grounding Agent, handle tasks such as SQL query generation, advanced data analysis, and external data retrieval, ensuring accurate and timely financial intelligence.

Additionally, Spiking leverages Google Cloud’s Trillium TPUs for AI acceleration, complementing its GPU infrastructure for computational workloads.

Spiking Insiders

“Spiking Insiders” is a core feature of Spiking, launched in 2021. This feature allows users to track a list of top funds and money managers like Cathie Wood of Ark Invest, Warren Buffet of Berkshire Hathway and Temasek Holdings, by tracking public filings made by these institutions, allowing users to conveniently monitor the trading activities of key insiders, such as Top 100 money managers or hedge funds with AUM over US$100 million. Since insiders comprise a large portion of the equity market, focusing on them provides our users with insights into market trends and institutional behavior they seek. Spiking Insiders provides users with detailed profits of these institutional investors, including their historical portfolio holdings, transaction histories, profit and loss and certain other performance metrics.

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Spiking-Insiders also tracks the trading activity of sovereign wealth funds (state-owned investment funds), pension funds, retirement funds, politicians and other categories of insiders, all of which are curated by our team. We believe that by concentrating our resources on specific subsets of the market with asymmetrical importance, we offer a distinctive value proposition to our users. It also provides an investor friendly access to these top investor’s stock portfolios, showcasing the contributions deployed towards specific companies, and the insiders’ buying and selling trends. Users can price movements over different time horizons and average price per share data. All this can be done while tracking historical trends and deep-end charts which sorts data into categories that are easy to comprehend.

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Educational Content

Active users of Spiking are also granted access to a back catalogue of complementary online educational content and live courses streamed online presented by Dr. Clemen Chiang focused on enhancing user’s financial intelligence and use-cases for Spiking’s functions and features.

To facilitate learning, we also offer paper trading on Spiking where users can practice copy-trading .

Social Trading

A significant portion of users actively engage with Spiking’s community features, leveraging trends in insider activity and peer behavior to guide their own trades via social trading. This community-driven approach fosters a collaborative environment where users learn from both data and each other, creating a unique blend of technology and human insight.

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Disclaimers

Spiking does not provide any investment advice or trading services. All trades are executed by the user through their brokerage platforms of choice, and do not go through Spiking. The underlying data are based on public information and analyzed via AI technology. Prominent disclaimers are present on Spiking that the information is presented for informational purposes only and should not be construed as financial, investment, legal or any other professional advice.

Additional complementary features

Spiking Finance: aggregates news headlines, tweets and announcements, allowing users to track the buy/sell activity for specific companies and investors.

Spiking Forum: a dedicated space for members to discuss market trends and strategies.

Bulk Sales to Resellers:

In March 2025, we entered into a sales and purchase agreement with Asia Television Digital Media (Malaysia) Sdn Bhd, an established company operating in the broadcasting and digital media industry and our cooperative partner based in Malaysia, where we agreed to sell 50 activated user accounts in bulk for perpetual access to Spiking Enterprise version at a purchase price of US$1,000,000 (SGD$1,341,000). Under the reseller agreement, we sell a fixed number of pre-provisioned user entitlements, each embodying a separate perpetual right-to-use software license. Upon our delivery of administrative control and/or the containerized runtime image, the reseller obtains control of the licenses and may (i) resell, bundle, or rebrand them and (ii) deploy the software in our server or an unrelated third-party environment. We are not obliged to provide upgrades, enhancement, or maintenance. The agreement provides for a 5% deposit payable upon signing with the remaining balance to be paid within 180 days of the execution. The agreement does not contain any exclusivity provisions that would restrict our ability to sell our software access rights to customers based in Malaysia.

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OUR VENDORS

Our suppliers mainly consist of software service providers, including third-party payment processors and cloud server data providers. For the fiscal year ended March 31, 2025, and 2024, the six months ended September 30, 2025 and 2024, no vendor accounted for more than 10% of the Company’s total costs.

OUR CUSTOMERS

For the fiscal year ended March 31, 2025, our top customer (“Customer A”) accounted for 41.0% of our total revenue, which resulted from our bulk sales of software access rights. Customer A accounted for 89.6% and 89.4% of our accounts receivable as of March 31, 2025 and September 30, 2025. As of September 30, 2024, no client accounted for more than 10% of the Company’s total accounts receivable.

For the fiscal years ended March 31, 2025 and 2024 and the six months ended September 30, 2025, no other customers accounted for more than 10% of the Company’s total revenue. As of March 31, 2025 and 2024 and September 30, 2025 and 2024, no other customers accounted for more than 10% of our total accounts receivable.

By volume, our customers are predominantly composed of retail investors, with a strong geographic concentration in the developed economies in Southeast Asia. As of March 31, 2025 and 2024, the majority of Spiking’s users hailed from Singapore and Malaysia, two of the region’s most dynamic capital markets, with a small proportion of users distributed across other countries in Asia, Europe, Oceania, Africa and the United States. For the six months ended September 30, 2025, users from Malaysia, Singapore and Europe accounted for approximately 84.7% of our revenue. The following table sets forth the distribution of our revenue by country/region for the periods ended March 31, 2025, 2024 and September 30, 2025:

	For the year ended March 31,		For the six months ended September 30
	2025	2024	2025
	% of Revenue	% of Revenue	% of Revenue
Malaysia	47.2%	12.2%	27.6%
Singapore	39.8%	70.0%	33.8%
Other countries in Asia	7.4%	7.1%	1.2%
Europe	3.6%	0.7%	23.3%
Oceania	1.6%	0.7%	5.5%
Africa	0.3%	0.1%	0.6%
Middle East	-%	-%	7.4%
United States	0.1%	2.2%	0.6%
Total	100.0%	100.0%	100.0%

We do not collate detailed information on the demographics, trading activity or dollar volume of investments and trading of our end users. The basic information we collect from customers is limited to the name and email address.

SALES AND MARKETING

Our sales and marketing department manages all activities related to driving sales and promoting our brand. The team consists of three full-time employees based in Vietnam. Their responsibilities include nurturing relationships with potential customers, following up on leads, and maintaining communication with existing customers. To increase our online visibility, the team optimizes search engine optimization strategies, runs paid advertising campaigns on platforms like Google Ads and social media, and regularly posts educational content across our social media channels. These efforts help direct traffic to our website and apps while strengthening our digital presence.

Additionally, the department collaborates with event organizers to host online and offline events, hosted by Dr. Clemen Chiang, which raise brand awareness and attract new leads. We also run a referral program that rewards existing members of Spiking for bringing in verified referrals, encouraging word-of-mouth growth. By combining targeted advertising, community engagement, and strategic partnerships, the team works to expand our reach and support sustainable business growth.

Data Privacy and Security

We are committed to protecting our customers’ personal information and privacy. We have established and implemented a privacy policy on data collection, processing, and usage. We collect personal information from our customers to the extent needed to provide services to them. To ensure the confidentiality and integrity of our data, we maintain comprehensive and rigorous data security measures and take other technological measures to ensure secure processing, transmission and usage of data. We have also established stringent internal protocols under which we grant classified access to confidential personal data only to limited employees with strictly defined and layered access authorization.

As a preventative measure against phishing attacks, we have implemented a digital signature bearing a verified mark certificate for all emails coming from our email domain “Spiking.com” so users can easily identify official emails from us.

For more information, see “Risk Factors—Risks Related to Our Business—We are subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where we conduct our business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or our privacy policies, could harm our business.”

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SEASONALITY

We are of the view that our business does not exhibit any significant seasonal fluctuations.

COMPETITION

We face intense competition in the financial information services industry, and face significant pressure from alternative financial information providers, many of which possess greater resources. Current and new competitors entering the industry are constantly evolving and new offerings could make some of our services obsolete or less competitive. Competitors may also adopt aggressive pricing or marketing strategies to gain market share. To maintain relevance, we prioritize continuous innovation, including making substantial investments in user-centric features based on the feedback of our users. We regularly assess market trends and changes in regulatory requirements to ensure that we stay ahead of the competition. Despite the challenges posed by competition, we believe that our experienced management team and commitment to innovation and high-quality services will enable us to continue to grow and succeed.

INTELLECTUAL PROPERTY

We protect our proprietary rights through a combination of intellectual property, contractual rights and internal controls and procedures. We also protect our proprietary rights through license agreements, confidentiality and non-disclosure agreements with third parties, employees and contractors, employee and contractor disclosure and invention assignment agreements, and other similar contractual rights, as well as administrative, physical, and technical controls to protect our confidential information and trade secrets.

We generally control access to and use of our proprietary technology and other confidential information with internal and external policies, processes and controls, including network security and contractual protections with employees, contractors and other third parties. To preserve our brand value, we also have brand enforcement programs in place and conduct regular reviews to monitor any infringement by third parties of our intellectual property rights.

Despite our various efforts to protect our proprietary rights, unauthorized parties may still copy or otherwise obtain and use our technology. In addition, as we face increasing competition and as our business grows, we could face allegations that we have infringed the trademarks, copyrights, patents, trade secrets or other intellectual property rights of third parties, including of our competitors, strategic partners, investors and other entities with whom we may share information or receive information from, and as a result may be subject to legal proceedings and claims from time to time relating to the intellectual property of others.

As of the date of this prospectus, we, through our Operating Subsidiary, own the following four trademarks in Singapore and one trademark in the United States:

No.	Trademark	Place of registration	Trademark number	Owner	Class	Expiry Date
1.		Singapore	40201603198Q	Aly Pte. Ltd.	35, 36	February 22, 2026

2.		Singapore	40201522713W	Aly Pte. Ltd.	35, 36	December 22, 2035

3.		United States	6510739	Aly Pte. Ltd.	9, 36, 42	October 4, 2031*

4.		Singapore	40202002935V	Aly Pte. Ltd.	35, 36	February 12, 2030

5.		Singapore	40202515541P	Aly Pte. Ltd.	09, 42	June 23, 2035

* Note: Based on the 10 year initial registration term, subject to renewal.

We currently own the domains, www.spiking.com and www.wealth-management.com. As of the date of this prospectus, we do not own any patents, registered designs, or copyrights.

FACILITIES

We do not maintain physical offices currently, as our workforce is comprised of remote workers, in large as a result of social distancing measures during COVID-19. We have been authorized by QuestVC Pte Ltd for use of the address located at Blk 71, Ayer Rajah Crescent, #03-25, Singapore 139951 as our mailing address.

We believe our facilities are adequate to meet our Operating Subsidiary’s current needs and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations if needed. We do not own any real property.

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INSURANCE

We maintain health and medical insurance for our employees stationed in Singapore.

Since our employees work remotely and are located in different countries, we do not provide insurance policies for them. We do not carry general business interruption or “key person” insurance, or insurance policies covering damages to our network infrastructures or information technology systems. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore.

EMPLOYEES

As of September 30, 2025, the Operating Subsidiary employed 3 and 7 full time employees in Singapore and Vietnam, respectively. The Operating Subsidiary had in total 10 full-time employees and 1 contract employee as of September 30, 2025.

The following table sets forth the number of our employees, categorized by function, as of September 30, 2025:

Function	Number of Employees
Management	2
Finance	1
Sales and marketing	3
Software Engineering	5
Total	11

Our success depends on the Operating Subsidiary’s ability to attract, motivate, train, and retain qualified personnel. We believe that the Operating Subsidiary maintain a good working relationship with its employees, and it has not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we and the Operating Subsidiary experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the fiscal years ended March 31, 2025 and 2024 and the six months ended September 30, 2025. There has not been any trade union set up for our employees.

LEGAL PROCEEDINGS

As of the date of this prospectus, we and our subsidiaries are not a party to, and are not aware of any threat of, any legal proceedings that, in the opinion of our management, is likely to have a material adverse effect on its business, financial condition, or operations.

We and our subsidiaries may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceedings, regardless of the outcome, is likely to result in substantial costs and diversion of our resources, including our management’s time and attention.

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REGULATIONS

We are subject to all relevant laws and regulations of Singapore. We have identified the main laws and regulations that materially affect our operations, including the licenses, permits and approvals typically required for the conduct of our business, and the relevant regulatory bodies.

As of the date of this prospectus, our Directors believe that we are not in breach of any laws or regulations applicable to our business operations that would materially affect our business operations, and we are in compliance with all the applicable laws and regulations that are material to our business operations.

Regulation on Employment

The Employment Act 1968

The Employment Act 1968 of Singapore (the “Employment Act”) is administered by the Ministry of Manpower (“MOM”) and sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. The term “employee” is defined in the Employment Act to mean a person who has entered into or works under a contract of service with an employer and includes, among others, a workman, but does not include certain specified categories of employees including, among others, any domestic worker. The provisions of the Employment Act include (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In particular, Part IV of the Employment Act sets out requirements for rest days, hours of work and other conditions of service for workmen who receive salaries not exceeding S$4,500 a month and employees (other than workmen or persons employed in managerial or executive positions) who receive salaries not exceeding S$2,600 a month. Section 38(8) of the Employment Act provides that an employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the work is essential to the life of the community, defence or security, where urgent work is to be done to machinery or plant, or where an interruption of work which was impossible to foresee. In addition, Section 38(5) limits the extent of overtime work that an employee can perform to 72 hours a month.

An employer who breaches the above provisions shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$5,000, and for a second or subsequent offence to a fine not exceeding S$10,000 and/or to imprisonment for a term not exceeding 12 months.

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Employment of Foreign Manpower Act 1990

The employment of foreign workers in Singapore is governed by the Employment of Foreign Manpower Act 1990 of Singapore (“EFMA”) and regulated by the MOM. Under Section 5(1) of the EFMA, no person shall employ a foreign worker unless the foreign worker has obtained a valid work pass from the Controller of Work Passes under Section 7 of the EFMA and in accordance with the Employment of Foreign Manpower (Work Passes) Regulations 2012 (“EFMR”). An employer of foreign workers is also subject to, among others, the EA and the Immigration Act 1959. A work pass includes the following: (a) employment pass, for foreign professionals, managers and executives earn at least S$5,600 per month and who have acceptable qualifications; (b) S pass, for mid-level skilled staff who earn at least S$3,300 per month and who meet the assessment criteria; and (c) work permit for foreign workers.

Any person who contravenes Section 5(1) of the EFMA shall be guilty of an offence and shall: a) be liable on conviction to a fine not less than S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding 12 months or to both; and b) on a second or subsequent conviction: (i) in the case of an individual, be punished with a fine of not less than S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one (1) month and not more than 12 months; or (ii) in any other case, be punished with a fine of not less than S$20,000 and not more than S$60,000.

Employment of Foreign Workers in the Service Sector

In the employment of foreign workers, employers are restricted by, among other things, the dependency ratio ceiling (“DRC”), the countries of origin, the age and the qualifications of the foreign employees, which differ from sector to sector. The DRC limits the number of foreign workers that an employer may employ based on the type of work pass held by the foreign employee, and the number of local employees currently in the employer’s employment. The DRC for the services sector is 35%. The total number of work permit and S pass holders employed by the company cannot exceed 35% of its workforce, and the number of S pass holders cannot exceed 10%. In computing the foreign employee quota, a Singaporean or permanent resident employee employed under a contract of service, including the company’s director, is counted as one (1) local worker if they earn the local qualifying salary (“LQS”) of at least S$1,600 per month, and 0.5 local worker if they earn half the LQS of at least $800 to below $1,600 per month.

Foreign worker levies are payable when employing foreign workers, with the quantum varying based on several factors, such as the type of business activity, the skill level of the foreign employees and the proportion of the employer’s workforce that are made up of foreign employees. For example, the monthly levies payable for basic skilled foreign employees working in the service sector are S$650 for S pass holders (from 1 September 2025 onwards) and S$450, S$600, and S$800 if the foreign employees make up to 10%, above 10% to 25%, and above 25% to 35% of the employer’s workforce respectively.

Foreign professionals, managers, executives and technicians (“PMET”) who earn the qualifying salary, which is benchmarked to the top one-third of local PMET salaries by age, and pass the points-based Complementary Assessment Framework will be eligible to apply for an employment pass. Employers submitting employment pass applications must abide by the Fair Consideration Framework (“FCF”) and the Tripartite Guidelines on Fair Employment Practices. Under the FCF, the employer must consider candidates fairly for job opportunities and not discriminate candidates based on non-job related characteristics such as age, gender, nationality or race. The job advertisement must be open for at least 14 consecutive days and must represent the job accurately without being discriminatory.

The Central Provident Fund Act 1953

Aside from minimum benefits in respect of the aforementioned terms of employment in the Employment Act, employees in Singapore are entitled to contributions to the central provident fund by the employer as prescribed under the Central Provident Fund Act 1953 of Singapore (the “CPF Act”). The CPF Act is administered by the Central Provident Fund Board and governs the contributions made by employers and employees to the Central Provident Fund. The specific contribution rate to be made by employers varies depending on whether the employee is a Singapore citizen or permanent resident in the private or public sector and the age group and wage band of the employee. Generally, for employees who are Singapore citizens in the private sector or non-pensionable employees in the public sector, aged 55 years old or below and who earn more than or equal to S$750 a month, the employer’s contribution rate is 17% of the employee’s wage and the employee’s contribution rate is 20% of the employee’s wage.

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Regulations on Intellectual Property Rights

The Intellectual Property Office of Singapore is the national authority that registers and is responsible for the administration of intellectual property rights in Singapore, which includes copyrights, trademarks and patents. Singapore is a member of the main international conventions regulating intellectual property matters, and the World Trade Organization’s Agreement on Trade Related Aspects of Intellectual Property Rights.

Trademarks

Singapore operates a first-to-file system in respect of registered trademarks under the Trade Marks Act 1998 of Singapore, and the registered proprietor is granted a statutory monopoly of the trademark in Singapore in relation to the product or service for which it is registered. The proprietor of a registered trademark may also authorise other persons to use the trademark in relation to the goods or services for which it is registered. In all legal proceedings relating to a registered trademark or any right thereunder, the registration of a person as proprietor of a registered trademark is prima facie evidence of the validity of the original registration in any subsequent assignment or other transmission of the registration. In the event of any trademark infringement, the registered proprietor will be able to rely on the registered trademark as proof of his right to the mark, and the infringement of a trademark may give rise to civil and criminal liabilities. Goods and services are classified, for the purposes of the registration of trademarks, according to a prescribed system of classification. Statutory protection of a registered trademark can last indefinitely, as long as the registration is renewed every 10 years. Unregistered trademarks are also protected under the common law of passing off, provided that the owner is able to prove that there is goodwill or reputation in the mark, misrepresentation on the part of the infringer and damage to the mark as a result.

Regulations on Data Protection

The Personal Data Protection Act 2012 of Singapore (“PDPA”) generally requires organisations to provide notification and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or other accessible information), and to provide individuals with the right to access and correct their own personal data. Organizations have mandatory obligations to assess data breaches they suffer, and to notify the Personal Data Protection Commission (“PDPC”) and where applicable, the relevant individuals where the data breach is (or is likely to be) of a significant scale or resulting in (or is likely to result in) significant harm to individuals. Other obligations include accountability, protection, retention, and requirements around the overseas transfers of personal data.

Additionally, prior to sending marketing messages addressed to Singapore telephone numbers, organisations must check “Do-Not-Call” registries, unless clear and unambiguous consent to such marketing was obtained from the individual.

The PDPC may impose sanctions for certain failures to comply with the PDPA, including the Do-Not-Call requirements. Organizations who contravene provisions of the PDPA may be liable for a financial penalty of (a)(i) up to $1 million or (ii) in the case of a contravention by an organization whose annual turnover in Singapore exceeds $10 million — 10% of the annual turnover in Singapore of the organization, and / or (b) imprisonment.

MANAGEMENT

Directors and Executive officers	Age	Position
Dr. Clemen Chiang Wen Yuan	51	Director and Chief Executive Officer
Ms. Yee Ser Im	48	Director and Chief Operating Officer
Mr. Chen Chih-Wei**	39	Chief Financial Officer
Mr. Long Jia Kwang*	46	Independent Director nominee
Mr. Khoo Junhao Jeremy*	42	Independent Director nominee
Mr. Thang Teck Jong*	64	Independent Director nominee
Ms. Ashley Corbin Kreamer*	46	Independent Director nominee

*	Has agreed to act as our independent director upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.
**	Has agreed to act as our company Chief Financial Officer upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

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Dr. Clemen Chiang Wen Yuan (“Dr. Chiang”) is our Chief Executive Officer and Director. Dr. Chiang joined Aly Pte. Ltd. as its chief executive officer in 2016 and is a co-founder of Spiking and a full-time employee of Aly Pte. Ltd.. Dr. Chiang is the spouse of Ms. Yee. Dr. Chiang has rich experience in the areas of entrepreneurship, business strategy and fintech. He is a Senior Accredited Director of the Singapore Institute of Directors, a distinguished recognition awarded to seasoned professionals who have demonstrated exceptional expertise, leadership, and commitment in their field. Additionally he serves on the Advisory Council of the Harvard Business Review, providing insight on the intersection of finance, technology and investment strategies.

Dr. Chiang is a Chartered Fellow of the Chartered Management Institute in the United Kingdom, a Chartered Marketer and a Fellow of the Chartered Institute of Marketing in the United Kingdom, and a Chartered Wealth Manager and a Fellow of the Global Academy of Finance & Management in the United States.

Since November 2019, Dr. Chiang has also been an independent director and the chairman of the remuneration and nominating committee of Travelite Holdings Ltd, a company listed on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) (SGX-ST:BCZ).

He obtained a Bachelor of Engineering (Civil) from the Nanyang Technological University, Singapore in 2000, a Master of Business Administration from the University of Louisville, United States of America in 2002, and a Doctor of Philosophy from the University of Canberra, Australia in 2017.

Ms. Yee Ser Im (“Ms. Yee”) is our Chief Operating Officer and Director. Ms. Yee joined Aly Pte. Ltd. in 2016 and is a co-founder of Spiking and a full-time employee of Aly Pte. Ltd.. Ms. Yee is the spouse of Dr. Chiang. She is responsible for driving the Company’s operations, business development and strategic initiatives. With over 15 years of experience in operations, strategic management, and technology integration, she specializes in building scalable systems and processes that bridge innovative ideas with tangible outcomes. Her role involves aligning cross-functional teams, optimizing workflows, and delivering cutting-edge solutions that enhance user experience and operational efficiency. Ms. Yee obtained a Bachelor of Arts (Hons) in Business Management from the University of Lincoln, United Kingdom in 2003.

Ms. Yee was also the founder of CozyCot, a pioneering social networking platform for women’s beauty, fashion, lifestyle with a thriving community of users. CozyCot currently operates a hobbyist website as a forum for women’s interests. Ms. Yee does not devote significant time to CozyCot and is not actively involved in its operations. Ms. Yee is also a director of Colemen Pte. Ltd, her investment holding vehicle with no business operations.

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Mr. Chen Chih-Wei (“Mr. Chen”) will serve as our Chief Financial Officer immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Chen is responsible for managing of accounting and finance of our Group. Mr. Chen has over 15 years of experience in auditing, accounting, and financial management in different industries. From 2010 to 2012, Mr. Chen was the audit associate in EMAT CPA Firm. From 2012 to 2015, Mr. Chen was the audit associate at Ensure Co., CPAs. From 2015 to 2019, Mr. Chen was the audit supervisor at KPMG Taiwan. From 2019 to 2021, Mr. Chen was the financial and accounting manager at Faway Tong Yang Automobile Components Co., Ltd.. From 2022 to March 2024, Mr. Chen was an audit manager at WWC, P.C.. Since April 2024, Mr. Chen works as a sole proprietor, where he provides accounting and finance services to small and medium-sized enterprises clients. Mr. Chen obtained a Bachelor of Accounting at the University of TungHai, Taiwan in June 2008.

Mr. Long Jia Kwang (“Mr. Long”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be the chairman of the audit committee and a member of the nominating and corporate governance committee and compensation committee of WMSI.

Mr. Long has over 20 years of experience in auditing, accounting, and financial management. Since November 2023, he has served as an independent director and the Chairman of the Compensation Committee of Davis Commodities Limited (NASDAQ: DTCK). From January 2022, he has served as executive director and CFO of JE Cleantech Holdings Limited (NASDAQ: JCSE), where he was responsible for managing US GAAP accounting, financial management, strategic planning, and merger and acquisition matters. He has served as Group Financial Controller of JCS-Echigo Pte Ltd, wholly owned subsidiary of JE Cleantech Holdings Limited, since December 2014, where he was responsible for management of the accounts under SFRS and conversion to US GAAP for financial reporting, project management, budgeting, internal control, human resources, and administrative functions. He served at KPMG Services Pte. Ltd. in Singapore from October 2007 to October 2014, with his last position as senior manager, where he was responsible for the external audit and financial due diligence of listed companies and multinational corporations. He served at KPMG in Johor Bahru, Malaysia from February 2000 to September 2007, with his last position as deputy audit manager. Mr. Long obtained his bachelor’s degree in Commerce from the University of Adelaide, Australia in December 1999. He is a chartered accountant of the Institute of Singapore Chartered Accountants.

Mr. Khoo Junhao Jeremy (“Mr. Khoo”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be the chairman of the nominating and corporate governance and a member of the audit committee and compensation committee of WMSI.

Mr. Khoo is an international business operator, founder and entrepreneur who has successfully exited 3 venture funded companies. He was VP of MC Payment which went public and Group CEO of a leading regional retail enabler and conglomerate. Mr. Khoo was a Partner and Principal Consultant in Novum Capital, which has accelerated and invested in many high profile companies. He is also Managing Partner in CRC Capital, which invests into early stage blockchain innovation. Mr. Khoo co-founded a retail blockchain events company as well as a crypto-e-commerce store which spearheaded cryptocurrency mass adoption. He is involved in blockchain development as a speaker, educator and investor and is also an adjunct lecturer in Nanyang Technological University. Mr. Khoo obtained a Bachelor’s Degree in Mechanical Engineering from the Nanyang Technological University of Singapore and also received the prestigious Sword of Honour during Officer Commissioning from the Republic of Singapore Air Force.

Mr. Thang Teck Jong (“Mr. Thang”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be the chairman of the compensation committee and a member of the audit committee and nominating and corporate governance committee of WMSI.

Mr. Thang is the founder and executive chairman of Travelite Holdings Ltd (SGX-ST:BCZ), where he is responsible for formulating group strategic direction and expansion plans. As the founder, he has been instrumental in the growth and development of Travelite Holdings Ltd since its inception in 1986. Mr. Thang was named as one of the Entrepreneur of the Year 2005 by ASME and the Rotary Club of Singapore. He received the Service to Education Award (Pewter) from Ministry of Education for his long-term contributions. Mr. Thang was conferred a Master’s Degree of Business Administration (EMBA) by University of Hull.

Ms. Ashley Corbin Kreamer (“Ms. Kreamer”) will serve as our independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. She will serve as a member of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee of WMSI.

Ms. Kreamer is a seasoned creative editorial professional with over 24 years of experience in film, television, commercial, and music video post production. Since 2001, she has been with Final Cut Editorial NY (“Final Cut”), a highly regarded, award-winning creative editorial company based in New York. She began her career there as an assistant editor, became an editor in 2002, and has served as a partner since March 2022. As an editor, she shapes and elevates the narrative and emotional impact of projects, collaborating directly with directors, agencies, and clients. As a partner, Ms. Kreamer helps shape Final Cut’s creative vision, mentors junior editors and creative staff, and participates in hiring and talent acquisition decisions.

Ms. Kreamer obtained a Bachelor of Applied Science degree in Communication and Marketing from Boston University. She is also a member of the Screen Actors Guild (SAG).

Family Relationships

Save as disclosed above, none of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We intend to enter into employment agreements with each of our executive directors and officers. Under these agreements, each of our executive directors and officers is employed for a specific time period. We may terminate employment for cause for certain acts of executive directors officers, such as commission of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. We may also terminate an executive officer’s employment without cause upon a [three-month] advance written notice. An executive officer may resign anytime with a three-month advance written notice.

We intend to enter into agreements with all independent directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each independent director has agreed to attend and participate in such number of meetings of our board of directors and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-appointment each year by our board of directors. The directors’ services will be compensated by cash under the agreement in an amount determined by our board of directors.

We intend to enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

The board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director.

Subject to making appropriate disclosures to our board of directors in accordance with our Second Amended and Restated Memorandum and Articles, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting in respect to any such matter, such director should take into account his or her directors duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board of directors. Our board of directors is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We have to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the Board of Directors and have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of Mr. Long Jia Kwang, Mr. Khoo Junhao Jeremy, Mr. Thang Teck Jong, and Ms. Ashley Corbin Kreamer, and it will be chaired by Mr. Long, upon the effectiveness of their appointments. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Long qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

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●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	reporting regularly to the board of directors.

Compensation Committee

Our compensation committee will consist of Mr. Thang Teck Jong, Mr. Long Jia Kwang, Mr. Khoo Junhao Jeremy, and Ms. Ashley Corbin Kreamer, and it will be chaired by Mr. Thang, upon the effectiveness of their appointments. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists our board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to our board of directors for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board of directors for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

●	selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nomination and corporate governance committee will consist of Mr. Khoo Junhao Jeremy, Mr. Thang Teck Jong Mr. Long Jia Kwang, and Ms. Ashley Corbin Kreamer, and it will be chaired by Mr. Khoo, upon the effectiveness of their appointments. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nomination and corporate governance committee assists our board of directors in selecting individuals qualified to become our directors and in determining the composition of our board of directors and its committees. The nomination and corporate governance committee will be responsible for, among other things:

●	recommending nominees to our board of directors for election or re-election to our board of directors or for appointment to fill any vacancy on our board of directors;

●	reviewing annually with our board of directors the current composition of our board of directors in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

●	selecting and recommending to our board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nomination and corporate governance committee itself;

●	developing and reviewing the corporate governance principles adopted by our board of directors and advising our board of directors with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

●	evaluating the performance and effectiveness of our board of directors as a whole.

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Board Oversight of Cybersecurity Risks

Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. Our board of directors shall receive regular reports from our management on material cybersecurity risks and the degree of our exposure to those risks, including in connection with our clients, service suppliers and other service providers. While our board of directors oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with third party service providers, i.e., software companies who provide software and antivirus support to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. You should refer to “Description of Ordinary Shares — Differences in Corporate Law” for additional information on our standard of corporate governance under BVI law.

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Terms of Directors and Officers

Our officers are elected by and serve at the discretion of our board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or removal, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our second amended and restated articles of association. There is no requirement under the BVI Act or the Second Amended and Restated Memorandum and Articles for the Company to hold an annual general meeting and director elections each year.

Interested Transactions

Interested director transactions are governed by the terms of our Second Amended and Restated Memorandum and Articles.

A director may, subject to any separate requirement for audit committee approval under applicable law, the Second Amended and Restated Memorandum and Articles or the Nasdaq Stock Market Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

BVI law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors, except to the extent any such provision may be held by the court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime) provided that the indemnified person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Under our Second Amended and Restated Memorandum and Articles adopted, we may indemnify any of our directors or officers or anyone serving at our request as a director or officer of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. We may only indemnify a director or officer if he or she acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

Compensation of Directors and Executive Officers

For the fiscal years ended March 31, 2025 and 2024, we paid an aggregate of S$365,856 and S$368,888 (approximately US$272,113 and US$274,368), respectively, for the period six months ended September 30, 2025 and 2024, we paid aggregate of S$ 186,096 and S$180,080 (approximately US$144,226 and US$139,564) respectively, in cash (including salaries and mandatory provident fund) to our directors and executive officers for their positions in our Operating Subsidiary. Under the BVI Act and Singapore law, the Company and the Operating Subsidiary is not required to disclose compensation paid to our Directors or executive officers on an individual basis and the Company nor the Operating Subsidiary has not otherwise publicly disclosed this information elsewhere.

The Operating Subsidiary is required by law to contribute amounts equal to certain percentages of each employee’s salary for his or her mandatory provident fund. For the fiscal year ended March 31, 2025 and 2024, we have contributed S$28,356 (US$21,090) and S$24,888 respectively, for the six months period ended September 30, 2025 and 2024, we have contributed S$ 15,096 (US$11,700) and S$ 12,080 for the mandatory provident fund of our Directors and executive officers. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2025 and 2024, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

Before the completion of this Offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Set forth below are the related party transactions of our Company that occurred during the past three fiscal years and for the six months ended September 30, 2025 and 2024.

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List of Related Parties

Name	Relationship with the Company
Dr. Clemen Chiang	Director and Chief Executive Officer, and Controlling Shareholder of the Company
Ms. Yee Ser Im	Director and Chief Operating Officer
Colemen Pte. Ltd.	Company owned by Ms. Yee Ser Im

Balances with related parties:

The following table sets forth the breakdown of our balances due from related parties as of the dates indicated:

	As at March 31,				(Unaudited) As at September 30,
Related Party	2023	2024	2025	2025	2025	2025
	SGD	SGD	SGD	USD	SGD	USD
Amount due to:

Dr. Clemen Chiang	48,310	211,729	303,024	225,380	78,405	60,765

Colemen Pte Ltd	-	-	-	-	1,877,000	1,454,700

As of March 31, 2025, 2024 and 2023 and September 30, 2025, the amount due to Dr. Clemen Chiang was non-trade nature, being fund advance from Dr. Clemen Chiang for the general operations of the Operating Subsidiary. During the six months ended September 30, 2025 and fiscal years ended March 31, 2025, 2024 and 2023, the largest amount due to Dr. Clemen Chiang was SGD78,405 (US$60,765), SGD303,024 (US$225,380), SGD211,729 and SGD48,310, respectively.

Transactions with Related Parties

Related party transactions during the fiscal years ended March 31, 2023, 2024 and 2025

		For the years ended March 31,
Name	Nature	2023	2024	2025	2025
		SGD	SGD	SGD	USD
Dr. Clemen Chiang	Expenses paid on behalf by controlling shareholder	48,310	163,419	91,295	67,903

		(Unaudited) For the six months ended September 30,
Name	Nature	2024	2025	2025
		SGD	SGD	USD
Dr. Clemen Chiang	Loan provided by controlling shareholder	180,981	118,494	91,834

Colemen Pte Ltd	Loan	-	1,877,000	1,454,700

During the period from September 30, 2025 to the date of this prospectus, expenses paid by Dr. Clemen Chiang on behalf of the Company were nil.

Shareholder loan from Colemen Pte. Ltd.

On April 23, 2025, Colemen Pte. Ltd. entered into an interest-free loan agreement with our Operating Subsidiary, in order to fund the expenses and costs of this Offering. The loan from Colemen Pte. Ltd. amounted to S$1,877,000 (US$1,396,058), and we intend to repay the loan in full using proceeds from this Offering. The loan is repayable within 14 days of the date of demand.

Guarantees

Our related parties, from time to time provides guarantees for our benefit. Dr. Clemen Chiang and Ms. Yee Ser Im provided guarantees to secure our Operating Subsidiary’s bank loans during the fiscal year ended March 31, 2025 and up to the date of this prospectus. The amounts guaranteed under the personal guarantees provided by Dr. Chiang and Ms. Yee were in total SGD400,000 (US$297,508) (consisting of a bank facility with CIMB Bank for SGD200,000 (US$148,754) and a working capital loan from OCBC Bank in the principal amount of SGD200,000 (US$148,754)) for the fiscal year ended March 31, 2025 and up to the date of this prospectus. There are no guarantees required and provided by our related parties for the years ended March 31, 2023 and 2024.

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PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our issued Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this Offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares beneficially held immediately prior to this Offering			Ordinary Shares beneficially held immediately after this Offering
Name of Beneficial Owner	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of issued and outstanding Ordinary Shares	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of issued and outstanding Ordinary Shares (4)
Directors, director nominees, and executive officers
Dr. Clemen Chiang (1)	6,400,000	1,600,000	57.05%	6,400,000	1,600,000	45.02%
Ms. Yee Ser Im (1)	388,242	—	2.77%	388,242	—	2.18%
Mr. Chen Chih-Wei (4)	—	—	—	—	—	—
Mr. Long Jia Kwang (1)(2)	—	—	—	—	—	—
Mr. Khoo Junhao Jeremy (1)(2)	—	—	—	—	—	—
Mr. Thang Teck Jong (1)(2)	—	—	—	—	—	—
Ms. Ashley Corbin Kreamer (1)(2)	—	—	—	—	—	—
Directors, director nominees, and executive officers as a group	6,788,242	1,600,000	59.82%	6,788,242	1,600,000	47.20%

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is 71 Ayer Rajah Crescent #03-25, Singapore 139951.
(2)	Each of Mr. Long Jia Kwang, Mr. Khoo Junhao Jeremy, Mr. Thang Teck Jong and Ms. Ashley Corbin Kreamer will serve as our director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part.
(3)	Based on 17,771,736 Ordinary Shares (including 16,171,736 Class A Ordinary Shares and 1,600,000 Class B Ordinary Shares) issued and outstanding immediately after the completion of this Offering, assuming the underwriter does not exercise the over-allotment option.
(4)	Mr. Chen Chih-Wei will serve as our Chief Financial Officer upon effectiveness of our registration on Form F-1 of which this prospectus is a part.

As of the date of this prospectus, none of our issued and outstanding Ordinary Shares are held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Selling Shareholders

All information with respect to ownership of our Class A Ordinary Shares by the Selling Shareholders has been furnished by or on behalf of the Selling Shareholders. Based on information supplied by the Selling Shareholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the Selling Shareholders has sole voting and dispositive power with respect to the Class A Ordinary Shares reported as beneficially owned by the Selling Shareholders. Unless otherwise indicated in the footnotes, shares in the table refer to our Class A Ordinary Shares. Beneficial ownership of our Class A Ordinary Shares by the Selling Shareholders is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The following table sets forth the name of the Selling Shareholders, the number of Class A Ordinary Shares beneficially owned by the Selling Shareholders, the approximate percentage of issued and outstanding Ordinary Shares prior to the offering, the number of Class A Ordinary Shares to be sold in the offering, the number of Class A Ordinary Shares the Selling Shareholders will own after the offering and the approximate percentage of issued and outstanding Ordinary Shares after the offering. The Selling Shareholders will sell the Ordinary Shares held by them at a fixed price equal to the initial public offering price in this offering. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Name of Selling Shareholders	Number of Class A Ordinary Shares beneficially owned prior to the offering	Approximate percentage of issued and outstanding Ordinary Shares prior to the offering(1)	Number of Class A Ordinary Shares to be offered	Number of Class A Ordinary Shares beneficially owned after the offering	Approximate percentage of issued and outstanding Ordinary Shares after the offering(2)
CHIANG Yee(2)	600,000	3.38%	588,944	11,056	0.06%
TAN Ying Xiu(3)	181,056	1.02%	181,056	Nil	Nil
NG Siok Suatt(4)	480,000	2.70%	480,000	Nil	Nil
Total	1,261,056	7.10%	1,250,000	Nil	Nil

(1)	Based on 17,771,736 Ordinary Shares, consisting of 16,171,736 Class A Ordinary Shares and 1,600,000 Class B Ordinary Shares issued and outstanding immediately after the completion of our initial public offering, assuming the underwriters do not exercise the over-allotment option in our initial public offering.
(2)	Mr. Chiang is the son of Dr. Clemen Chiang. Mr. Chiang’s correspondence address is 10 Slim Barracks Rise, #15-10, One North Eden, Singapore, 138493.
(3)	Ms. Tan is the sister-in-law of Dr. Clemen Chiang. Ms. Tan’s correspondence address is 83 Compassvale Bow, #08-07 Jewel At Buangkok, Singapore 544684.
(4)	Ms. Ng is mother of Dr. Clemen Chiang. Ms. Ng’s correspondence address is 842 Sims Avenue, #04-766, Singapore 400842.

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DESCRIPTION OF ORDINARY SHARES

We are a BVI business company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the BVI Act.

As of the date of this prospectus, we are authorized to issue an unlimited number of Class A Ordinary Shares and 10,000,000 Class B Ordinary Shares. As of the date of this prospectus, 12,421,736 Class A Ordinary Shares and 1,600,000 Class B Ordinary Shares are issued and outstanding.

Immediately after the completion of this Offering, we will have 16,171,736 Class A Ordinary Shares and 1,600,000 Class B Ordinary Shares issued and outstanding, assuming no exercise of their over-allotment option by the underwriters. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Second Amended and Restated Memorandum and Articles of Association

We have adopted the Second Amended and Restated Memorandum and Articles. The following are summaries of certain material provisions of our Second Amended and Restated Memorandum and Articles and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares.

The following description of our Ordinary Shares and provisions of our Second Amended and Restated Memorandum and Articles are summaries and are qualified by reference to the Second Amended and Restated Memorandum and Articles. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Ordinary Shares

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their Ordinary Shares. Immediately after the completion of this Offering, we will have 16,171,736 Class A Ordinary Shares and 1,600,000 Class B Ordinary Shares issued and outstanding, assuming no exercise of their over-allotment option by the underwriters.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. The Class A Ordinary Shares and the Class B Ordinary Shares carry equal rights and rank pari passu with one another, including the rights to dividends and other capital distributions.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Any number of Class B Ordinary Shares held by a holder thereof will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of (1) any direct or indirect sale, transfer, assignment or disposition of any Class B Ordinary Shares, or direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise by the holder thereof to any person or entity which is neither ultimately controlled by Dr. Clemen Chiang nor another holder of Class B Ordinary Shares or an Affiliate (as defined in the Second Amended and Restated Memorandum and Articles) of such another holder, or (2) any direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person or entity which is neither ultimately controlled by Dr. Clemen Chiang nor another holder of Class B Ordinary Shares or an Affiliate of such another holder.

Listing

We have applied to list our Class A Ordinary Shares on The Nasdaq Capital Market under the symbol “GIVE” provided that we pay the balance of our entry fee and show that we will have at least 300 round-lot shareholders prior to our first day of trading. We cannot guarantee that we will be successful in listing the Class A Ordinary Shares; however, we will not complete this Offering unless we are so listed.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Vstock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11593.

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of Directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called general meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and 20 votes for each Class B Ordinary Share which such shareholder holds. Holders of Class A Ordinary Shares and holders of Class B Ordinary Shares shall vote together as a single class, on all matters that require shareholders’ approval (other than in respect of separate general meetings of the holders of a class or series of shares).

Qualification

There is currently no shareholding qualification for directors.

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Meetings

We must provide not less than seven days’ notice of all meetings of shareholders to those persons whose names appear as shareholders in the register of members on the date of the notice is given and are entitled to vote at the meeting. Our board of directors shall call a meeting of the shareholders upon the written request of shareholders holding at least 30% of voting rights. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver on his part.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the votes of Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day at the same time and place or to such other time and place as the board of directors may determine, and if shareholders representing not less than one-third of the votes of the Ordinary Shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board of directors is not present then the shareholders present shall choose a shareholder to chair the meeting of shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

A corporation that is a shareholder shall be deemed for the purpose of our Second Amended and Restated Memorandum and Articles to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

General Meetings of Shareholders. As a business company incorporated in the BVI, we are not required under the BVI Act to convene an annual general meeting of shareholders of the Company each year.

Protection of minority shareholders

There are no provisions in the Articles of Association relating to rights of minority shareholders in relation to fraud or oppression. However, certain remedies are available to shareholders of the Company under the BVI law as summarized below.

The BVI Act contains various mechanisms to protect minority shareholders, including:

(i) Restraining or Compliance Orders: if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, the court may, on the application of a member or a director of the company, make an order directing the company or its director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum and articles of association;

(ii) Derivative Actions: the court may, on the application of a member of a company, grant leave to that member to:

(aa) bring proceedings in the name and on behalf of that company; or

(bb) intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company; and

(iii) Unfair Prejudice Remedies: a member of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him, may apply to the court for an order and, if the court considers that it is just and equitable to do so, it may make such order as it thinks fit, including, without limitation, one or more of the following orders:

(aa) in the case of a shareholder, requiring the company or any other person to acquire the shareholder’s shares;

(bb) requiring the company or any other person to pay compensation to the member;

(cc) regulating the future conduct of the company’s affairs;

(dd) amending the memorandum or articles of association of the company;

(ee) appointing a receiver of the company;

(ff) appointing a liquidator of the company under section 159(1) of the Insolvency Act;

(gg) directing the rectification of the records of the company; and

(hh) setting aside any decision made or action taken by the company or its directors in breach of the BVI Act or the company’s memorandum and articles of association.

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(iv) Personal and Representative Actions: a member is able to bring an action against the company for a breach of a duty owed by the company to member in his capacity as a member. Where a member brings such an action and other members have the same (or substantially the same) action against the company, the court may appoint the first member to represent all or some of the members having the same interest and may make an order:

(aa) as to the control and conduct of the proceedings;

(bb) as to the costs of the proceedings; and

(cc) directing the distribution of any amount ordered to be paid by a defendant in the proceedings among the members represented.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(i) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares;

(ii) a consolidation, if the company is a constituent company;

(iii) any sale, transfer, lease, exchange or other disposition of more than 50% of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including:

(aa) a disposition pursuant to an order of the court having jurisdiction in the matter;

(bb) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interests within one (1) year after the date of disposition; or

(cc) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(iv) a redemption of 10% or less of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and

(v) an arrangement, if permitted by the court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Ordinary Shares under either BVI law or our Second Amended and Restated Memorandum and Articles.

Transfer of Ordinary Shares

Subject to the restrictions in our Second Amended and Restated Memorandum and Articles, the lock-up agreements with the representative of the underwriters described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares.

Liquidation

The BVI court has authority under the Insolvency Act of the BVI to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

A BVI company may enter into voluntary liquidation under the BVI Act if it has no liabilities or is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the board of directors shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

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Purchase or redemption of Ordinary Shares

Subject to the provisions of the BVI Act, the board of directors may purchase, redeem or otherwise acquire and hold its own shares on such terms and in such manner as may be determined by our Second Amended and Restated Memorandum and Articles and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, The Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Modification of rights

All or any of the special rights attached to any class of shares may, subject to the provisions of the BVI Act, be amended only pursuant to consent in writing of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

To every such separate general meeting all the provisions of the Articles relating to general meetings of shareholders shall, mutatis mutandis, apply, but so that:

(a)	separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of the board of directors, or (ii) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series);

(b)	the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum);

(c)	every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him; and

(d)	any holder of shares of the class present in person or by proxy or authorized representative may demand a poll.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our board of directors:

● amend our Second Amended and Restated Memorandum and Articles to increase or decrease the maximum number of shares we are authorized to issue;

● subject to our Second Amended and Restated Memorandum and Articles, sub-divide our authorized and issued shares into a larger number of shares than our existing number of shares; and

● subject to our Second Amended and Restated Memorandum and Articles, consolidate our authorized and issued shares into a smaller number of shares than our existing number of shares.

Untraceable shareholders

Our Second Amended and Restated Memorandum and Articles contain no provision entitling us to sell the shares of a shareholder who is untraceable.

Inspection of books and records

Members of the general public, on a payment of a nominal fee, can inspect the public records of a company available at the office of the BVI Registrar of Corporate Affairs (the “Registrar”) which will include, inter alia, the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and the records of licence fees paid to date.

A director of a BVI company may, on giving reasonable notice, inspect (and make copies of) the documents and records of a BVI company without charge and at a reasonable time specified by the director.

A member of a BVI company may, on giving written notice to a BVI company, inspect the company’s memorandum and articles of association, the register of members, the register of directors and the minutes of meetings and resolutions of members and of those classes of members of which he is a member.

Subject to any provision to the contrary in the company’s memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. The directors shall, as soon as reasonably practicable, notify a member of any exercise of such powers. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company shall keep minutes of all meetings of directors, members, committees of directors and committees of members and copies of all resolutions consented to by directors, members, committees of directors and committees of members. The books, records and minutes required by the BVI Act shall be kept at the office of the BVI registered agent of the company or at such other place as the directors determine. See “Where You Can Find More Information.”

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Rights of non-resident or foreign shareholders

There are no limitations imposed by our Second Amended and Restated Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Second Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Second Amended and Restated Memorandum and Articles authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued Ordinary Shares, to the extent available, from time to time as our board of directors shall determine.

Certain BVI Company Considerations

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which are applicable to us and the companies incorporated in the state of Delaware and their shareholders.

Mergers and similar arrangements

Under the BVI Act, two or more BVI companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent BVI company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders. One or more BVI companies may also merge or consolidate with one or more companies incorporated under the laws of jurisdictions outside the BVI, if the merger or consolidation is permitted by the laws of the jurisdictions in which the companies incorporated outside the BVI are incorporated. In respect of such a merger or consolidation a BVI company is required to comply with the provisions of the BVI Act and a company incorporated outside the BVI is required to comply with the laws of its jurisdiction of incorporation.

Shareholders of BVI companies not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum of association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

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Shareholders’ suits

The BVI Act provides for remedies which may be available to shareholders. Where a company incorporated under the BVI Act or any of its directors engages in, or proposes to engage in, conduct that contravenes the BVI Act or the company’s memorandum and articles of association, the BVI courts can issue a restraining or compliance order. Shareholders cannot also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies has also been incorporated into the BVI Act: where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the court for an order based on such conduct.

Any shareholder of a company may apply to court for the appointment of a liquidator of the company and the court may appoint a liquidator of the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation, if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (e) an arrangement, if permitted by the court.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of directors, officers and any other person, except to the extent any such provision may be held by the court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime.) provided that the indemnified person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

BVI law provides that every director of a BVI company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, BVI law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes BVI law or the memorandum of association or articles of association of the company.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by written consent

Our Second Amended and Restated Memorandum and Articles provide that shareholders may approve corporate matters by way of a resolution approved at a duly constituted meeting of shareholders by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote and voting on the resolution; or a resolution consented to in writing by all of the shareholders entitled to vote thereon.

Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder proposals

BVI law and our Second Amended and Restated Memorandum and Articles provide that our directors shall call a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative voting

There are no prohibitions to cumulative voting under the laws of the BVI, but our Second Amended and Restated Memorandum and Articles do not provide for cumulative voting.

Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of directors

Our Articles of Association provides that a director may be removed from office by a resolution of shareholders or by resolution of directors. A resolution for the removal of a director may only be passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least seventy-five percent (75%) of the votes of the members or directors of the Company entitled to vote.

Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with interested shareholders

The DGCL contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

BVI law has no comparable provision. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. Although BVI law does not regulate transactions between a company and its significant shareholders, it does provide that transactions by the Company must be entered into bona fide in the best interests of the company and not with the effect of oppressing or constituting a fraud on the minority shareholders.

Dissolution; Winding Up

As permitted by BVI law and our Second Amended and Restated Memorandum and Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and value of the Company’s assets equals or exceeds its liabilities.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under our Second Amended and Restated Memorandum and Articles, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied pursuant to consent in writing of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of that class.

To every such separate general meeting all the provisions of the Articles relating to general meetings of shareholders shall, mutatis mutandis, apply, but so that:

(a)	separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of the board of directors, or (ii) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series);

(b)	the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum);

(c)	every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him; and

(d)	any holder of shares of the class present in person or by proxy or authorised representative may demand a poll.

Amendment of governing documents

As permitted by BVI law, our Second Amended and Restated Memorandum and Articles may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

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SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there was no established public market for our Ordinary Shares including our Class A Ordinary Shares, and while we intend to apply for approval to have our Class A Ordinary Shares listed on The Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of our Class A Ordinary Shares in the public markets after this initial public offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently issued and outstanding will be available for sale immediately after this Offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Class A Ordinary Shares, including Class A Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Shares and our ability to raise equity capital in the future.

Upon the Closing Date, we will have 16,171,736 issued and outstanding Class A Ordinary Shares and 1,600,000 issued and outstanding Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, 3,750,000 Class A Ordinary Shares will be publicly held by investors participating in this Offering assuming that the underwriters do not exercise their over-allotment option, and Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this Offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

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Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three month period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of our Class A Ordinary Shares then issued and outstanding, which will equal approximately 149,217 Class A Ordinary Shares immediately after the Closing Date based on the number of Ordinary Shares issued and outstanding as of March 31, 2025; or

●	the average weekly trading volume of our Class A Ordinary Shares in the form of Class A Ordinary Shares on The Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

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Lock-up Agreements

All of our directors, executive officers, and principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have agreed, subject to limited exceptions, not to offer; pledge; announce the intention to sell; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of six months starting from the pricing date. See “Underwriting.”

MATERIAL INCOME TAX CONSIDERATIONS

The following summary of material the BVI, Singapore, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences understate, local, and other tax laws. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. Potential investors should consult their tax advisers regarding Singapore, United States federal, state and local, and non-U.S. tax consequences of owning and disposing of our Class A Ordinary Shares in their particular circumstances.

Material Singapore Tax Considerations

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which changes could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Class A Ordinary Shares or of any person acquiring, selling or otherwise dealing with our Class A Ordinary Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Class A Ordinary Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to acquire, own or dispose of our Class A Ordinary Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Class A Ordinary Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Class A Ordinary Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Class A Ordinary Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax effects or liabilities resulting from the subscription for, acquisition, holding or disposal of our Class A Ordinary Shares.

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Corporate Income Tax

A company is regarded as tax resident in Singapore for Singapore tax purposes if the control and management of its business are exercised in Singapore. In general, the control and management of a company’s business is vested in its board of directors and its tax residency is generally where its board of directors meet to make strategic business decisions of the company.

A company is subject to Singapore income tax on income accruing in or derived from Singapore and on foreign-sourced income received or deemed to be received in Singapore, unless certain exemptions apply.

Foreign-sourced income in the form of dividends, branch profits and service income received or deemed to be received in Singapore by a Singapore tax resident company is exempt from Singapore income tax if the following conditions are met:

(i)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the jurisdiction from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the jurisdiction from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(iii)	the comptroller of income tax in Singapore is satisfied that the tax exemption would be beneficial to the recipient of the specified foreign income.

The corporate tax rate in Singapore is currently 17%. From YA 2020 onwards, three-quarters of a company’s first S$10,000 of normal chargeable income, and half of its next S$190,000 of normal chargeable income are exempt from corporate tax.

Newly incorporated companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of the company’s first S$100,000 of normal chargeable income, and half of its next $100,000 of normal chargeable income, for each of the company’s first three YAs falling in or after YA 2020.

Dividend Distributions

Under Singapore’s one-tier corporate tax system, dividends paid by a Singapore tax resident company are exempt from Singapore income tax in the hands of its shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

British Virgin Islands Taxation

We are not liable to pay any form of taxation in the BVI and all dividends, interests, rents, royalties, compensations and other amounts paid by us to persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of ours by persons who are not persons resident in the BVI are exempt from all forms of taxation in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the BVI with respect to any shares, debt obligation or other securities of ours.

Subject to the payment of stamp duty on the acquisition of property in the BVI by us (and in respect of certain transactions in respect of the shares, debt obligations or other securities of BVI incorporated companies owning land in the BVI), all instruments relating to transfers of property to or by us and all instruments relating to transactions in respect of the shares, debt obligations or other securities of ours and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to us or our shareholders.

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Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes is a summary of the material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and have the U.S. dollar as their functional currency. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This summary does not address all aspects of U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law such as:

● financial institutions or financial services entities;

● insurance companies;

● broker-dealers;

● traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes;

● tax-exempt entities (including private foundations);

● governments or agencies or instrumentalities thereof;

● pension plans;

● cooperatives;

● regulated investment companies;

● real estate investment trusts;

● certain former citizens or long-term residents of the United States;

● persons who hold our Class A Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment;

● persons that have a “functional currency” other than the U.S. dollar;

● persons that own directly, indirectly or through attribution 5% or more of the voting power of our Class A Ordinary Shares;

● corporations that accumulate earnings to avoid U.S. federal income tax; or

● partnerships and other pass-through entities for U.S. federal income tax purposes, and any beneficial owners of such entities.

This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, backup withholding or alternative minimum tax consequences.

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PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES.

As used herein, the term “U.S. Holder” means a beneficial owner of our Class A Ordinary Shares who is or is treated as, for U.S. federal income tax purposes:

● an individual who is a citizen or resident of the United States;

● a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

● an estate the income of which is subject to U.S. federal income tax regardless of its source; or

● a trust (1) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (2) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of our Class A Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Class A Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our Class A Ordinary Shares.

Persons considering an investment in our Class A Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Class A Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year in which either (i) at least 75% of its gross income is “passive income”, or the PFIC income test, or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, or the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we may be considered as a PFIC. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. We do not currently intend to perform the analysis necessary to determine PFIC status, and there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

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If we are a PFIC in any taxable year during which a U.S. Holder owns our Class A Ordinary Shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime,” regardless of whether we remain a PFIC, upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Class A Ordinary Shares, and (ii) any gain realized on a sale, exchange or other disposition, including a pledge, of our Class A Ordinary Shares. Under the PFIC excess distribution regime,

● the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Class A Ordinary Shares;

● the amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is realized) and any year prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”), will be taxed as ordinary income earned in the current taxable year;

● the amount allocated to each prior taxable year, other than a pre-PFIC year, will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year; and

● an additional tax equal to the interest charge, generally applicable to underpayments of tax, will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Class A Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Class A Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Class A Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Class A Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-United States subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-United States subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Class A Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Class A Ordinary Shares. An electing U.S. Holder generally would (i) include as ordinary income each year, the excess, if any, of the fair market value of our Class A Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Class A Ordinary Shares, and (ii) deduct as an ordinary loss each year, the excess, if any, of the adjusted tax basis of such Class A Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Class A Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our Class A Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the Class A Ordinary Shares would be classified as a capital gain or loss.

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A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least fifteen (15) days during each calendar quarter.

Our Class A Ordinary Shares will be marketable stock as long as they remain listed on The Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Class A Ordinary Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Class A Ordinary Shares.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” (“QEF”) election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our Class A Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Class A Ordinary Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Class A Ordinary Shares of a PFIC.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our Class A Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Class A Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Class A Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Class A Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received’’ deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation’’ to certain non-corporate U.S. Holders may be are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than sixty (60) days of ownership, without protection from the risk of loss, during the 121-day period beginning sixty (60) days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Consequences’’), we will not be treated as a “qualified foreign corporation,” and therefore the reduced capital gains tax rate described above will not apply.

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A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Class A Ordinary Shares that are readily tradable on an established securities market in the United States.

Taxation of Sale, Exchange or Other Disposition of Our Class A Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,’’ a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our Class A Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Class A Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Class A Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Class A Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets) relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Class A Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Class A Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Class A Ordinary Shares under the laws of their country of citizenship, residence or domicile.

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UNDERWRITING

In connection with this Offering, we and the Selling Shareholders will enter into an underwriting agreement dated the date of this prospectus with the underwriters named below, for whom Blue Diamond Securities of America LLC, is acting as the representative with respect to the Class A Ordinary Shares in this Offering (the “Underwriting Agreement”). The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this Offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the Underwriting Agreement, the underwriters have agreed to purchase from us and the Selling Shareholders, on a firm commitment basis, the number of shares indicated below:

Name	Number of Class A Ordinary Shares
Blue Diamond Securities of America LLC
Total

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative”, respectively. The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. We and the Selling Shareholders agree to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Over-Allotment Option

We agree to grant to the underwriters an option, exercisable for 45 days from the closing of this Offering, to purchase up to 15% additional Class A Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Class A Ordinary Shares as the number listed next to the underwriters’ name in the preceding table.

Discounts and Expenses

The underwriters will offer the Class A Ordinary Shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of US$[    ] per Class A Ordinary Share, based on the initial public offering price of US$[    ] per Class A Ordinary Share. After completion of this Offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is equal to seven percent (7%) of the public offering price on each of the Class A Ordinary Share being offered.

The table below shows the initial public offering price per Class A Ordinary Share, underwriting discounts to be paid by us, and the proceeds before expenses to us.

	Per Class A Ordinary Shares	Total Without Exercise of Over-allotment Option	Total With Full Exercise of Over-allotment Option
Initial public offering price(1)	US$	US$	US$
Underwriting discounts (7%)	US$	US$	US$
Non-accountable expenses (1%)	US$	US$	US$
Proceeds, before expenses, to us	US$	US$	US$

(1)	Initial public offering price per share is US$[ ] per Class A Ordinary Share, which is set forth on the cover page of this prospectus.

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We have agreed to reimburse the representative up to a maximum of US$140,000 for out-of-pocket accountable expenses, including, but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow, and background check of our principals. In addition, at the closing of the offering, we and the Selling Shareholders will reimburse the representative one percent (1%) of the actual amount of the offering as non-accountable expenses.

Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Except as disclosed in this prospectus, the representative has not received and will not receive from us any other item of compensation or expense in connection with this Offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement. A form of the Underwriting Agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

We have granted the representative, provided that this Offering is completed, a right of first refusal, for a period of twelve (12) months from the closing of the offering, exercisable at the sole discretion of the representative, to provide investment banking service to us on terms that are the same or more favorable to us comparing to terms offered to us by other underwriters or placement agents, which shall include, without limitation, (a) acting as leading manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of us. In accordance with FINRA Rule 5110(g)(6), under no circumstances shall such right of first refusal have a duration of more than three years from the commencement of sales of this Offering or the termination date of the engagement between us and the underwriters. The representative shall notify us of its intention to exercise its right of first refusal within 15 business days following notice in writing by us. The right of first refusal is also subject to FINRA Rule 5110(g), which grants us a right of termination for cause, which includes that we may terminate the representative’s engagement upon the representative’s material failure to provide the underwriting services required by the underwriting agreement. Our exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal set forth above.

Tail Financing

The representative shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced to us by the representative during the Engagement Period (as hereinafter defined), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) months period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to us in an offering in which we have direct knowledge of such party’s participation. “Engagement Period” means the period beginning on January 30, 2026 and ending on the earlier to occur of (i) January 30, 2027 and (ii) the final closing of this offering, however, that the engagement may be terminated by either party upon at least thirty (30) days’ prior written notice to the other party.

Lock-up Agreements

Each of our officers, directors, and holders of more than 5% of our securities (including warrants, options, convertible securities, and Class A Ordinary Shares) have agreed with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise to transfer or dispose of, directly or indirectly, any Class A Ordinary Shares, or other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares for a period of six (6) months starting from the pricing date without the prior written consent of the Representative.

Pricing of the offering

Prior to this Offering, there has been no public market for the Class A Ordinary Shares. The initial public offering price was determined by negotiations between us and the underwriters. In determining the initial public offering price, the underwriter and we considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	our prospects and the history and prospects for the industry in which we compete;

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●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The initial public offering price set forth on the cover page of this prospectus is subject to change due to market conditions and other factors. Neither the underwriters nor we can assure investors that an active trading market will develop for our Class A Ordinary Shares or that the shares will trade in the public market at or above the initial public offering price.

No Sales of Similar Securities

We, including any successor entities, have agreed not to: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 180 days after the Closing Date.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of the Shares and the distribution of this prospectus outside the United States.

Indemnification

We agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

We have applied to list our Class A Ordinary Shares on The Nasdaq Capital Market under the symbol “GIVE.” We will not consummate and close this Offering without a listing approval letter from The Nasdaq Capital Market.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by representative or by its affiliates. Other than the prospectus in electronic format, the information on the representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the representative in its capacity as an underwriter, and should not be relied upon by investors. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

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Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions

In connection with this Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this Offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market, or otherwise.

83

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, that are expected to be incurred in connection with the sale of Class A Ordinary Shares in this Offering. With the exception of the registration fee payable to the SEC, The Nasdaq Capital Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	US$	3,321
The Nasdaq Capital Market listing fee	US$	75,000
FINRA filing fee	US$	3,088
Printing and engraving expenses	US$	6,995
Legal fees and expenses	US$	433,175
Accounting fees and expenses	US$	325,600
Transfer agent and registrar fee and expenses	US$	3,936
Miscellaneous expenses	US$	393,410
Total	US$	1,244,525

* To be completed by amendment.

LEGAL MATTERS

We are being represented by CFN Lawyers LLC with respect to certain legal matters of U.S. federal securities law. The validity of our Class A Ordinary Shares and certain other matters of BVI law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd., our counsel as to BVI law. Legal matters as to Singapore law will be passed upon for us by Bird & Bird ATMD LLP. The underwriter is being represented by Sichenzia Ross Ference Carmel LLP, with respect to legal matters of United States federal and New York State law, in connection with this Offering.

84

EXPERTS

The financial statements as of and for the fiscal years ended March 31, 2025 and 2024, included in this prospectus have been so included in reliance on the report of Assentsure PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Assentsure PAC is 180B Bencoolen Street #03-01, The Bencoolen Singapore 189648.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a BVI business company with limited liability. We are incorporated in the BVI because there are certain benefits associated with being a British Virgin Islands business company, such as political and economic stability, an effective judicial system, with a dedicated commercial court, tax neutral treatment, with no tax levied against companies incorporated in the BVI by the local tax authorities, the absence of foreign exchange control of currency exchange control or currency restriction and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States and BVI companies do not have standing to sue before the federal courts of the United States.

Our Second Amended and Restated Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located in Singapore. In addition, some of our directors and officers are not nationals or residents of the United States and their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman Pte. Ltd., our counsel with respect to the laws of the British Virgin Islands, and Bird & Bird ATMD LLP, our counsel with respect to Singapore law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Singapore against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman Pte. Ltd., our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

We have been advised by Conyers Dill & Pearman Pte. Ltd. that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and may give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

85

Bird & Bird ATMD LLP, our counsel as to Singapore laws, has advised us that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. In general an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law, for a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this Offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

86

ALY PTE. LTD.

WEALTH MANAGEMENT SYSTEM INC.

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of

ALY PTE. LTD.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Aly Pte. Ltd. (referred to as the “Company”) as of March 31, 2024 and 2025, the related statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in the period ended March 31, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2025, and the results of its operations, changes in shareholders’ equity and its cash flows for each of the two years in the period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assentsure PAC

Assentsure PAC (PCAOB ID: 6783)
We have served as the Company’s auditor since 2025.
Singapore
July 7, 2025, except for Note 1, Note 2, Note 12 and Note 16 which are dated August 13, 2025

F-2

ALY PTE. LTD.

BALANCE SHEETS

	March 31,	March 31,	March 31,
	2024	2025	2025
	SGD	SGD	USD
			Note 2(e)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	208,641	377,400	280,699
Accounts receivable, net	-	1,496,122	1,112,772
Deposits	26,957	16,206	12,054
Other receivables	6,761	-	-
Digital assets	-	309,114	229,910
Total current assets	242,359	2,198,842	1,635,435

NON-CURRENT ASSETS
Equipment, net	88,097	84,011	62,485
Right-of-use assets, net	181,273	88,860	66,091
Total non-current assets	269,370	172,871	128,576

TOTAL ASSETS	511,729	2,371,713	1,764,011

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued liabilities	19,737	24,852	18,485
Amount due to controlling shareholder	211,729	303,024	225,380
Bank loans, current	-	68,032	50,600
Operating lease obligation, current	92,413	88,860	66,091
Total current liabilities	323,879	484,768	360,556

NON-CURRENT LIABILITIES
Bank loans, non-current	-	326,502	242,843
Operating lease obligation, non-current	88,860	-	-
Total non-current liabilities	88,860	326,502	242,843

TOTAL LIABILITIES	412,739	811,270	603,399

COMMITMENTS AND CONTINGENCIES (Note 15)	-	-	-

SHAREHOLDERS’ EQUITY
Ordinary share, $nil par value, 4,000,000 shares authorized, 4,000,000 shares issued and outstanding as of March 31, 2024 and 2025, respectively	100	100	74
Redeemable convertible preference shares, $nil par value, 2,016,747 shares authorized, 2,016,747 shares issued and outstanding as of March 31, 2024 and 2025, respectively	3,230,000	3,230,000	2,402,380
Accumulated deficits	(3,131,110)	(1,669,657)	(1,241,842)
Total shareholders’ equity	98,990	1,560,443	1,160,612
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	511,729	2,371,713	1,764,011

The accompanying notes are an integral part of these financial statements.

F-3

ALY PTE. LTD.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended March 31,
	2024	2025	2025
	SGD	SGD	USD
			Note 2(e)
OPERATING REVENUES
Revenue from sale of hosted software platform access	830,395	3,269,379	2,431,669

COST OF REVENUES	(289,033)	(644,224)	(479,155)

GROSS PROFIT	541,362	2,625,155	1,952,514

OPERATING EXPENSES
Selling and marketing expenses	(28,593)	(187,256)	(139,276)
General and administrative expenses	(1,190,185)	(891,843)	(663,327)
Total operating expenses	(1,218,778)	(1,079,099)	(802,603)

(LOSS)/INCOME FROM OPERATIONS	(677,416)	1,546,056	1,149,911

OTHER EXPENSE
Interest expense	(969)	(2,566)	(1,909)
Foreign exchange loss	(2,200)	(29,829)	(22,186)
Fair value loss on digital assets	-	(51,101)	(38,007)
Other income / (expense), net	42,015	(1,107)	(823)
Total other income / (expense), net	38,846	(84,603)	(62,925)

(LOSS) / INCOME BEFORE INCOME TAXES	(638,570)	1,461,453	1,086,986

PROVISION FOR INCOME TAX	-	-	-

NET (LOSS) / INCOME	(638,570)	1,461,453	1,086,986

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted	6,016,747	6,016,747	6,016,747

EARNINGS PER SHARE
Basic and diluted	(0.11)	0.24	0.18

The accompanying notes are an integral part of these financial statements.

F-4

ALY PTE. LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares		Preference Shares		Accumulated	Total Shareholders’
	No. of shares	Amount	No. of shares	Amount	deficits	Equity
		SGD		SGD	SGD	SGD

Balance as of April 1, 2023	4,000,000	100	2,016,747	3,230,000	(2,492,540)	737,560
Net loss for the year	-	-	-	-	(638,570)	(638,570)
Balance as of March 31, 2024	4,000,000	100	2,016,747	3,230,000	(3,131,110)	98,990

Balance as of April 1, 2024	4,000,000	100	2,016,747	3,230,000	(3,131,110)	98,990
Net income for the year	-	-	-	-	1,461,453	1,461,453
Balance as of March 31, 2025	4,000,000	100	2,016,747	3,230,000	(1,669,657)	1,560,443

Balance as of March 31, 2025 (USD) (Note 2(e))	4,000,000	74	2,016,747	2,402,380	(1,241,842)	1,160,612

The accompanying notes are an integral part of these financial statements.

F-5

ALY PTE. LTD.

STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2024	2025	2025
	SGD	SGD	USD
			Note 2(e)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) / income	(638,570)	1,461,453	1,086,986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment	30,042	18,733	13,933
Amortization of right-of-use assets	-	102,248	76,049
Fair value loss on digital assets	-	51,101	38,007
Change in operating assets and liabilities:
Accounts receivable, net	-	(1,496,122)	(1,112,772)
Deposits	(4,800)	10,751	7,996
Other receivables	-	6,761	5,029
Other payables and accrued liabilities	7,873	5,115	3,805
Repayment of operating lease obligation	-	(102,248)	(76,049)
Net cash (used in) / provided by operating activities	(605,455)	57,792	42,984

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(3,660)	(14,647)	(10,894)
Purchases of digital assets	-	(360,215)	(267,917)
Net cash used in investing activities	(3,660)	(374,862)	(278,811)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	-	400,000	297,508
Repayment of bank loans	-	(5,466)	(4,066)
Amount due to controlling shareholder	163,419	91,295	67,903
Net cash provided by financing activities	163,419	485,829	361,345

CHANGE IN CASH AND CASH EQUIVALENTS	(445,696)	168,759	125,518

CASH AND CASH EQUIVALENTS, beginning of the financial year	654,337	208,641	155,181

CASH AND CASH EQUIVALENTS, end of the financial year	208,641	377,400	280,699

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	-	-	-
Cash paid for interest expense	969	2,566	1,909
Operating lease asset obtained in exchange for operation lease obligation	189,554	-	-

The accompanying notes are an integral part of these financial statements.

F-6

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

Note 1—Nature of business and organization

The Company, Aly Pte. Ltd. (“ALY”), a Singapore based company incorporated on June 1, 2012, is a provider of customized software, technology solutions and applications. The Company’s headquarter is located in Singapore.

Organization and reorganization

As part of the Reorganization for the purpose of the listing, Wealth Management System Inc. (“WMSI”) was incorporated in the British Virgin Islands on May 2, 2025 under the British Virgin Islands (“BVI”) law. WMSI has no substantial operations other than investment holding. WMSI was authorized to issue a maximum of 50,000 ordinary shares of a single class of no par value each at the time of incorporation and the initial 1 ordinary share, representing the entire issued share capital of WMSI was allotted and issued to our controlling shareholder, Dr. Clemen Chiang for cash. On July 4, 2025, WMSI passed written resolutions to increase and re-classify its then existing authorized shares. Subsequent to the registration of the Amended and Restated Memorandum and Articles with the BVI Registrar of Corporate Affairs, WMSI is authorized to issue an unlimited number of Class A ordinary shares and up to a maximum of 5,000,000 Class B ordinary shares with no par value. On July 10, 2025, the 1 ordinary share held by the controlling shareholder, Dr. Clemen Chiang, was repurchased by WMSI and cancelled upon repurchase and one (1) Class B Ordinary Share was issued to him. On July 14, 2025, Dr. Clemen Chiang subscribed for an additional 799,999 Class B ordinary shares and 194,121 Class A ordinary shares for cash at nominal or par value. Thereafter, on July 15, 2025, Dr. Clemen Chiang transferred 194,121 Class A ordinary shares to Colemen Pte. Ltd., a related company owned by WMSI’s director and Chief Operating Officer, Ms Yee Ser Im, for cash at nominal or par resulting in Dr. Clemen Chiang and Colemen Pte. Ltd. holding approximately 80.47% and 19.53%, respectively, of the entire issued shares of WMSI before the internal reorganization.

On July 23, 2025, the Company and WMSI (the “Holding Company”) completed an internal reorganization prior to the WMSI’s listing on Nasdaq Capital Market, which involved the subscription by the shareholders of ALY of certain shares in WMSI in consideration of the transfer of their equity interest in ALY to WMSI. Prior to the reorganization, ALY was directly owned and controlled by the controlling shareholder, Dr. Clemen Chiang, and the other existing shareholders with percentage ownership of 66.48% (representing 4,000,000 ordinary shares) and 33.52% beneficial ownership interest (representing 2,016,747 redeemable convertible preference shares), respectively. As a result of share swaps and related issuances by and among, Dr. Clemen Chiang and other existing shareholders, WMSI whereby ALY is ultimately a wholly-owned subsidiary of WMSI and the Dr. Clemen Chiang, Colemen Pte. Ltd. and the other existing shareholders become the beneficial owners of WMSI with percentage ownership of 68.47% (representing 800,000 Class B ordinary shares and 4,000,000 Class A ordinary shares), with percentage ownership of 2.77% (representing 194,121 Class A ordinary shares) and 28.76% (representing 2,016,747 Class A ordinary shares), respectively. WMSI will account for these re-organizations as a transfer of assets between entities under common control in accordance with ASC 805-50-50-3 to 4 because economic interests of Dr. Clemen Chiang and the other existing shareholders remained the same immediately before and immediately after the reorganization, as such the accompanying financial statements presents the results of operations of ALY for two operating periods in accordance with guidance set forth in ASC 805-50-45-2 to 5.

The Reorganization was completed on July 23, 2025, the final group structure upon completion of the Reorganization comprises the following entities:

Name	Background	Ownership	Principal activity
Wealth Management System Inc.	● A BVI company ● Incorporated on May 2, 2025	-	Investment holding

Aly Pte. Ltd.	● A Singapore company ● Incorporated on June 1, 2012	100% owned by WMSI	Development of customized software, technology solutions and applications

As of the reporting date of this financial statement, the Reorganization of the Company’s legal structure has not yet occurred.

Note 2—Summary of significant accounting policies

(a) Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

(b) Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s financial statements include the useful lives of equipment, impairment of long-lived assets, incremental borrowing rate for operating lease, valuation allowance for deferred tax assets and allowance for expected credit losses. Actual results could differ from these estimates and assumptions that were used.

F-7

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

As of the date of issuance of the financial statements, the Company is not aware of any specific event or circumstance that would require it to update its estimates, its judgments, or the carrying value of its assets or liabilities. These estimates may change as new events occur and additional information is obtained and are recognized in the financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s financial statements.

(c) Foreign currency translation and transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company is United States Dollars (“USD”) and its subsidiary which is incorporated in Singapore is SGD, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Net gains and losses resulting from foreign exchange transactions are included in exchange gains/(losses) on the statements of income and comprehensive income.

(d) Convenience translation

Translations of balances in the balance sheets, statements of income, statements of changes in shareholders’ equity and statements of cash flows from SGD into USD as of March 31, 2025 are solely for the convenience of the readers and are calculated at the rate of USD1.00=SGD1.3445, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on March 31, 2025. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

(e) Cash and cash equivalents

Cash and cash equivalents primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of its bank accounts in Singapore.

(f) Accounts receivable, net

Accounts receivable, net are recorded in accordance with ASC 326, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for credit losses is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. The Company determined that no allowance was deemed necessary for years ended March 31, 2024 and 2025.

F-8

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

(g) Short-term deposits

Short-term deposits and long-term deposits are mainly for rent, utilities and money deposited with certain suppliers. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when term and conditions set forth in the agreements have been satisfied.

(h) Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. The Company determined that no allowance was deemed necessary for years ended March 31, 2024 and 2025.

(i) Equipment, net

Equipment, net are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful Life
Office equipment	7 years
Computer equipment	3 years
Leasehold improvements	7 years
Furniture and fittings	7 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

(j) Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2025 and 2024, no impairment of long-lived assets was recognized.

(k) Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

F-9

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Cash and cash equivalents, accounts receivable, net, other receivables, bank loans, operating lease obligation, accrued liabilities are financial assets and liabilities. Cash, accounts receivable, net, other receivables, and accrued liabilities are subject to fair value measurement; however, because of their being short term in nature management believes their carrying values approximate their fair value. Digital assets are fair value. The Company accounts for bank loans and operating lease obligation at amortized cost and has elected not to account for them under the fair value hierarchy.

(l) Revenue recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Clients. The five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with clients, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocates the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

The Company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which the Company expects to receive in exchange for those goods or services. An asset is transferred when the customer obtains control of that asset. It also requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

Revenue Recognition

Sales discounts are treated as a reduction of the transaction price and are therefore recorded net of revenue. These discounts are determined based on contractual terms or customary business practices and are recognized at the time of sale to reflect the amount the Company expects to receive. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return, or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its clients, net of any applicable sales discounts.

The Company derives its operating revenues primarily from two sources: (1) revenue from the sale of perpetual licenses to individual end users (B2C), and (2) revenue from the sale of perpetual licenses in bulk to resellers (B2B). All of the Company’s contracts with clients do not contain cancelable and refund-type provisions.

The Company identifies two distinct performance obligations in arrangements where individual end users (B2C) and resellers (B2B) use Company-managed hosting:

(1) the perpetual right-to-use license for functional intellectual property; and

(2) Company-managed hosting services (“Hosting Services”).

F-10

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

Stand-alone selling prices (“SSP”) and allocation of transaction price. When Hosting Services are elected, the Company allocates the transaction price between the license and Hosting Services based on relative SSP. The Company determines SSP for each performance obligation based on the price at which the Company sells the promised good or service separately. If an SSP is not directly observable, the Company estimates SSP using an approach that maximizes the use of observable inputs, consistent with ASC 606.

Perpetual license SSP. The SSP for the perpetual license is determined using observable standalone sales of licenses. In determining SSP, management considers the stated list price and historical standalone license transactions and evaluates customary discounting practices and other factors that may affect pricing, including (among other things) customer type (B2C versus reseller channel), the number of activated user accounts purchased (for reseller arrangements), and other contract terms and conditions. Significant assumptions include the expected customer/channel mix and the range of customary discounts for comparable standalone license sales.

Hosting Services SSP. Hosting services are not sold or priced on a standalone basis; therefore, although they are accounted for as a distinct performance obligation under ASC 606, and would represent a separate performance obligation and revenue component when allocated, the Company evaluated and determined that the impact of re-allocation of consideration of the hosting services was not material to the revenue and net income for the years ended March 31, 2024 and 2025 in accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality. In arrangements that include both a perpetual license and Hosting Services, the Company allocates the transaction price to each performance obligation based on relative SSP. As discussed below, the amount of consideration allocated to Hosting Services was determined to be immaterial for the years ended March 31, 2024 and 2025, accordingly, no adjustment to the reported revenue amounts was recorded

In determining that its Hosting Services are similar to Amazon Web Services (“AWS”) cloud infrastructure services for purposes of estimating SSP, management considered that the Hosting Services obligation primarily consists of provisioning and maintaining the cloud-based compute, storage, and network resources necessary for customers to access and operate the licensed Software in a hosted environment, together with routine monitoring and maintenance activities that do not significantly modify, customize, or integrate the Software. Management identifies AWS service components that best approximate the Company’s hosted deployment requirements (e.g., compute, storage, and data transfer) and uses publicly available published pricing for those components in relevant regions as an input to the market benchmark.

In applying the market benchmark, management considers and adjusts for entity-specific factors, including (among other things): (i) differences between third-party pay-as-you-go pricing and the Company’s fixed-fee contract economics; (ii) the expected configuration and resource consumption of a typical hosted customer deployment based on historical usage/active-user patterns and observed usage behavior; (iii) the scope of stand-ready activities included in Hosting Services (such as monitoring and routine maintenance); and (iv) the Company’s scale and expected margin for providing Hosting Services.

Residual approach. The Company does not use the residual approach to estimate SSP because Hosting Services are not sold separately and do not have observable stand-alone selling prices, and the criteria in ASC 606-10-32-34 for applying the residual approach are not met.

Although the Company has concluded that Hosting Services represent a distinct performance obligation when elected, the Company evaluated the impact of allocating consideration to Hosting Services and recognizing the associated revenue over the expected period of benefit of one year for the years ended March 31, 2024 and 2025. The Company concluded that the impact of such re-allocation and the resulting deferral of revenue would not be material to revenue or net income for the periods presented in accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality. Accordingly, no adjustment to the reported revenue amounts was recorded.

Timing of revenue recognition

Revenue allocated to the perpetual license is recognized at a point in time when control transfers to the customer, generally upon delivery of activation credentials or the deployment image and license key. To the extent transaction price is allocated to Hosting Services, revenue allocated to hosting services is recognized over time as a stand-ready obligation on a straight-line basis over the expected period of benefit, which management determined to be one year based on historical active-user patterns, usage behavior, and industry benchmark data. The amount of transaction price allocated to Hosting Services was determined to be immaterial for the years ended March 31, 2024 and 2025.

F-11

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

(1) Sale of perpetual licenses to individual end users (B2C)

Under B2C arrangements, the Company grants customers a perpetual right-to-use license to a specified version of its platform software (the “Software”). The Software is functional as delivered and provides significant standalone functionality without requiring the Company’s ongoing activities to maintain utility. Customers have the contractual right, at any time, to take possession of the Software without significant penalty and to run it on their own hardware or to contract with an unrelated third-party host. This is accomplished through a containerized runtime image made available by the Company upon request. Accordingly, the criteria in ASC 606-10-55-54 and ASC 985-20-15-5 are met and the arrangements include a software license within the scope of ASC 606-10-55-55 through 55-60. When customers elect to use Company-managed hosting rather than self-hosting, hosting services represent a distinct performance obligation because customers can benefit from the Software independently and the hosting services do not significantly modify, customize or integrate the Software. Control of the license transfers at the earlier of (i) our provision of activation/administrative credentials enabling use of the licensed software, or (ii) delivery of the deployment image and license key that enable customer-controlled installation and use. The Company offers optional hosting services. Customers may elect instead to self-host the application or utilize a third-party environment by means of the deployment image furnished by the Company. For the years ended March 31, 2024 and 2025, as discussed above, the Company recognized the full transaction price as revenue for the perpetual license at the point in time when control transferred and did not allocate any portion of the transaction price to Hosting Services. The Company is not contractually obligated to provide updates, upgrades, content evolution, model retraining, or post-contract customer support for the licensed version

(2) Sale of perpetual licenses in bulk to resellers (B2B)

The Company offers a perpetual right-to-use license to a specified version of our Software, which customers may operate in our hosted environment or on their own or third-party infrastructure using the deployment image we make available upon request. The Software enables clients to perform automated web data crawling, classification, and structuring. The Company enters into written contracts with resellers to sell a fixed number of activated user accounts. The transaction price is fixed and payment terms is 5% upfront with 180 days credit terms for the balance amount, non-refundable and the reseller receives full rights to distribute these accounts to end-users under their own brand. Co-branding rights are granted but are not separable performance obligations.

For reseller contracts, the reseller is identified as the Company’s customer. Under these arrangements, the reseller is granted a perpetual software license that includes the right to host the agreed number of activated user accounts on servers of their own choosing, whether on their own infrastructure or through a third-party provider. Upon delivery of the activated accounts (license keys and administrative rights), the reseller obtains full control and possession of the licensed application and user accounts, including the ability to direct their use and derive substantially all of the benefits.

The Company recognizes revenue when the following events have occurred: (a) the Company has fulfilled its contract obligation; (b) the Company has a present right to payment; (c) the customer has legal rights to the activated user accounts, and (d) the customer bears significant risks and rewards of ownership of the activated user accounts. The Company recognized the revenue at a point in time. In setting the credit terms, the Company evaluates the reseller’s credit profile and ability to pay, including review of publicly available financial information and other indicators of credit risk, to determine that it is probable the Company will collect all consideration to which it is entitled under the contract, in accordance with ASC 606-10-25-1(e).

Accordingly, control transfers to the reseller at the point of delivery, and the Company recognizes the related revenue at a point in time, consistent with ASC 606-10-25-30 and ASC 606-10-55-58B. Revenue recognition is not contingent on end-user activation or usage. The Company has no contractual obligation to ensure end-user activation or usage and does not provide rights of return or refund. Revenue allocated to hosting services is recognized over time as a stand-ready obligation on a straight-line basis over the expected benefit period, which management determined to be one year based on historical active-user patterns, usage behavior, and industry benchmark data.

Hosting Services

Customers and resellers may elect to access the licensed Software through the Company’s hosted environment. Hosting services are not sold separately; however, when provided, they constitute a promised service and a distinct performance obligation because customers can benefit from the Software independently and the hosting services do not modify or integrate the Software.

When hosting services are not elected, the arrangement contains only the perpetual license performance obligation.

Remaining performance obligations. Our performance obligations for license transactions are satisfied at a point in time upon transfer of control. Accordingly, we have no remaining performance obligations for such contracts at period-end and no related disclosure is required. For arrangements that include Hosting Services, the Company would generally expect a one-year period of benefit; however, for the years ended March 31, 2024 and 2025, any amount that would have been allocated to Hosting Services was not material and therefore no related remaining performance obligations disclosure is presented for the periods presented.

As described above, the Company estimates SSP for Hosting Services using an adjusted market assessment (market) approach and has determined that Hosting Services generally provide benefit over a one-year period based on customer active-use durations, observed usage behavior, and relevant industry benchmark data. For the years ended March 31, 2024 and 2025, although Hosting Services represent a separate performance obligation when elected, the Company performed a relative SSP allocation to Hosting Services. However, the amount allocated and the resulting deferral of revenue were determined to be immaterial to the periods presented.

(m) Cost of Revenues

Cost of revenues consists primarily of personnel costs related to initial provisioning and customer onboarding, services from professional services organizations, and third-party payment processing fees. We do not have contractual obligations for post-contract customer support, updates, or content evolution for the licensed version; any such services, if provided, are subject to separate agreements.

(n) Selling and marketing expenses

Selling and marketing expenses mainly consist of promotion and marketing expenses and transportation expenses. The Company does not carry any capitalized contract acquisition costs that would be amortized to its results of operations over time, and potential expenses related to customer and contract acquisitions costs if any are accounted for as periodic costs.

(o) General and administrative expenses

General and administrative expenses mainly consist of staff costs, depreciation or amortization, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees, property and related expenses, other miscellaneous administrative expenses.

F-12

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

(p) Operating leases

The Company adopted ASC 842 on January 1, 2019. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

(q) Income taxes

The Company is subject to tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws.

The Company accounts for income tax in accordance with ASC 740. Under the asset and liability method as required by this accounting standard, the Company recognizes of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

F-13

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company had no uncertain tax positions for the years ended March 31, 2025 and 2024. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Valuation of Deferred Tax Assets

A valuation allowance is recorded to reduce the Company’s deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If the Company determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, the Company’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of its deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, the Company determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made.

(r) (Loss) / Earnings per share

Basic (loss) / earnings per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period presented. Diluted (loss) / income per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

(s) Employee benefit

(1)	Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2)	Employees leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly before twelve months after the end of the reporting period is recognized for services rendered by employees up to the end of the reporting period.

(t) Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

(u) Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical performance and the specific facts and circumstances of each matter.

F-14

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

(v) Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of clients

As of March 31, 2025, one client, Asia Television Digital Media (Malaysia) Sdn Bhd, accounted for 89.6% of the Company’s total accounts receivable. As of March 31, 2024, no client accounted for more than 10% of the Company’s total accounts receivable.

For the year ended March 31, 2025, one client from broadcasting and digital media industry accounted for 41.0% of the Company’s total revenues. No other clients accounted more than 10% of Company’s total revenues. For the year ended March 31, 2024, no client accounted for more than 10% of Company’s total revenues.

Concentration of vendors

As of March 31, 2024 and 2025, no client accounted for more than 10% of the Company’s total accounts payable.

For the years ended March 31, 2024 and 2025, no vendor accounted for more than 10% of the Company’s total purchase.

(w) Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in the financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

(x) Digital assets

The Company accounts for its digital assets, which are comprised of Bitcoin (BTC) and Gemini dollar (GUSD), in current assets in the accompanying balance sheets. Digital assets purchased are recorded at cost. The Company’s digital assets are initially recorded at cost and subsequently measured at fair value as of each reporting period.

ASC 820 defines “principal market” as the market with the greatest volume and level of activity for the asset or liability. The determination of the principal market (and, as a result, the market participants in the principal market) is made from the perspective of the reporting entity. The Company determines Gemini Custody as its principal market, as it is one of the earliest and the most trusted sources by users, institutions, and media for comparing thousands of digital assets. The Company determines the fair value of its BTC and GUSD by reference to the Gemini Exchange Statement of Account at the end of each reporting period in accordance with ASC 820, Fair Value Measurement, the active exchange that the Company has determined is its principal market for BTC and GUSD (Level 1 inputs). Changes in fair value are recognized as incurred in the Company’s Statements of Income, within “Fair value loss on digital assets”, within other expenses in the Company’s Statement of Income.

Purchases of digital assets by the Company, if any, will be included within investing activities in the accompanying statements of cash flows. The sales of digital assets are included within investing activities in the accompanying statements of cash flows and any realized gains or losses from such sales are included in “realized gain (loss) on exchange of digital assets” in the statements of income and comprehensive income. The Company accounts for its gains or losses in accordance with the first-in first-out method of accounting. As of March 31, 2024 and 2025, the Company did not sell its digital assets for cash.

(y) Recently issued accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In December 2023, the FASB issued ASU 2024-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. Under this ASU, public entities must annually (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than five percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate). This ASU’s amendments are effective for all entities that are subject to Topic 740, Income Taxes, for annual periods beginning after December 15, 2024, with early adoption permitted. We are currently evaluating the impact of this pronouncement on our disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires entities to provide in interim periods all disclosure about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. The Company has adopted ASU 2023-07 on April 1, 2024 and the adoption of the standard did not have a material impact to the overall financial presentation. See Note 14 for further information.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

F-15

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

Note 4—Operating Revenues

Operating revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the consideration to which the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The Company offers perpetual right-to-use license to a specified version of our platform software that enables clients to perform automated web data crawling, classification, and structuring. The following table presents the Company’s operating revenues disaggregated by service lines for the years ended March 31, 2024 and 2025:

	For the years ended March 31,
	2024	2025
	SGD	SGD	USD
Sale of perpetual software licenses to individual end users (B2C)	830,395	1,928,379	1,434,272
Sale of perpetual software licenses in bulk (activated user accounts) to resellers (B2B)	-	1,341,000	997,397
Total operating revenues	830,395	3,269,379	2,431,669

The following table presents the Company’s operating revenues disaggregated by the timing of revenue recognition for the years ended March 31, 2024 and 2025:

	For the years ended March 31,
	2024	2025
	SGD	SGD	USD
Services and deliverables transferred at a point in time	830,395	3,269,379	2,431,669

The Company elected to utilize practical expedients to exclude from this disclosure the remaining performance obligations that have an original expected duration of one year or less.

Note 5—Accounts receivable, net

Accounts receivable, net consisted of the following:

	March 31, 2024	March 31, 2025	March 31, 2025
	SGD	SGD	USD
Accounts receivable	-	1,496,122	1,112,772
Less: Allowance for credit loss	-	-	-
Accounts receivable, net	-	1,496,122	1,112,772

Note 6—Digital assets

Digital asset holdings were comprised of the following:

	March 31, 2024	March 31, 2025	March 31, 2025
	SGD	SGD	USD
BTC	-	308,757	229,644
GUSD	-	357	266
	-	309,114	229,910

The following table presents the Company’s BTC and GUSD as of March 31, 2025:

	Quantity	Cost Basis	Fair Value
		SGD	SGD
BTC	2.78108459	359,858	308,757
GUSD	265.78	357	357

As of March 31, 2025, the Company held 2.78108459 BTC, with fair value price of SGD 110,943 per unit.

As of March 31, 2024 and 2025, the Company held nil and 357 GUSD, respectively. The fair value of GUSD were kept at USD1.00 because one GUSD is pegged to one U.S. dollar.

For the year ended March 31, 2025, the Company recognized change in fair value loss of SGD51,101 and SGD nil on BTC and GUSD, respectively.

F-16

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

The following table presents additional information about BTC for the years ended March 31, 2024 and 2025:

	March 31,
	2024	2025	2025
	SGD	SGD	USD
As of April 1,	-	-	-
Purchases of BTC from exchange of GUSD	-	359,858	267,652
Change in fair value loss on digital assets	-	(51,101)	(38,008)
As of March 31,	-	308,757	229,644

The following table presents additional information about GUSD for the years ended March 31, 2024 and 2025:

	March 31,
	2024	2025	2025
	SGD	SGD	USD
As of April 1,	-	-	-
Purchases of GUSD	-	179,982	133,865
Exchange of GUSD into BTC	-	(179,265)	(133,332)
Payment of service fee and other expenses		(360)	(267)
As of March 31,	-	357	266

Note 7—Equipment, net

Equipment, net consist of the following:

	March 31, 2024	March 31, 2025	March 31, 2025
	SGD	SGD	USD
Leasehold improvements	87,396	87,396	65,003
Furniture and fittings	42,448	42,448	31,571
Computer equipment	104,442	119,089	88,575
Office equipment	16,924	16,924	12,588
Subtotal	251,210	265,857	197,737
Less: accumulated depreciation	(163,113)	(181,846)	(135,252)
Equipment, net	88,097	84,011	62,485

Depreciation expense for the years ended March 31, 2025 and 2024, amounted to SGD 18,733 (USD 13,933) and SGD 30,042, respectively.

No impairment loss had been recognized during the years ended March 31, 2025 and 2024, respectively.

Note 8—Accrued liabilities

Accrued liabilities consist of the following:

	March 31, 2024	March 31, 2025	March 31, 2025
	SGD	SGD	USD
Accrued expenses	19,738	24,852	18,484
Total accrued liabilities	19,738	24,852	18,484

F-17

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

Note 9—Bank loans

The bank loans as of March 31, 2025 are set out below:

Lender	Currency	Maturity Date	Interest rate/year	March 31, 2025
				SGD

CIMB Bank Berhad, Singapore branch (i)	SGD	February 2030	8.50%	200,000
OCBC Bank (i)	SGD	January 2030	7.75%	194,534
Total long-term bank loans (SGD)				394,534
Total long-term bank loans (US$)				293,443

(i)	The loans outstanding were guaranteed by the following individuals:

a.	Guaranteed by Dr. Clemen Chiang Wen Yuan and Ms. Yee Ser Im, two of the directors and shareholders of the Company.

The future maturities of bank loans as of March 31, 2025 were as follows		Twelve months ending March 31,
	Carrying amount	2026	2027	2028	2029	2030	Thereafter
	SGD
Secured fixed rate bank loans	394,534	68,032	73,767	79,963	86,728	86,044	-

Balance as of March 31, 2025	394,534	68,032	73,767	79,963	86,728	86,044	-
Balance as of March 31, 2025 (US$)	293,443	50,600	54,866	59,474	64,506	63,997	-

The Company recorded interest expense from continuing operations of SGD 2,566 for the year ended March 31, 2025. The annual effective average interest rates were 7.70% for the year ended March 31, 2025.

Note 10—Related party balances and transactions

Nature of relationships with related parties:

		March 31,
Related parties	Relationship	2024	2025	2025
		SGD	SGD	USD
Amount due to:
Dr. Clemen Chiang Wen Yuan	Controlling shareholder	211,729	303,024	225,380

Non-trade advance from controlling shareholder is unsecured, interest free and repayable on demand. Included in the amount due to controlling shareholder as of March 31, 2025 and 2024 were totaling SGD 303,024 (USD 225,380) and SGD 211,729, respectively, have been fully repaid as of the date of the date of the financial statements.

Related party transactions:

		For the years ended March 31,
Transaction nature	Name	2024	2025	2025
		SGD	SGD	USD
Expenses paid on behalf by controlling shareholder	Dr. Clemen Chiang Wen Yuan	163,419	91,295	67,903

Other than the above-mentioned transactions, there were no other significant related party transactions during the years ended March 31, 2024 and 2025.

F-18

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

Note 11—Taxes

Income tax

British Virgin Islands

WMSI is incorporated in the British Virgin Islands and conducts all of its businesses through its subsidiary in Singapore, Aly Pte Ltd. Under the current laws of the British Virgin Islands, WSMI is not subject to tax on income or capital gains. In addition, upon payments of dividends by Aly Pte. Ltd. to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

Singapore

Aly Pte. Ltd. is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first SGD 10,000 (approximately USD 7,395) taxable income and 50% of the next SGD 190,000 (approximately USD 140,501) taxable income exempted from income tax.

Net operating loss will be carried forward indefinitely under Singapore profits tax regulation. As of March 31, 2025 and 2024, the Company has net operating loss carry forwards available of SGD 2,553,856 (USD 1,899,484) and SGD 4,063,871, respectively, to offset future taxable income.

A reconciliation between the Company’s actual provision for income taxes and the provision at the Singapore statutory rate was as follows:

	For the years ended March 31,
	2024	2025
	SGD	SGD	USD
(Loss) / Income before income taxes	(638,570)	1,461,453	1,086,986
Singapore income tax rate	17.00%	17.00%	17.00%
Income tax expense computed at statutory rate	(108,557)	248,447	184,788
Reconciling items:
Non-deductible items in Singapore	8,301	8,256	6,140
Tax effect of unused tax losses not recognized in prior years now recognized	-	(256,703)	(190,928)
Tax effect of tax losses carry forwards	100,256	-	-
Total income tax expense	-	-	-
Effective tax rate	-%	-%	-%

F-19

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

Deferred tax

Significant components of deferred tax were as follows:

	March 31,
	2024	2025	2025
	SGD	SGD	USD
Net operating losses carry forward	690,858	434,156	322,912
Valuation allowance	(690,858)	(434,156)	(322,912)
Deferred tax assets, net	-	-	-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences.

Note 12—Equity

Ordinary shares

WMSI was established under the laws of British Virgin Islands (“BVI”) on May 2, 2025. Our authorized share capital is divided into unlimited Class A shares and 5,000,000 Class B ordinary shares of no par value. One ordinary share was issued on May 2, 2025. On July 10, 2025, the 1 ordinary share was repurchased by the Company and cancelled upon repurchase and one (1) Class B Ordinary Share was issued to our controlling shareholder. On July 14, 2025, an additional 799,999 Class B ordinary shares and 194,121 Class A ordinary shares for cash at nominal or par value to our controlling shareholder.

For the sake of undertaking a public offering, an internal reorganization was completed prior to the WMSI’s listing on Nasdaq Capital Market which involved a series of re-organizing transactions resulting in 6,210,868 Class A ordinary shares and 800,000 Class B ordinary shares outstanding that have been retrospectively restated to the beginning of the first period presented. WMSI only has two classes of ordinary shares that are accounted for as permanent equity.

The additional paid-in capital represents the additional paid-in capital contributed by the shareholders of Aly Pte. Ltd., held as to SGD100 of ordinary share capital, representing 4,000,000 ordinary shares by our controlling shareholder, Dr. Clemen Chiang, and SGD3,230,000 of redeemable preference share capital, representing 2,016,747 redeemable convertible preference shares by the other shareholders, representing 66.48% and 33.52% of its voting rights, respectively before completion of the Reorganization as described in Note 1. Pursuant to the terms of the redeemable convertible preference shares, there is no maturity date of the redeemable convertible preference shares, the holders do not have the option of redemption but only have the right (not the obligation) to require the redemption of the redeemable convertible preference shares in the event of the occurrence of an event of default at an amount which is equal to the redemption price plus interest at the rate of 2% per annum compounded annually from the date of issue to the date of redemption, the holders shall not be obliged to convert the whole or part of the redeemable preference shares into ordinary shares. On July 23, 2025, WMSI acquired the entire issued and paid-up capital (representing the 4,000,000 ordinary shares and 2,016,747 redeemable convertible preference shares) of Aly Pte. Ltd. from our controlling shareholder and other shareholders via a Share Swap prior to the listing on Nasdaq Capital Market.

F-20

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

Note 13—Leases

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has one property lease agreement with a lease term for two years. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with lease term with one year.

The Company recognized operating lease ROU assets and lease liabilities as follows:

	March 31,
	2024	2025	2025
	SGD	SGD	USD
Right-of-use assets	189,554	189,554	140,985
Less: accumulated amortization	(8,281)	(100,694)	(74,894)
Operating lease ROU asset, net	181,273	88,860	66,091

	March 31,
	2024	2025	2025
	SGD	SGD	USD
Operating lease liabilities
Current portion	92,413	88,860	66,091
Non-current portion	88,860	-	-
Total	181,273	88,860	66,091

F-21

ALY PTE. LTD.

NOTES TO FINANCIAL STATEMENTS

The following is a schedule of future lease payments under the non-cancellable operating leases as of March 31, 2025:

Year ending March 31,	Amount (SGD)	Amount (USD)
2026	91,097	67,755
2027	-	-
2028	-	-
2029	-	-
2030	-	-
Thereafter	-	-
Total future lease payments	91,097	67,755
Amount representing interest	(2,237)	(1,664)
Present value of future payments	88,860	66,091
Less: current portion	88,860	66,091
Long term portion	-	-

The following summarizes other supplemental information about the Company’s operating lease as of March 31, 2025:

Weighted average discount rate	5%
Weighted average remaining lease term (years)	1

Note 14—Segment information

Reportable Segments

The Company operates as a single reportable segment, which is consistent with how the Chief Operation Decision Maker (“CODM”), the Chief Executive Officer, allocates resources and assesses performance. The Company’s operations are centralized and integrated, with financial results reviewed and managed on a consolidated basis. Accordingly, management has determined that the Company has one reportable segment under ASC Topic 280, Segment Reporting.

Measure of Segment Profit or Loss

The CODM reviews financial information on a consolidated basis, using Operating Income as the primary measure of segment performance. Operation income is defined as revenue less cost of goods sold and operating expenses, excluding interest expenses and income taxes.

Significant Segment Expense Categories Provided to the CODM

The CODM regularly receives and reviews the following expense categories, which are included in the segment’s measure of profit or loss.

	For the Years Ended March 31,
	2024	2025	2025
	SGD	SGD	USD

OPERATING REVENUES
Revenue from sale of hosted software platform access	830,395	3,269,379	2,431,669

COST OF REVENUES	(289,033)	(644,224)	(479,155)

GROSS PROFIT	541,362	2,625,155	1,952,514

SELLING AND MARKETING EXPENSES
Advertisement and marketing expenses	(23,916)	(180,706)	(134,404)
Public relationship fee	(4,677)	(6,550)	(4,872)
	(28,593)	(187,256)	(139,276)

GENERAL AND ADMINISTRATIVE EXPENSES
Payroll and welfare expenses	(716,456)	(499,692)	(371,656)
Office related expenses	(110,395)	(57,823)	(43,007)
Operating lease expenses	(80,368)	(107,732)	(80,128)
Professional service expenses	(128,361)	(207,863)	(154,603)
Depreciation and amortization	(30,042)	(18,733)	(13,933)
Travelling expenses	(124,563)	-	-
	(1,190,185)	(891,843)	(663,327)

OTHER SEGMENT ITEMS
Fair value loss on digital assets	-	(51,101)	(38,007)
Foreign exchange loss	(2,200)	(29,829)	(22,186)
Interest expense	(969)	(2,566)	(1,909)
Other income / (expense), net	42,015	(1,107)	(823)
	38,846	(84,603)	(62,925)

PROVISION FOR INCOME TAX	-	-	-

NET (LOSS) / INCOME	(638,570)	1,461,453	1,086,986

Note 15—Commitments and contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2025 and up through the issuance date of these financial statements were available to be issued.

Note 16—Subsequent events

On April 23, 2025, Colemen Pte. Ltd., a related company owned by the Company’s director and Chief Operating Officer, Ms Yee Ser Im, entered into an interest-free loan agreement with the Operating Subsidiary, in order to fund the expenses and costs of this offering. The loan from Colemen Pte. Ltd. amounted to SGD$1,877,000, and the Company intends to repay the loan in full using proceeds from this offering. The loan is repayable within 14 days of the date of demand.

On July 23, 2025, the Company completed a Reorganization of the Company’s legal structure. The Reorganization involved the transfer of 100% equity interest in Aly Pte. Ltd. from its original shareholders to the Company. following the Reorganization, WMSI became the ultimate holding company.

Except for the above, management evaluated subsequent events of the Company from March 31, 2025 through the date the financial statements were issued, and concluded that no other subsequent events have occurred that would require recognition in the financial statements or disclosure in the Notes to the financial statements.

F-22

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,	September 30,
	2025	2025	2025
	SGD	SGD	USD
	(Audited)	(Unaudited)	(Unaudited)
			Note 2(e)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	377,400	296,344	229,670
Accounts receivable, net	1,496,122	1,413,363	1,095,375
Deposits	16,206	36,652	28,406
Deferred Initial Public Offering (“IPO”) costs	-	550,651	426,762
Digital assets	309,114	2,053,620	1,591,584
Total current assets	2,198,842	4,350,630	3,371,797

NON-CURRENT ASSETS
Equipment, net	84,011	70,809	54,878
Right-of-use assets, net	88,860	40,895	31,694
Total non-current assets	172,871	111,704	86,572

TOTAL ASSETS	2,371,713	4,462,334	3,458,369

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued liabilities	24,852	19,000	14,726
Amount due to controlling shareholder	303,024	78,405	60,765
Bank loans, current	68,032	70,844	54,905
Related party loans	-	1,877,000	1,454,700
Deferred revenue	-	5,507	4,268
Operating lease obligation, current	88,860	40,895	31,694
Total current liabilities	484,768	2,091,651	1,621,058

NON-CURRENT LIABILITIES
Bank loans, non-current	326,502	290,150	224,870
Total non-current liabilities	326,502	290,150	224,870

TOTAL LIABILITIES	811,270	2,381,801	1,845,928

COMMITMENTS AND CONTINGENCIES (Note 15)	-	-	-

SHAREHOLDERS’ EQUITY
Ordinary Class A share, $nil par value, unlimited shares authorized, 12,421,736 shares issued and outstanding as of March 31, 2025 and September 30, 2025, respectively*	3,230,100	3,230,100	2,503,371
Ordinary Class B share, $nil par value, 10,000,000 shares authorized, 2 and 1,600,000 shares issued and outstanding as of March 31, 2025 and September 30, 2025, respectively*	-	-	-
Accumulated deficits	(1,669,657)	(1,149,567)	(890,930)
Total shareholders’ equity	1,560,443	2,080,533	1,612,441
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	2,371,713	4,462,334	3,458,369

* Giving retroactive effect to reflect reorganization completed in July 23, 2025 and 2 for 1 share subdivision effected on September 29, 2025 (refer to Note 1).

The accompanying notes are an integral part of these unaudited interim financial statements.

F-23

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Six Months Ended September 30,
	2024	2025	2025
	SGD	SGD	USD
	(Unaudited)	(Unaudited)	(Unaudited)
			Note 2(e)
OPERATING REVENUES
Revenue from sale of hosted software platform access	985,840	1,030,617	798,742

COST OF REVENUES	(292,919)	(203,211)	(157,491)

GROSS PROFIT	692,921	827,406	641,251

OPERATING EXPENSES
Selling and marketing expenses	(79,801)	(51,041)	(39,557)
General and administrative expenses	(465,857)	(458,521)	(355,360)
Total operating expenses	(545,658)	(509,562)	(394,917)

INCOME FROM OPERATIONS	147,263	317,844	246,334

OTHER INCOME/ (EXPENSE)
Interest expense	-	(15,468)	(11,988)
Fair value gain on digital assets	-	23,529	18,236
Foreign exchange loss	-	(34,440)	(26,692)
Other income, net	2,006	228,625	177,188
Total other income, net	2,006	202,246	156,744

INCOME BEFORE INCOME TAXES	149,269	520,090	403,078

PROVISION FOR INCOME TAX	-	-	-

NET INCOME	149,269	520,090	403,078

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted*	12,421,738	13,112,448	13,112,478

EARNINGS PER SHARE
Basic and diluted	0.01	0.04	0.03

* Giving retroactive effect to reflect reorganization completed in July 23, 2025 and 2 for 1 share subdivision effected on September 29, 2025. (Refer to Note 1)

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

F-24

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares,					Total
	Class A No.		Class B No.		Accumulated	Shareholders’
	of shares*	Amount	of shares*	Amount	deficits	Equity
		SGD		SGD	SGD	SGD
Balance as of March 31, 2024	12,421,736	3,230,100	2	-	(3,131,110)	98,990
Net income for the six months period ended September 30, 2024	-	-	-	-	149,269	149,269
Balance as of September 30, 2024	12,421,736	3,230,100	2	-	(2,981,841)	1,560,443

Balance as of March 31, 2025	12,421,736	3,230,100	2	-	(1,669,657)	(55,662)
Net income for the six months period ended September 30, 2025	-	-	-	-	520,090	520,090
Issuance of share	-	-	1,599,998	-	-	-
Balance as of September 30, 2025	12,421,736	3,230,100	1,600,000	-	(1,149,567)	2,080,533

Balance as of September 30, 2025 (USD) (Note 2(e))	12,421,736	2,503,371	1,600,000	-	(890,930)	1,612,441

* Giving retroactive effect to reflect reorganization completed in July 23, 2025 and 2 for 1 share subdivision effected on September 29, 2025. (Refer to Note 1)

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

F-25

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended September 30,
	2024	2025	2025
	SGD	SGD	USD
	(Unaudited)	(Unaudited)	(Unaudited)
			Note 2(e)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	149,269	520,090	403,077
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment	8,984	13,202	10,232
Amortization of right-of-use assets	45,630	47,965	37,173
Changes in fair value of digital assets	-	(23,529)	(18,236)
Loss from exchange of digital asset	-	34,626	26,835
Change in operating assets and liabilities:
Accounts receivable, net	-	82,759	64,139
Deposits	-	(20,446)	(15,846)
Other receivables	6,761	-	-
Other payables and accrued liabilities	5,655	(5,851)	(4,534)
Deferred revenue	3,253	5,507	4,268
Repayment of operating lease obligation	(45,630)	(47,965)	(37,173)
Net cash provided by operating activities	173,922	606,358	469,936

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(11,999)	-	-
Purchases of digital assets	-	(1,755,603)	(1,360,616)
Cash used in investing activities	(11,999)	(1,755,603)	(1,360,616)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of bank loans	-	(33,540)	(25,994)
Proceeds from related party	-	1,877,000	1,454,700
Repayment to controlling shareholder	(38,267)	(224,619)	(174,083)
Deferred Initial Public Offering (“IPO”) costs	-	(550,652)	(426,762)
Net cash (used in)/provided by financing activities	(38,267)	1,068,189	827,861

CHANGE IN CASH AND CASH EQUIVALENTS	123,656	(81,056)	(62,819)

CASH AND CASH EQUIVALENTS, beginning of the financial period	208,641	377,400	292,489

CASH AND CASH EQUIVALENTS, end of the financial period	332,297	296,344	229,670

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest expense	-	(15,468)	(11,988)

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

F-26

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Nature of business and organization

Wealth Management System Inc. (the “Company” or “WMSI”) was incorporated in the British Virgin Islands on May 2, 2025 under the British Virgin Islands (“BVI”) law. The Company conducts its primary operations through its directly held wholly owned subsidiary, Aly Pte. Ltd. (“ALY”), a Singapore based company incorporated on June 1, 2012, is a provider of customized software, technology solutions and applications. The Company’s headquarter is located in Singapore.

Organization and reorganization

As part of the Reorganization for the purpose of the listing, Wealth Management System Inc. (the “Company” or “WMSI”) was incorporated in the British Virgin Islands on May 2, 2025 under the British Virgin Islands (“BVI”) law. WMSI has no substantial operations other than investment holding. WMSI was authorized to issue a maximum of 50,000 ordinary shares of a single class of no par value each at the time of incorporation and the initial 1 ordinary share, representing the entire issued share capital of WMSI was allotted and issued to our controlling shareholder, Dr. Clemen Chiang for cash. On July 4, 2025, WMSI passed written resolutions to increase and re-classify its then existing authorized shares. Subsequent to the registration of the Amended and Restated Memorandum and Articles with the BVI Registrar of Corporate Affairs, WMSI is authorized to issue an unlimited number of Class A ordinary shares and up to a maximum of 5,000,000 Class B ordinary shares with no par value. On July 10, 2025, the 1 ordinary share held by the controlling shareholder, Dr. Clemen Chiang, was repurchased by WMSI and cancelled upon repurchase and one (1) Class B Ordinary Share was issued to him. On July 14, 2025, Dr. Clemen Chiang subscribed for an additional 799,999 Class B ordinary shares and 194,121 Class A ordinary shares for cash at nominal or par value. Thereafter, on July 15, 2025, Dr. Clemen Chiang transferred 194,121 Class A ordinary shares to Colemen Pte. Ltd., a related company owned by WMSI’s director and Chief Operating Officer, Ms Yee Ser Im, for cash at nominal or par resulting in Dr. Clemen Chiang and Colemen Pte. Ltd. holding approximately 80.47% and 19.53%, respectively, of the entire issued shares of WMSI before the internal reorganization.

On July 23, 2025, the Company completed an internal reorganization prior to the listing on Nasdaq Capital Market, which involved the subscription by the shareholders of ALY of certain shares in WMSI in consideration of the transfer of their equity interest in ALY to WMSI. Prior to the reorganization, ALY was directly owned and controlled by the controlling shareholder, Dr. Clemen Chiang, and the other existing shareholders with percentage ownership of 66.48% (representing 4,000,000 ordinary shares) and 33.52% beneficial ownership interest (representing 2,016,747 redeemable convertible preference shares), respectively. As a result of share swaps and related issuances by and among, Dr. Clemen Chiang and other existing shareholders, WMSI whereby ALY is ultimately a wholly-owned subsidiary of WMSI and the Dr. Clemen Chiang, Colemen Pte. Ltd. and the other existing shareholders become the beneficial owners of WMSI with percentage ownership of 68.47% (representing 800,000 Class B ordinary shares and 4,000,000 Class A ordinary shares), with percentage ownership of 2.77% (representing 194,121 Class A ordinary shares) and 28.76% (representing 2,016,747 Class A ordinary shares, respectively. WMSI will account for these re-organizations as a transfer of assets between entities under common control in accordance with ASC 805-50-50-3 to 4 because economic interests of Dr. Clemen Chiang and the other existing shareholders remained the same immediately before and immediately after the reorganization, as such the accompanying financial statements presents the results of operations of ALY for two operating periods in accordance with guidance set forth in ASC 805-50-45-2 to 5.

The Reorganization was completed on July 23, 2025, the final group structure upon completion of the Reorganization comprises the following entities:

Name	Background	Ownership	Principal activity
Wealth Management System Inc.	● A BVI company ● Incorporated on May 2, 2025	-	Investment holding

Aly Pte. Ltd.	● A Singapore company ● Incorporated on June 1, 2012	100% owned by WMSI	Development of customized software, technology solutions and applications

On September 29, 2025, the Company has completed 2-for-1 Class A ordinary shares and Class B ordinary shares subdivision. After share sub-division, total Class A Ordinary Share issued and outstanding is 12,421,736 and the total Class B Ordinary shares issued and outstanding is 1,600,000.

Note 2—Summary of significant accounting policies

(a) Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited condensed consolidated financial statements as of and for the six months ended September 30, 2024 and 2025 include all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flows for such interim periods. The results of operations for the six months period ended September 30, 2024 and 2025 are not necessarily indicative of results to be expected for the full year ended March 31, 2025 and 2026. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the years ended March 31, 2024 and 2025.

(b) Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited interim condensed consolidated financial statements include the useful lives of equipment, impairment of long-lived assets, incremental borrowing rate for operating lease, valuation allowance for deferred tax assets and allowance for expected credit losses, the determination of the estimated benefit period for hosting services under revenue recognition. Actual results could differ from these estimates and assumptions that were used.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of the date of issuance of the unaudited interim condensed consolidated financial statements, the Company is not aware of any specific event or circumstance that would require it to update its estimates, its judgments, or the carrying value of its assets or liabilities. These estimates may change as new events occur and additional information is obtained and are recognized in the unaudited interim condensed consolidated financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s unaudited interim condensed consolidated financial statements.

(c) Foreign currency translation and transaction

The Company uses Singapore Dollars (“SGD”) as its reporting currency. The functional currency of the Company is United States Dollars (“USD”) and its subsidiary which is incorporated in Singapore is SGD, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Net gains and losses resulting from foreign exchange transactions are included in exchange gains/(losses) on the statements of income and comprehensive income.

(d) Convenience translation

Translations of balances in the balance sheets, statements of income, statements of changes in shareholders’ equity and statements of cash flows from SGD into USD as of September 30, 2025 are solely for the convenience of the readers and are calculated at the rate of USD1.00=SGD1.2903, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on September 30, 2025. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

(e) Cash and cash equivalents

Cash and cash equivalents primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of its bank accounts in Singapore.

(f) Accounts receivable, net

Accounts receivable, net are recorded in accordance with ASC 326, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for credit losses is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable and other receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. The Company determined that no allowance was deemed necessary for six months ended September 30, 2024 and 2025.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(g) Short-term deposits

Short-term deposits and long-term deposits are mainly for rent, utilities and money deposited with certain suppliers. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when term and conditions set forth in the agreements have been satisfied.

(h) Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, consulting fees related to the registration preparation, the SEC filing and print related costs. As of September 30, 2025 and March 31, 2025, the accumulated deferred IPO cost was SGD 550,651 (USD 426,762) and nil, respectively.

(i) Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. The Company determined that no allowance was deemed necessary for six months period ended September 30, 2024 and 2025.

(j) Equipment, net

Equipment, net are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful Life
Office equipment	7 years
Computer equipment	3 years
Leasehold improvements	7 years
Furniture and fittings	7 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

(k) Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2025 and March 31, 2025, no impairment of long-lived assets was recognized.

(l) Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Cash and cash equivalents, accounts receivable, net, other receivables, bank loans, operating lease obligation, accrued liabilities are financial assets and liabilities. Cash, accounts receivable, net, other receivables, accrued liabilities are subject to fair value measurement; however, because of their being short term in nature management believes their carrying values approximate their fair value. Digital assets are fair value. The Company accounts for bank loans and operating lease obligation at amortized cost and has elected not to account for them under the fair value hierarchy.

(m) Revenue recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Clients. The five-step model defined by ASC Topic 606 requires the Company to (1) identify its contracts with clients, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

The Company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which the Company expects to receive in exchange for those goods or services. An asset is transferred when the customer obtains control of that asset. It also requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

Revenue Recognition

Sales discounts offered to clients are accounted for as a reduction of the transaction price and are recorded as a reduction of revenue. These discounts are determined based on contractual terms or customary business practices and are recognized at the time of sale to reflect the amount the Company expects to be entitled to receive. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return, or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its clients, net of any applicable sales discounts.

The Company derives its operating revenues primarily from two sources: (1) revenue from the sale of perpetual licenses to individual end users (B2C), and (2) revenue from the sale of perpetual licenses in bulk to resellers (B2B). All of the Company’s contracts with clients do not contain cancelable and refund-type provisions.

The Company identifies two distinct performance obligations in arrangements where individual end users (B2C) and resellers (B2B) use Company-managed hosting:

(1) the perpetual right-to-use license for functional intellectual property; and

(2) Company-managed hosting services (“Hosting Services”).

Stand-alone selling prices (“SSP”) and allocation of transaction price. When Hosting Services are elected, the Company allocates the transaction price between the license and Hosting Services based on relative SSP. The Company determines SSP for each performance obligation based on the price at which the Company sells the promised good or service separately. If an SSP is not directly observable, the Company estimates SSP using an approach that maximizes the use of observable inputs, consistent with ASC 606.

Perpetual license SSP. The SSP for the perpetual license is determined using observable standalone sales of licenses. In determining SSP, management considers the stated list price and historical standalone license transactions and evaluates customary discounting practices and other factors that may affect pricing, including (among other things) customer type (B2C versus reseller channel), the number of activated user accounts purchased (for reseller arrangements), and other contract terms and conditions. Significant assumptions include the expected customer/channel mix and the range of customary discounts for comparable standalone license sales.

Hosting Services SSP. Hosting services are not sold or priced on a standalone basis; therefore, although they are accounted for as a distinct performance obligation under ASC 606, and would represent a separate performance obligation and revenue component when allocated, the Company evaluated and determined that the impact of re-allocation of consideration of the hosting services was not material to the revenue and net income for the six months ended September 30, 2024 in accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality. In arrangements that include both a perpetual license and Hosting Service, the Company allocates the transaction price to each performance obligation based on relative SSP. As discussed below, the amount of consideration allocated to Hosting Services was determined to be immaterial for the six months period ended September 30, 2024. For the six months period ended September 30, 2025, the Company allocated consideration between the perpetual license and Hosting Services based on relative SSP and recognized the portion allocated to Hosting Services over time over the one-year hosting period.

In determining that its Hosting Services are similar to Amazon Web Services (“AWS”) cloud infrastructure services for purposes of estimating SSP, management considered that the Hosting Services obligation primarily consists of provisioning and maintaining the cloud-based compute, storage, and network resources necessary for customers to access and operate the licensed Software in a hosted environment, together with routine monitoring and maintenance activities that do not significantly modify, customize, or integrate the Software. Management identifies AWS service components that best approximate the Company’s hosted deployment requirements (e.g., compute, storage, and data transfer) and uses publicly available published pricing for those components in relevant regions as an input to the market benchmark.

In applying the market benchmark, management considers and adjusts for entity-specific factors, including (among other things): (i) differences between third-party pay-as-you-go pricing and the Company’s fixed-fee contract economics; (ii) the expected configuration and resource consumption of a typical hosted customer deployment based on historical usage/active-user patterns and observed usage behavior; (iii) the scope of stand-ready activities included in Hosting Services (such as monitoring and routine maintenance); and (iv) the Company’s scale and expected margin for providing Hosting Services.

Residual approach. The Company does not use the residual approach to estimate SSP because Hosting Services are not sold separately and do not have observable stand-alone selling prices, and the criteria in ASC 606-10-32-34 for applying the residual approach are not met.

Although the Company has concluded that Hosting Services represent a distinct performance obligation when elected, the Company evaluated the impact of allocating consideration to Hosting Services and recognizing the associated revenue over the expected period of benefit of one year. For the six months period ended September 30, 2024, the Company performed a relative SSP allocation between the perpetual license and Hosting Services and concluded that the amount of consideration allocated to Hosting Services and the resulting deferral of revenue were not material to revenue or net income for the period presented in accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality. Accordingly, no adjustment to the reported revenue amounts was recorded for that period. For the six months period ended September 30, 2025, the Company allocated consideration between the perpetual license and Hosting Services based on relative SSP and recognized the portion allocated to Hosting Services over time.

Timing of revenue recognition

Revenue allocated to the perpetual license is recognized at a point in time when control transfers to the customer, generally upon delivery of activation credentials or the deployment image and license key. To the extent transaction price is allocated to Hosting Services, revenue allocated to hosting services is recognized over time as a stand-ready obligation on a straight-line basis over the expected period of benefit, which management determined to be one year based on historical active-user patterns, usage behavior, and industry benchmark data.

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NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Sale of perpetual licenses to individual end users (B2C)

Under B2C arrangements, the Company grants customers a perpetual right-to-use license to a specified version of its platform software (the “Software”). The Software is functional as delivered and provides significant standalone functionality without requiring the Company’s ongoing activities to maintain utility. Customers have the contractual right, at any time, to take possession of the Software without significant penalty and to run it on their own hardware or to contract with an unrelated third-party host. This is accomplished through a containerized runtime image made available by the Company upon request. Accordingly, the criteria in ASC 606-10-55-54 and ASC 985-20-15-5 are met and the arrangements include a software license within the scope of ASC 606-10-55-55 through 55-60. When customers elect to use Company-managed hosting rather than self-hosting, hosting services represent a distinct performance obligation because customers can benefit from the Software independently and the hosting services do not significantly modify, customize or integrate the Software. Control of the license transfers at the earlier of (i) our provision of activation/administrative credentials enabling use of the licensed software, or (ii) delivery of the deployment image and license key that enable customer-controlled installation and use. The Company offers optional hosting services. Customers may elect instead to self-host the application or utilize a third-party environment by means of the deployment image furnished by the Company. Revenue allocated to the perpetual license is recognized at a point in time when control transfers. For the six months period ended September 30, 2024, as discussed above, the Company recognized the full transaction price as revenue for the perpetual license at the point in time when control transferred and did not allocate any portion of the transaction price to Hosting Services. For the six-month period ended September 30, 2025, the Company allocated the transaction price between the perpetual license and Hosting Services. The portion allocated to the perpetual license was recognized as revenue at the point in time when control transferred, while the portion allocated to Hosting Services was recognized as revenue over time on a straight-line basis over a one-year period. The Company is not contractually obligated to provide updates, upgrades, content evolution, model retraining, or post-contract customer support for the licensed version.

(2) Sale of perpetual licenses in bulk to resellers (B2B)

The Company offers a perpetual right-to-use license to a specified version of our Software, which customers may operate in our hosted environment or on their own or third-party infrastructure using the deployment image we make available upon request. The Software enables clients to perform automated web data crawling, classification, and structuring. The Company enters into written contracts with resellers to sell a fixed number of activated user accounts. The transaction price is fixed and payment term is 5% upfront with 180 days credit terms for the balance amount, non-refundable and the reseller receives full rights to distribute these accounts to end-users under their own brand. Co-branding rights are granted but are not separable performance obligations.

For reseller contracts, the reseller is identified as the Company’s customer. Under these arrangements, the reseller is granted a perpetual software license that includes the right to host the agreed number of activated user accounts on servers of their own choosing, whether on their own infrastructure or through a third-party provider. Upon delivery of the activated accounts (license keys and administrative rights), the reseller obtains full control and possession of the licensed application and user accounts, including the ability to direct their use and derive substantially all of the benefits.

The Company recognizes revenue when the following events have occurred: (a) the Company has fulfilled its contract obligation; (b) the Company has a present right to payment; (c) the customer has legal rights to the activated user accounts, and (d) the customer bears significant risks and rewards of ownership of the activated user accounts. The Company recognized the revenue at a point in time. In setting the credit terms, the Company evaluates the reseller’s credit profile and ability to pay, including review of publicly available financial information and other indicators of credit risk, to determine that it is probable the Company will collect all consideration to which it is entitled under the contract, in accordance with ASC 606-10-25-1(e).

Accordingly, control transfers to the reseller at the point of delivery, and the Company recognizes the related revenue at a point in time, consistent with ASC 606-10-25-30 and ASC 606-10-55-58B. Revenue recognition is not contingent on end-user activation or usage. The Company has no contractual obligation to ensure end-user activation or usage and does not provide rights of return or refund. Revenue allocated to hosting services is recognized over time as a stand-ready obligation on a straight-line basis over the expected benefit period, which management determined to be one year based on historical active-user patterns, usage behavior, and industry benchmark data.

Hosting Services

Customers and resellers may elect to access the licensed Software through the Company’s hosted environment. Hosting services are not sold separately; however, when provided, they constitute a promised service and a distinct performance obligation because customers can benefit from the Software independently and the hosting services do not modify or integrate the Software.

When hosting services are not elected, the arrangement contains only the perpetual license performance obligation.

Remaining performance obligations. Our performance obligations for license transactions are satisfied at a point in time upon transfer of control. Accordingly, we have no remaining performance obligations for such contracts at period-end and no related disclosure is required. For arrangements that include Hosting Services, the Company would generally expect a one-year period of benefit; however, for the six month period September 30, 2024, any amount that would have been allocated to Hosting Services was not material and therefore no related remaining performance obligations disclosure is presented for the periods presented.

As described above, the Company estimates SSP for Hosting Services using an adjusted market assessment (market) approach and has determined that Hosting Services generally provide benefit over a one-year period based on customer active-use durations, observed usage behavior, and relevant industry benchmark data. For the six month period September 30, 2024, although Hosting Services represent a separate performance obligation when elected, the Company did not allocate the transaction price to Hosting Services and did not recognize the associated revenue over the expected period of benefit of one year as the impact of such allocation and deferral of revenue was determined to be not material to the periods presented. For the six-month period ended September 30, 2025, the Company allocated the transaction price for Hosting Services and recognize the associated revenue over the expected period of benefit of one year.

(n) Cost of Revenues

Cost of revenues consists primarily of personnel costs related to initial provisioning and customer onboarding, services from professional services organizations, and third-party payment processing fees. We do not have contractual obligations for post-contract customer support, updates, or content evolution for the licensed version; any such services, if provided, are subject to separate agreements.

(o) Selling and marketing expenses

Selling and marketing expenses mainly consist of promotion and marketing expenses and transportation expenses. The Company does not carry any capitalized contract acquisition costs that would be amortized to its results of operations over time, and potential expenses related to customer and contract acquisitions costs if any are accounted for as periodic costs.

(p) General and administrative expenses

General and administrative expenses mainly consist of staff costs, depreciation or amortization, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees, property and related expenses, other miscellaneous administrative expenses.

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(q) Operating leases

The Company adopted ASC 842 on January 1, 2019. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

(r) Income taxes

The Company is subject to tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws.

The Company accounts for income tax in accordance with ASC 740. Under the asset and liability method as required by this accounting standard, the Company recognizes of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

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Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company had no uncertain tax positions for the six months period ended September 30, 2024 and 2025. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 6 months.

Valuation of Deferred Tax Assets

A valuation allowance is recorded to reduce the Company’s deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If the Company determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, the Company’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of its deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, the Company determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made.

(s) Earnings per share

Basic earnings per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period presented. Diluted earnings per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

(t) Employee benefit

(1)	Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

(2)	Employees leave entitlement

Employee entitlements to annual leave are recognized as a liability when they are accrued to the employees. The undiscounted liability for leave expected to be settled wholly before six months after the end of the reporting period is recognized for services rendered by employees up to the end of the reporting period.

(u) Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

(v) Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical performance and the specific facts and circumstances of each matter.

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(w) Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of clients

As of September 30, 2025, one client, Asia Television Digital Media (Malaysia) Sdn Bhd, accounted for 86.7% of the Company’s total accounts receivable. As of March 31, 2025, one client, Asia Television Digital Media (Malaysia) Sdn Bhd, accounted for 89.6% of the Company’s total accounts receivable.

For the six months ended September 30, 2025, no clients accounted more than 10% of Company’s total revenues. For the six months ended September 30, 2024, no client accounted for more than 10% of Company’s total revenues.

Concentration of vendors

As of September 30, 2025 and March 31, 2025, no client accounted for more than 10% of the Company’s total accounts payable.

For the six months ended September 30, 2024 and 2025, no vendor accounted for more than 10% of the Company’s total purchase.

(x) Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in the financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

(y) Digital assets

The Company accounts for its digital assets, which are comprised of Bitcoin (BTC) and Gemini dollar (GUSD), in current assets in the accompanying balance sheets. Digital assets purchased are recorded at cost. The Company’s digital assets are initially recorded at cost and subsequently measured at fair value as of each reporting period.

ASC 820 defines “principal market” as the market with the greatest volume and level of activity for the asset or liability. The determination of the principal market (and, as a result, the market participants in the principal market) is made from the perspective of the reporting entity. The Company determines Gemini Custody as its principal market, as it is one of the earliest and the most trusted sources by users, institutions, and media for comparing thousands of digital assets. The Company determines the fair value of its BTC and GUSD by reference to the Gemini Exchange Statement of Account at the end of each reporting period in accordance with ASC 820, Fair Value Measurement, the active exchange that the Company has determined is its principal market for BTC and GUSD (Level 1 inputs). Changes in fair value are recognized as incurred in the Company’s Statements of Income, within “Fair value loss on digital assets”, within other expenses in the Company’s Statement of Income.

Purchases of digital assets by the Company, if any, will be included within investing activities in the accompanying statements of cash flows. The sales of digital assets are included within investing activities in the accompanying statements of cash flows and any realized gains or losses from such sales are included in “fair value gain (loss) on digital assets” in the statements of income and comprehensive income. The Company accounts for its gains or losses in accordance with the first-in first-out method of accounting.

(z) Recently issued accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In December 2023, the FASB issued ASU 2024-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. Under this ASU, public entities must annually (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than five percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate). This ASU’s amendments are effective for all entities that are subject to Topic 740, Income Taxes, for annual periods beginning after December 15, 2024, with early adoption permitted. We are currently evaluating the impact of this pronouncement on our disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires entities to provide in interim periods all disclosure about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. The Company has adopted ASU 2023-07 on April 1, 2024 and the adoption of the standard did not have a material impact to the overall financial presentation. See Note 14 for further information.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the unaudited interim condensed consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

F-34

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4—Operating Revenues

Operating revenues are recognized when control of the promised services and deliverables are transferred to the Company’s clients in an amount that reflects the consideration to which the Company expects to be entitled to and receive in exchange for services and deliverables rendered.

The Company offers perpetual right-to-use license to a specified version of our platform software and hosting service for the software that enables clients to perform automated web data crawling, classification, and structuring. The following table presents the Company’s operating revenues disaggregated by service lines for the six months ended September 30, 2024 and 2025:

	For the six months ended September 30,
	2024	2025
	SGD	SGD	USD
Sale of perpetual software licenses to individual end users (B2C)	985,840	1,028,849	797,372
Company managed hosting services	-	1,768	1,370
Total operating revenues	985,840	1,030,617	798,742

The following table presents the Company’s operating revenues disaggregated by the timing of revenue recognition for the six months period ended September 30, 2024 and 2025:

	For the six months ended September 30,
	2024	2025
	SGD	SGD	USD
Services and deliverables transferred at a point in time	985,840	1,028,849	797,372
Services and deliverables transferred over time	-	1,768	1,370

Revenue recognized over time relates to the Company-managed Hosting Services performance obligation. Revenue recognized at point in time relates to the sales of perpetual license to end users.

The Company elected to utilize practical expedients to exclude from this disclosure the remaining performance obligations that have an original expected duration of one year or less.

Note 5—Accounts receivable, net

Accounts receivable, net consisted of the following:

	March 31, 2025	September 30, 2025	September 30, 2025
	SGD	SGD	USD
Accounts receivable	1,496,122	1,413,363	1,095,375
Less: Allowance for credit loss	-	-	-
Accounts receivable, net	1,496,122	1,413,363	1,095,375

Note 6—Digital assets

Digital asset holdings were comprised of the following:

	March 31, 2025	September 30, 2025	September 30, 2025
	SGD	SGD	USD
BTC	308,757	2,053,620	1,591,585
GUSD	357	-	-
	309,114	2,053,620	1,591,585

F-35

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table presents additional information about Bitcoin for the six months ended September 30, 2024 and 2025:

	For the six months ended September 30,
	2024		2025
	SGD	Quantity	SGD	USD
Opening Balance as of April 1,	-	2.78	308,757	239,291
Net increase of BTC	-	11.22	1,755,960	1,360,893
Fair value gain	-	-	23,529	18,236
Foreign currency translation adjustment			(34,626)	(26,835)
Closing balance as of September 30,	-	14.00	2,053,620	1,591,585

The following table presents additional information about GUSD for the six months ended September 30, 2024 and 2025:

	For the six months ended September 30,
	2024		2025
	SGD	Quantity	SGD	USD
Opening Balance as of April 1,	-	265.87	357	277
Exchange of GUSD to USD	-	(265.87)	(357)	(277)
Closing balance as of September 30,	-	-	-	-

The following table presents additional information about USDT for the six months ended September 30, 2024 and 2025:

	For the six months ended September 30,
	2024		2025
	SGD	Quantity	SGD	USD
Opening Balance as of April 1,	-	-	-	-
Receipt of USDT from Customer	-	25,000	32,213	24,966
Exchange of USDT to USD	-	(25,000)	(32,213)	(24,966)
Closing balance as of September 30,	-	-	-	-

Note 7—Equipment, net

Equipment, net consist of the following:

	March 31, 2025	September 30, 2025	September 30, 2025
	SGD	SGD	USD
Leasehold improvements	87,396	87,396	67,733
Furniture and fittings	42,448	42,448	32,898
Computer equipment	119,089	119,089	92,296
Office equipment	16,924	16,924	13,116
Subtotal	265,857	265,857	206,043
Less: accumulated depreciation	(181,846)	(195,048)	(151,165)
Equipment, net	84,011	70,809	54,878

Depreciation expense for the six months ended September 30, 2025 and 2024, amounted to SGD 13,202 (USD 10,232) and SGD 8,984, respectively.

No impairment loss had been recognized during the six months ended September 30, 2025 and 2024, respectively.

Note 8—Accrued liabilities

Accrued liabilities consist of the following:

	March 31, 2025	September 30, 2025	September 30, 2025
	SGD	SGD	USD
Accrued expenses	24,852	19,000	14,726
Total accrued liabilities	24,852	19,000	14,726

F-36

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9—Bank loans

The bank loans as of September 30, 2025 are set out below:

Lender	Currency	Maturity Date	Interest rate/year	September 30, 2025
				SGD

CIMB Bank Berhad, Singapore branch (i)	SGD	February 2030	8.50%	183,414
OCBC Bank (i)	SGD	January 2030	7.75%	177,580
Total long-term bank loans (SGD)				360,994
Total long-term bank loans (US$)				279,775

(i)	The loans outstanding were guaranteed by the following individuals:

a.	Guaranteed by Dr. Clemen Chiang Wen Yuan and Ms. Yee Ser Im, two of the directors and shareholders of the Company.

The future maturities of bank loans as of September 30, 2025 were as follows	Carrying	Six months ending September 30,
	amount	2026	2027	2028	2029	2030	Thereafter
	SGD
Secured fixed rate bank loans	360,994	70,844	76,817	83,271	90,317	39,745	-

Balance as of September 30, 2025	360,994	70,844	76,817	83,271	90,317	39,745	-
Balance as of September 30, 2025 (US$)	279,775	54,905	59,534	64,536	69,997	30,803	-

The Company recorded interest expense from continuing operations of SGD 15,468 (USD 11,988) for the six months ended September 30, 2025. The annual effective average interest rates were 7.70% for the six months ended September 30, 2025.

Note 10—Related party balances and transactions

Nature of relationships with related parties:

Related parties	Relationship	March 31, 2025	September 30, 2025	September 30, 2025
		SGD	SGD	USD
Amount due to:
Dr. Clemen Chiang Wen Yuan	Controlling shareholder	303,024	78,405	60,765
Colemen Pte Ltd	Company owned by Ms. Yee Ser Im	-	1,877,000	1,454,700

Non-trade advance from controlling shareholder is unsecured, interest free and repayable on demand. Included in the amount due to controlling shareholder as of September 30, 2025 and March 31, 2025 were totaling SGD 78,405 (USD 60,765) and SGD 303,024, respectively, have been fully repaid as of the date of the date of the unaudited interim condensed consolidated financial statements.

Company has borrowed from a related party, Colemen Pte Ltd, which Ms. Yee Ser Im is the director, at the amount of SGD 1,877,000 (US$ 1,454,700) for company working capital and IPO expenses purposes. This loan is interest free. Company shall repay within 14 days from the notice of demand from the lender.

Related party transactions:

Transaction nature	Name	September 30, 2024	September 30, 2025	September 30, 2025
		SGD	SGD	USD
Expenses paid on behalf by controlling shareholder	Dr. Clemen Chiang Wen Yuan	328,655	118,494	91,834
Loan	Colemen Pte Ltd	-	1,877,000	1,454,700

Other than the above-mentioned transactions, there were no other significant related party transactions during the six months ended September 30, 2024 and 2025.

F-37

A WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11—Taxes

Income tax

British Virgin Islands

WMSI is incorporated in the British Virgin Islands and conducts all of its businesses through its subsidiary in Singapore, Aly Pte Ltd. Under the current laws of the British Virgin Islands, WSMI is not subject to tax on income or capital gains. In addition, upon payments of dividends by Aly Pte. Ltd. to the Company’s shareholders, no British Virgin Islands withholding tax will be imposed.

Singapore

Aly Pte. Ltd. is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first SGD 10,000 (approximately USD 7,750) taxable income and 50% of the next SGD 190,000 (approximately USD 147,253) taxable income exempted from income tax.

Net operating loss will be carried forward indefinitely under Singapore profits tax regulation. As of September 30, 2025 and March 31, 2025, the Company has net operating loss carry forwards available of SGD 346,870 (USD 268,829) and SGD 434,156, respectively, to offset future taxable income.

A reconciliation between the Company’s actual provision for income taxes and the provision at the Singapore statutory rate was as follows:

	For the six months ended September 30,	For the six months ended September 30,
	2024	2025
	SGD	SGD	USD
Income before income taxes	149,269	520,090	403,077
Singapore income tax rate	17.00%	17.00%	17.00%
Income tax expense computed at statutory rate	25,376	88,415	68,523
Reconciling items:
Non-deductible items in Singapore	9,285	16,193	12,550
Non-taxable income	-	(3,939)	(3,053)
Tax effect of unused tax losses not recognized in prior years now recognized	(34,660)	(100,669)	(78,020)
Total income tax expense	-	-	-
Effective tax rate	-%	-%	-%

F-38

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Deferred tax

Significant components of deferred tax were as follows:

	As of March31,	As of September 30,
	2025	2025	2025
	SGD	SGD	USD
Net operating losses carry forward	434,156	333,487	258,457
Valuation allowance	(434,156)	(333,487)	(258,457)
Deferred tax assets, net	-	-	-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences.

Note 12—Equity

Ordinary shares

WMSI was established under the laws of British Virgin Islands (“BVI”) on May 2, 2025. Our authorized share capital is divided into unlimited Class A shares and 5,000,000 Class B ordinary shares of no par value. One ordinary share was issued on May 2, 2025. On July 10, 2025, the 1 ordinary share was repurchased by the Company and cancelled upon repurchase and one (1) Class B Ordinary Share was issued to our controlling shareholder. On July 14, 2025, an additional 799,999 Class B ordinary shares and 194,121 Class A ordinary shares for cash at nominal or par value to our controlling shareholder.

For the sake of undertaking a public offering, an internal reorganization was completed prior to the WMSI’s listing on Nasdaq Capital Market which involved a series of re-organizing transactions resulting in 6,210,868 Class A ordinary shares and 800,000 Class B ordinary shares outstanding that have been retrospectively restated to the beginning of the first period presented. WMSI only has two classes of ordinary shares that are accounted for as permanent equity.

On July 23, 2025, WMSI completed the acquisition of 100% of the issued and paid-up share capital of Aly Pte. Ltd., comprising 4,000,000 ordinary shares and 2,016,747 redeemable convertible preference shares. The acquisition was effected through a share swap with the Company’s controlling shareholders and other shareholders, resulting in WMSI recording total share capital of SGD 3,230,100 following the transaction.

On September 29, 2025, the Company completed a 2-for-1 forward share subdivision, pursuant to which the number of issued and outstanding ordinary shares increased to 12,421,736 Class A ordinary shares and 1,600,000 Class B ordinary shares.

F-39

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 13—Leases

The Company determines if a contract contains a lease at inception. US GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which results in an economic penalty.

The Company has one property lease agreement with a lease term for two years. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Upon adoption of ASU 2016-02, no right-of-use (“ROU”) assets nor lease liability was recorded for the lease with lease term with one year.

The Company recognized operating lease ROU assets and lease liabilities as follows:

	March 31, 2025	September 30, 2025	September 30, 2025
	SGD	SGD	USD
Right-of-use assets	189,554	189,554	146,907
Less: accumulated amortization	(100,694)	(148,659)	(115,213)
Operating lease ROU asset, net	88,860	40,895	31,694

	March 31, 2025	September 30, 2025	September 30, 2025
	SGD	SGD	USD
Operating lease liabilities
Current portion	88,860	40,895	31,694
Non-current portion	-	-	-
Total	88,860	40,895	31,694

F-40

WEALTH MANAGEMENT SYSTEM INC. AND ITS SUBSIDIARY

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following is a schedule of future lease payments under the non-cancellable operating leases as of September 30, 2025:

Six Months ending September 30,	Amount (SGD)	Amount (USD)
2026	41,408	32,092
2027	-	-
2028	-	-
2029	-	-
2030	-	-
Thereafter	-	-
Total future lease payments	41,408	32,092
Amount representing interest	(513)	(398)
Present value of future payments	40,895	31,694
Less: current portion	(40,895)	(31,694)
Long term portion	-	-

The following summarizes other supplemental information about the Company’s operating lease as of September 30, 2025:

Weighted average discount rate	5%
Weighted average remaining lease term (years)	1

Note 14—Segment information

Reportable Segments

The Company operates as a single reportable segment, which is consistent with how the Chief Operation Decision Maker (“CODM”), the Chief Executive Officer, allocates resources and assesses performance. The Company’s operations are centralized and integrated, with financial results reviewed and managed on a consolidated basis. Accordingly, management has determined that the Company has one reportable segment under ASC Topic 280, Segment Reporting.

Measure of Segment Profit or Loss

The CODM reviews financial information on a consolidated basis, using Operating Income as the primary measure of segment performance. Operation income is defined as revenue less cost of goods sold and operating expenses, excluding interest expenses and income taxes.

F-41

Significant Segment Expense Categories Provided to the CODM

The CODM regularly receives and reviews the following expense categories, which are included in the segment’s measure of profit or loss.

	For the Six Months Ended September 30,
	2024	2025	2025
	SGD	SGD	USD

OPERATING REVENUES
Revenue from sale of hosted software platform access	985,840	1,030,617	798,742

COST OF REVENUES	(292,919)	(203,211)	(157,491)

GROSS PROFIT	692,921	827,406	641,251

SELLING AND MARKETING EXPENSES
Advertisement and marketing expenses	(79,801)	(35,643)	(27,624)
Public relationship fee	(5,947)	(15,398)	(11,934)
	(85,747)	(51,041)	(39,558)

GENERAL AND ADMINISTRATIVE EXPENSES
Payroll and welfare expenses	(269,762)	(225,116)	(174,468)
Office related expenses	(107,668)	(119,910)	(92,932)
Operating lease expenses	(49,674)	(48,447)	(37,547)
Professional service expenses	(12,895)	(42,725)	(33,112)
Depreciation and amortization	(14,219)	(13,202)	(10,232)
Travelling expenses	(5,693)	(9,121)	(7,069)
	(459,911)	(458,521)	(355,360)

OTHER SEGMENT ITEMS
Fair value gain on digital assets	-	23,529	18,236
Foreign exchange loss	-	(34,440)	(26,692)
Interest expense	-	(15,468)	(11,988)
Other income / (expense), net	2,006	228,625	177,188
	2,006	202,246	156,744

PROVISION FOR INCOME TAX	-	-	-

NET INCOME	149,269	520,090	403,077

Note 15—Commitments and contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of September 30, 2025 and up through the issuance date of these unaudited interim condensed consolidated financial statements were available to be issued.

Note 16—Subsequent events

Management evaluated subsequent events of the Company from September 30, 2025 through the date the unaudited interim condensed consolidated financial statements were issued, and concluded that no other subsequent events have occurred that would require recognition in the unaudited interim condensed consolidated financial statements or disclosure in the Notes to the unaudited interim condensed consolidated financial statements.

F-42

Wealth Management System Inc.

PRELIMINARY PROSPECTUS

[*]

, 2026

Until and including    , 2026 (25 days after the date of this prospectus), all dealers that buy, sell, or trade the Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the BVI courts to be contrary to public policy (such as providing indemnification against fraud or dishonesty) provided that the indemnified person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

We are permitted under the BVI Act, as well as our Second Amended and Restated Memorandum and Articles, to indemnify any of our directors or officers or anyone serving at our request as a director or officer of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. We may only indemnify a director or officer if he or she acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this Offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The Underwriting Agreement also provides for indemnification of us and our officers, directors, or persons controlling us for certain liabilities.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares*
Dr. Clemen Chiang	May 2, 2025	1 Ordinary Share	US$	1.00
Dr. Clemen Chiang	July 14, 2025	194,121 Class A Ordinary Shares 799,999 Class B Ordinary Shares	US$	99.41
VERMILION GATE PTE. LTD.	July 23, 2025	50,000 Class A Ordinary Shares		50,000 preference shares in Aly Pte. Ltd
ASEAN DEVELOPMENT CORPORATION LIMITED	July 23, 2025	300,837 Class A Ordinary Shares		300,837 preference shares in Aly Pte. Ltd
WANG Fengsheng	July 23, 2025	285,796 Class A Ordinary Shares		285,796 preference shares in Aly Pte. Ltd
THENG Siew Lian Lisa	July 23, 2025	114,318 Class A Ordinary Shares		114,318 preference shares in Aly Pte. Ltd
Bryan YEE Shi Song (Yu Shisong)	July 23, 2025	28,580 Class A Ordinary Shares		28,580 preference shares in Aly Pte. Ltd
Julian Eustace Chesser	July 23, 2025	57,159 Class A Ordinary Shares		57,159 preference shares in Aly Pte. Ltd
TAN Khoon Whatt Ronnie	July 23, 2025	28,580 Class A Ordinary Shares		28,580 preference shares in Aly Pte. Ltd
PACIFIC SPRING GLOBAL LIMITED	July 23, 2025	430,000 Class A Ordinary Shares		430,000 preference shares in Aly Pte. Ltd
TOH Soon Huat	July 23, 2025	50,000 Class A Ordinary Shares		50,000 preference shares in Aly Pte. Ltd
ZUU SINGAPORE PTE. LTD.	July 23, 2025	50,000 Class A Ordinary Shares		50,000 preference shares in Aly Pte. Ltd
LEE Moh Ming	July 23, 2025	50,000 Class A Ordinary Shares		50,000 preference shares in Aly Pte. Ltd
CHANG Fook Moy	July 23, 2025	221,447 Class A Ordinary Shares		221,447 preference shares in Aly Pte. Ltd
CHEN Chew Yen	July 23, 2025	50,000 Class A Ordinary Shares		50,000 preference shares in Aly Pte. Ltd
CHIANG Mee Chuen	July 23, 2025	50,000 Class A Ordinary Shares		50,000 preference shares in Aly Pte. Ltd
KOH Yen Khoon (Xu Yanqun)	July 23, 2025	50,000 Class A Ordinary Shares		50,000 preference shares in Aly Pte. Ltd
LIM Ah Hock	July 23, 2025	100,000 Class A Ordinary Shares		100,000 preference shares in Aly Pte. Ltd
ONG Chu Poh	July 23, 2025	50,000 Class A Ordinary Shares		50,000 preference shares in Aly Pte. Ltd
QUESTVC PTE. LTD.	July 23, 2025	50,000 Class A Ordinary Shares		50,000 preference shares in Aly Pte. Ltd
Dr. Clemen Chiang	July 23, 2025	4,000,000 Class A Ordinary Shares		4,000,000 ordinary shares in Aly Pte. Ltd

* (1) On July 4, 2025, the Company passed written resolutions to increase and re-classify its then existing authorized shares and adopt the Amended and Restated Memorandum and Articles. Prior to the re-classification exercise, the Company was authorized to issue a maximum of 50,000 ordinary shares of a single class of no par value each. Subsequent to the increase in authorised shares and re-classification exercise, the Company is authorized to issue an unlimited number of Class A Ordinary Shares and up to a maximum of 5,000,000 Class B Ordinary Shares with no par value each. The one (1) ordinary share held by the Controlling Shareholder, Dr. Clemen Chiang, was repurchased by the Company and cancelled upon repurchase and one (1) Class B Ordinary Share was issued to him after the registration of the Amended and Restated Memorandum and Articles with the BVI Registrar of Corporate Affairs on July 10, 2025.

II-1

(2) On July 15, 2025, Dr. Clemen Chiang transferred 194,121 Class A Ordinary Shares at nominal value of US$0.0001 per Class A Ordinary Share to Colemen Pte. Ltd. at a consideration of US$19.41.

(3) On July 29, 2025, Dr. Clemen Chiang transferred aggregate of 800,000 Class A Ordinary Shares at nominal value of S$0.0001 per Class A Ordinary Share to his relatives, namely (1) 300,000 Class A Ordinary Shares to CHIANG Yee at a consideration of S$30.00; (2) 90,528 Class A Ordinary Shares to TAN Ying Xiu at a consideration of S$9.0528; (3) 240,000 Class A Ordinary Shares to NG Siok Suatt at a consideration of S$24.00; (4) 100,623 Class A Ordinary Shares to YEE Thing Ooi at a consideration of S$10.0623; and (5) 68,849 Class A Ordinary Shares to Tai Sin Keow at a consideration of S$6.8849.

(4) On September 29, 2025, each issued and unissued class A ordinary share without par value of the Company was subdivided into two Class A Ordinary Shares without par value and each issued and unissued class B ordinary share without par value of the Company was subdivided into two Class B Ordinary Shares.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association
3.2†	Second Amended and Restated Memorandum and Articles of Association
4.1†	Specimen certificate evidencing the Class A Ordinary Shares
5.1**	Opinion of Conyers Dill & Pearman Pte. Ltd. regarding the validity of the Ordinary Shares being registered and certain BVI tax matters
8.1†	Opinion of Bird & Bird AMTD LLP regarding certain legal matters and tax matters of the subsidiary in Singapore
10.1†	Form of Employment Agreement by and between executive officers and the Registrant
10.2†	Form of Independent Directors Agreement by and between the independent directors and the Registrant
10.3†	Form of Indemnification Agreement with the Registrant’s directors and officers
10.4†	Loan agreement between Aly Pte. Ltd. and Colemen Pte. Ltd. dated April 23, 2025
10.5†	Purchase agreement between Aly Pte. Ltd. and Asia Television Digital Media (Malaysia) Sdn Bhd dated March 15, 2025
10.6†	Supplementary agreement between Aly Pte. Ltd. and Asia Television Digital Media (Malaysia) Sdn Bhd dated March 31, 2025
21.1†	List of subsidiaries of the Registrant
23.1**	Consent of Assentsure PAC, an independent registered public accounting firm
23.2**	Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibit 5.1)
23.3†	Consent of Bird & Bird AMTD LLP (included in Exhibit 8.1)
24.1†	Power of Attorney (included in signature pages of Registration Statement)
99.1†	Consent of Long Jia Kwang, Independent Director Nominee
99.2†	Consent of Khoo Junhao Jeremy, Independent Director Nominee
99.3†	Consent of Thang Teck Jong, Independent Director Nominee
99.4**	Consent of Ashley Kreamer, Independent Director Nominee
99.5†	Code of Ethics and Business Conduct
99.6†	Audit Committee Charter
99.7†	Nominating and Corporate Governance Committee Charter
99.8†	Compensation Committee Charter
107**	Calculation of Filing Fee Table

** Filed herewith.

† Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on February 27, 2026.

Wealth Management System Inc.

By:	/s/ Clemen Chiang Wen Yuan
Name:	Dr. Clemen Chiang Wen Yuan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clemen Chiang Wen Yuan	Chief Executive Officer and Director	February 27, 2026
Name: Dr. Clemen Chiang Wen Yuan	(Principal Executive Officer)

/s/ Chen Chih-Wei	Chief Financial Officer	February 27, 2026
Name: Mr. Chen Chih-Wei	(Principal Financial Officer and Principal Accounting Officer)

/s/ Yee Ser Im	Director and Chief Operating Officer	February 27, 2026
Name: Ms. Yee Ser Im

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York on February 27, 2026.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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